                                                This filing is made pursuant to
                                                Rule 424(b)(3) under the
                                                Securities Act of 1933 in
                                                connection with Registration
                                                Statement No. 333-95451





Prospectus




                                8,509,708 Shares

                                   eSAT, INC.
                                  Common Stock



        Selling stockholders are offering up to 8,509,708 shares of common stock. We will not receive any proceeds from the sale of this common stock. No shares are being sold by the company at this time.


        The selling stockholders may sell these shares from time to time in the over-the-counter market or otherwise.


        Our common stock is traded on the OTC Electronic Bulletin Board under the symbol "ASAT," and on the Deutsche Borse AG Xetra(TM) (Frankfurt, Germany) under the symbol "ES8." On June 30, 2000, the last reported bid price of the common stock on the OTC Electronic Bulletin Board was $2.03125 per share.


        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                                  July 6, 2000

        You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

                                TABLE OF CONTENTS

                                                                                           Page
Prospectus summary.........................................................................  3
Risk factors...............................................................................  6
Forward-looking statements................................................................. 14
Use of proceeds............................................................................ 14
Price range of common stock................................................................ 14
Dividend policy............................................................................ 15
Capitalization............................................................................. 15
Selected consolidated financial data....................................................... 16
Management's discussion and analysis of financial condition and results of operations...... 18
Business................................................................................... 21
Management................................................................................. 31
Certain transactions....................................................................... 37
Principal stockholders..................................................................... 39
Selling stockholders....................................................................... 42
Description of securities.................................................................. 44
Shares eligible for future sale............................................................ 50
Plan of distribution....................................................................... 51
Legal matters.............................................................................. 52
Experts ................................................................................... 52
Additional information..................................................................... 52


        Until August 15, 2000 (40 days after the date of this prospectus), all dealers effecting transactions in the common stock may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters.

                               PROSPECTUS SUMMARY


        You should read the following summary together with the more detailed information regarding our company, the risks of investing in our common stock, and our financial statements and notes to those statements appearing elsewhere in this prospectus.

OUR BUSINESS

        We were incorporated in the State of Nevada on June 23, 1995 under the name U.S. Connect 1995, Inc. On October 8, 1998, we became the surviving corporation in a merger with Technology Guardian, Inc., a California corporation. As a part of that merger, we changed our name to Technology Guardian, Inc. We changed our name to eSAT, Inc. on January 26, 1999. In April 2000, we acquired the businesses of PacificNet Technologies, Inc. and InterWireless, Inc.

        Our principal executive offices are located at 10 Universal City Plaza, Suite 1130, Universal City, California 91608. Our telephone number is 818-464-2600 and our fax number is 818-464-2799. Our Web site address is www.esatinc.com. Information accessed on or through our Web site does NOT constitute a part of this prospectus.

        Our principal line of business consists of providing products and services for long haul, or satellite, Internet access and data delivery. With the recent acquisition of PacificNet and InterWireless, we are able to provide last mile, or wireless and traditional cable, Internet service to our customers. When combined with satellite delivery, wireless or traditional cable delivery permits us to broadcast to a distant satellite reception dish and then re-broadcast from that dish to customers without satellite reception capability. Our customers are local, national and international businesses, educational institutions and governmental agencies. In the future, we may expand our services to the consumer market.

        Our long haul, or satellite, Internet access product line is based on our Nexstream(TM) gateway and our ChannelCasting(TM) services, which provide existing single workplace computer networks (commonly known as local area networks or LANs) with Internet access via a satellite based network. A "gateway" is a specially designated computer which contains software that allows LAN users to share an Internet access connection.

        We commenced sales of the Nexstream product line in December 1999. This product uses our satellite network for customer communications to and from Internet web sites. The ChannelCasting(TM) service takes data from a single source and distributes it to a prescribed user list. It is currently being marketed although no sales have been completed. This service is designed to provide the simultaneous broadcast of video and data files to multiple destinations through use of our existing technology, as well as technology which is under development. We plan to be a geographically diverse provider of Internet services by establishing joint venture relationships in several countries throughout the world.

        Our last mile (wireless and conventional cable) Internet access products and software solutions are delivered through our recently acquired subsidiaries, PacificNet and InterWireless. PacificNet provides software support and managed Internet access to individuals and businesses. InterWireless is a wireless Internet service provider that provides both traditional and broadband wireless Internet access services. We currently are able to provide wireless Internet services only in Southern California, but plan to market the capability on a national and international basis. Through these two subsidiaries, we will focus on using technology to provide cost-effective, uniform Internet delivery without geographic limitations.

        In addition to our businesses described above, we are in the process of developing another line of business through our subsidiary, Global Media Technologies, Inc. which is focusing on the development of satellite-based products which take advantage of our high-speed, high-quality video and data delivery capabilities.

THE OFFERING

Shares offered..............................      8,509,708 shares of common stock

Proceeds to us..............................      None.  All sales will be for the benefit of
                                                  the selling stockholders
Common stock to be outstanding after the
offering....................................      28,869,430 shares

OTC Electronic Bulletin Board symbol........      ASAT

Deutsche Borse AG Xetra(TM) (Frankfurt,           ES8
Germany)


        In addition to 28,869,430 shares of common stock outstanding after the offering, we may issue 5,603,773 shares of common stock on exercise of other outstanding warrants, and 7,475,211 shares of common stock on exercise of outstanding options.

                       SUMMARY CONSOLIDATED FINANCIAL DATA


CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                                                                            Unaudited
                                                         Year Ended                     three months ended
                                                        December 31,                         March 31,
                                          --------------------------------------  -----------------------------
                                             1999          1998         1997          2000           1999
                                                         RESTATED
                                          ------------  -----------  ------------ -------------- --------------
                                                   (in thousands except per share data)
Net revenue...........................     $   423       $    341     $1,201         $   563       $    86
Gross profit..........................      (1,009)          (345)       856              16          (201)
Loss from operations..................      (8,926)        (2,958)      (434)         (2,738)       (1,543)
Net income (loss).....................      73,199        (93,481)      (454)            613        11,644
Basic earnings (loss) per share ......        4.02          (5.81)     (0.04)           0.03          0.63
Diluted earnings (loss) per share.....        3.08          (5.81)     (0.04)           0.03          0.45






CONSOLIDATED BALANCE SHEET DATA



                                                                   Unaudited
                                                    December 31,    March 31,
                                                       1999          2000(1)
                                                   -------------  -------------
                                                          (in thousands)
Cash and cash equivalents...................         $3,459          $1,054
 Working capital............................          2,572             676
 Total assets...............................          5,156           3,737
Total stockholders' equity .................          3,613           1,965



(1) These amounts do not include the following events, which occurred in April 2000: receipt of net proceeds of $6,985,000 from the sale of 75,000 shares of Series D 6% Convertible Preferred Stock at $100 per share; the acquisitions of PacificNet Technologies, Inc. and InterWireless, Inc. for an aggregate of $4,000,000 in cash plus 2,750,000 shares of common stock; and the conversion of the Series A 12% Convertible Preferred Stock to common stock.

                                  RISK FACTORS


WE HAVE REPORTED LOSSES FROM OPERATIONS FOR OUR LAST THREE YEARS AND FOR THE THREE MONTHS ENDED MARCH 31, 2000, AND, IF WE DO NOT BECOME PROFITABLE, OUR BUSINESS WILL BE ADVERSELY AFFECTED AND THE VALUE OF YOUR INVESTMENT WILL DECLINE.

For the three months ended March 31, 2000, we incurred a loss from operations of $2,737,880, including all research and development costs. For the fiscal year ended December 31, 1999, we incurred a loss from operations of $8,925,896 as compared to a loss from operations of $2,957,991 for the fiscal year ended December 31, 1998. The losses were primarily due to: (i) employee compensation, which increased because of additional sales and operations staff hired in 1998 in anticipation of future growth of our operations; (ii) expenses related to marketing; and (iii) lack of product sales. In addition, we incurred significant research and development costs associated with new products. There can be no assurance that we will be able to generate sufficient revenues to operate profitably in the future or to pay our debts as they become due. The company is dependent upon successful completion of future capital infusions to continue operations.

Our net income in 1999 and for the three months ended March 31, 2000 is primarily a result of our method of accounting for stock-based compensation. We account for stock-based employee compensation arrangements in accordance with the provisions of APB 25, Accounting for Stock Issued to Employees, and comply with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized on fixed plans over the vesting period based on the difference, if any, on the date of grant between the fair value of the company's stock and the amount an employee must pay to acquire the stock. For variable plans (those permitting cashless exercise of options), APB 25 requires recognition of compensation cost over the vesting period based on the difference, if any, on the period-end date between the fair value of the company's stock and the amount an employee must pay to acquire the stock. Forfeitures of variable plan options result in a reversal of previously recognized compensation cost.

Due to the large number of variable plan options we granted in 1998 and the significant difference between the exercise price of those options and the fair value of our stock at December 31, 1998, we recognized a substantial amount of non-cash compensation cost in 1998. Subsequently, a large number of forfeitures and the re-pricing to market of those options in 1999 caused a considerable reversal of the previously recognized non-cash compensation cost. The resulting net income for the year ended December 31, 1999 and the three months ended March 31, 2000 should not be construed as profitable operations during that period.


WE DEPEND ON SATELLITE TRANSMISSION. SATELLITE FAILURE COULD HAVE A SUBSTANTIAL NEGATIVE EFFECT ON OUR BUSINESS OPERATIONS.

        We currently use a single satellite to provide satellite Internet services. There is risk associated with this dependence. There are two types of possible failures to the satellite: a failure of the individual transponder that is used and a failure of the entire satellite. If there is a failure of a transponder, the satellite operator is contractually obligated to move us to another transponder. This would create a minimum interruption to customers, likely less than 24 hours. If the satellite itself completely fails, we will have to move our services to another satellite. Our transmissions conform to industry standards so there are several possible alternative satellites. Our current satellite provider engages in quarterly reviews of available like-satellite space and is ready to contract for that space if needed. If the entire satellite were to fail, a one to five day outage of services might occur depending on the availability of other satellites. Additionally, a repointing of the receiving dishes on the ground would likely be required. The repointing of the receiving dishes on the ground would cost us approximately $300 per customer. In the event of any service disruption due to satellite failure, our customers would be credited for the dollar value of the amount of time they are without the satellite Internet service. Based on a standard contract paying $495 per month for the use of our GSI(TM) equipment and related satellite Internet service, this would be equal to $16.50 per day per customer. Nexstream(TM) based business continuity customers might not be impacted but could cost $27.00 per day. Other Nexstream(TM) customers would represent a potential loss of between $27.00 and $155.00 per day depending on the level of service subscribed. We intend to install a second U.S. Network Operating Center ("NOC") in the first half of fiscal 2000. This second NOC will be located in Los Angeles, California, and will utilize a different satellite than the existing NOC. This second NOC and satellite will provide certain redundancies in the event of a failure. In the event of a satellite failure, we could also be subject to loss-of-business claims, due to the reliance by business customers on the satellite Internet services we provide. A sustained disruption in satellite service could materially impact our ability to continue operations.

WE MIGHT NOT BE SUCCESSFUL IN IMPLEMENTING OUR DOMESTIC AND WORLDWIDE PROPOSED EXPANSION WHICH WILL RESULT IN OUR BEING A SMALLER AND LESS COMPETITIVE COMPANY.

        Over the next two years, we intend to expand our operations domestically and internationally, and will seek to expand the range of our services and penetrate new geographic markets.

        However, we have no experience in effectuating rapid expansion or in managing operations which are geographically dispersed. There can be no assurance that our current management, personnel and other corporate infrastructure will be adequate to manage our growth. Expansion internationally will require joint venture partners outside the United States which will provide capital and personnel to fund the operations internationally. As a company, we have very limited experience in international joint venture transactions. We have no joint venture partners at this time. There can be no assurance that we will be able to successfully joint venture with entities in other parts of the world, or that joint venture partners will be able to raise the capital and employ the personnel required to successfully implement worldwide operations. Accordingly, there is significant risk that we will not be able to meet our goal of substantial domestic and international expansion within the next two years. Failure to complete our intended expansion will result in our being a smaller and less competitive company

WE HAVE A LIMITED OPERATING HISTORY.

        We were incorporated in 1995, but did not commence operations until 1997. Since then, our business has been substantially refocused. Thus, we have a limited operating history upon which an evaluation of us can be based. Our prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet and interactive media products and services. In addition, we will be subject to all of the risks, uncertainties, expenses, delays, problems and difficulties typically encountered in the growth of an emerging business and the development and market acceptance of new products and services. There can be no assurance that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in market acceptance of our products and services or that our efforts will result in such market acceptance.

TIMING OF ORDERS FOR AND CONTINUED DEVELOPMENT OF OUR SERVICES AND PRODUCTS WILL CAUSE OUR QUARTERLY RESULTS TO FLUCTUATE AND CONSEQUENTLY YOU SHOULD NOT RELY ON THE RESULTS OF ANY PERIOD AS AN INDICATION OF FUTURE PERFORMANCE.

        We have experienced material period-to-period fluctuations in revenue and operating results. We anticipate that these periodic fluctuations in revenue and operating results will occur in the future. We attribute these fluctuations to a variety of business conditions that include:

        - the volume and timing of orders we receive from quarter to quarter;

        - the introduction and acceptance of our new services and products and product enhancements by us;

        -      purchasing patterns of our customers and distributors; and

        - market acceptance of services and products sold by our distributors.

        As a result, we believe that quarterly revenue and operating results are likely to vary significantly in the future and that quarter-to-quarter comparisons of our operating results may not be meaningful. You should therefore not rely on the results of one quarter as an indication of future performance.

OUR INTELLECTUAL PROPERTY MAY BE CHALLENGED.

        As is the case with many technology companies, the rapid pace of change in technology could cause our intellectual property to be challenged. These challenges could come from stronger companies who believe that the use of our technology interferes with their use or that they own all of the technology and related rights. If any of these challenges were successful, our ability to sell products based on our technology or intellectual property could be severely impaired.

WE MUST DO BUSINESS IN A DEVELOPING MARKET AND FACE NEW ENTRANTS. FAILURE TO MEET THE CHALLENGES OF NEW PRODUCTS AND COMPETITORS WILL REDUCE OUR MARKET SHARE AND THE VALUE OF YOUR INVESTMENT.

        The market for Internet products and computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. The diverse segments of the Internet market may not provide opportunities for more than one dominant supplier of products and services similar to ours. If a single supplier other than us dominates one or more market segments, our revenue is likely to decline and we will become a less valuable company.

BECAUSE WE LACK THE NAME RECOGNITION, CUSTOMER BASE AND RESOURCES OF OTHER COMPANIES PROVIDING INTERNET ACCESS AND OTHER INTERNET RELATED PRODUCTS AND SERVICES, WE MAY BE UNABLE TO COMPETE SUCCESSFULLY WHICH WOULD REDUCE OUR REVENUE AND THE VALUE OF YOUR INVESTMENT.

        The markets for our products are intensely competitive and are likely to become even more competitive. Increased competition could result in:

        -      pricing pressures, resulting in reduced margins;

        -      decreased volume, resulting in reduced revenue; or

        - the failure of our products to achieve or maintain market acceptance.

        Any of these occurrences could have a material adverse effect on our business, financial condition and operating results. Each of our products faces intense competition from multiple competing vendors. Our principal competitors include Loral, Inc., Hughes Network Systems and Spacenet. Many of our current and potential competitors have:

        -      longer operating histories,

        -      greater name recognition,

        -      access to larger customer bases, or

        -      substantially greater resources than we have.

        As a result, our principal competitors may respond more quickly than we can to new or changing opportunities and technologies. For all of the reasons stated above, we may be unable to compete successfully against our current and future competitors.

WE MAY HAVE INSUFFICIENT CAPITAL FOR FUTURE OPERATIONS WHICH WOULD DIMINISH THE VALUE OF YOUR INVESTMENT.

        Based on current proposed plans and assumptions relating to our operations, we anticipate that current cash reserves, together with projected cash flow from operations and the sale of additional securities, will be sufficient to satisfy our contemplated cash requirements through fiscal 2000. Thereafter, we will require substantial additional financial resources to fund our operations. The expansion into new product areas will also require substantial funding. The failure to acquire additional funding when required will have a material adverse effect on our business prospects. Without the proper financing of customer contracts by a finance company or additional equity, we are likely to have difficulty in sustaining on-going operations.

OUR FINANCIAL STATEMENTS CONTAIN A "GOING CONCERN" QUALIFICATION.

        The audit reports accompanying our financial statements for the years ended December 31, 1998 and 1999 contain a qualification that certain conditions indicate that we may not be able to continue as a going concern. The financial statements do not contain any adjustments that might be necessary in such a case. Note 2 to the financial statements indicates that substantial operating losses account for this uncertainty. Many investment bankers and investors view companies with a "going concern" qualification as less desirable for investment. Accordingly, we may have a more difficult time raising equity capital or borrowing capital at all on favorable terms. Our suppliers might be less willing to extend credit. Our potential customers might be less willing to purchase our products and services if they believe that we will not be viable enough to provide service, support, back-up, and follow-on products when needed. Furthermore, we might be disadvantaged in recruiting employees who might be concerned about the stability of employment with us. Therefore, the "going concern" qualification can have severe adverse consequences on us.

WE ARE DEPENDENT ON SUCCESSFUL NEW PRODUCTS AND PRODUCT ENHANCEMENT INTRODUCTIONS AND MAY SUFFER PRODUCT DELAYS.

        Our success in the Internet access business depends on, among other things, the timely introduction of successful new products or enhancements of existing products to replace declining revenues from older, less efficient products. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenues from new products or enhancements do not replace declining revenues from existing products, our business, operating results and financial condition could be materially adversely affected. The process of developing Internet access products such as ours is extremely complex and is expected to become more complex. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and on our business, operating results and financial condition.

WE HAVE NO ASSURANCE OF MARKET ACCEPTANCE OF OUR PRODUCTS AND SERVICES. IF WE ARE UNABLE TO RAISE MARKET AWARENESS OF OUR PRODUCTS AND SERVICES, WE MAY EXPERIENCE DECLINING OPERATING RESULTS WHICH WOULD DIMINISH THE VALUE OF YOUR INVESTMENT.

        We are at an early stage of development and our earnings growth depends primarily upon market acceptance of our products and services. There can be no assurance that our product development efforts will progress further with respect to any potential new products or that they will be successfully completed. In addition, there can be no assurance that our potential new products will be capable of being produced in commercial quantities at reasonable costs or that they will achieve customer acceptance.

        There can be no assurance that our products and services will be successfully marketed. In addition to our own direct sales force, we are dependent on value-added resellers and distributors to market our products. There is no assurance that any distributor or other reseller will be successful in marketing our products.

        Our success is dependent in part on our ability to sell our products and services to governmental agencies, including public school districts, and large business organizations. Selling to governmental agencies and larger companies generally requires a long sales process, with multiple layers of review and approval.

        In sales to governmental agencies, nonbusiness factors often enter into the purchase decision. Such factors include the residence and origin of the supplier of the products, the nature of the supplier and the distributor, the ethnic and gender characteristics of personnel and owners of the company selling or distributing the products, political and other contacts, and other peculiar factors. Accordingly, the success of selling to these potential customers is uncertain.

        We do not have sufficient experience in marketing our products to determine the optimum distribution methods. It is unclear whether marketing through distributors or value-added resellers or mass retailers will result in acceptable sales levels. Accordingly, as we learn more, we may have to revise our sales, distribution, and marketing strategies and implementation.

WE MIGHT BECOME SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH COULD HARM OUR PROSPECTS.

        Except for a license from the Federal Communications Commission, we are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally. There are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. Such laws or regulations could limit the growth of the Internet, which could in turn decrease the demand for our proposed products and services or increase our cost of doing business. Any new legislation or regulation or the application of existing laws and regulations to the Internet in unexpected ways could have an adverse effect on our business and prospects.

WE MIGHT FACE LIABILITY FOR INFORMATION OBTAINED OR DISTRIBUTED THROUGH THE PRODUCTS AND SERVICES WE PROVIDE.

        Because materials may be downloaded by the Internet services which we operate or facilitate and may be subsequently distributed to others, there is a possibility that claims will be made against us for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials. Such claims have sometimes been successful against Internet service providers. Our general liability insurance might not cover potential claims of this type or might not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability or legal defense expenses that are not covered by insurance or that are in excess of insurance coverage could have a material adverse effect on our business, operating results and financial condition.

LOSS OF KEY MEMBERS OF OUR SENIOR MANAGEMENT COULD ADVERSELY AFFECT OUR BUSINESS AND PROSPECTS.

        Our success will be dependent largely upon the personal efforts of our Chief Executive Officer, Michael C. Palmer, and our Chief Operating Officer, Chester L. Noblett, as well as other senior managers. The loss of their services could have a material adverse effect on our business and prospects. We have no life insurance on any of our officers. Mr. Palmer's and Mr. Noblett's services are governed by agreements. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and there can be no assurance that we will be able to hire or retain qualified personnel. Any inability to attract and retain qualified management and other personnel could have a material adverse effect on us.

IF OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE GREATER DIFFICULTY SELLING YOUR SHARES.

        The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stock characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has

        - net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;

        - net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

        - average annual revenue of at least $6,000,000 for the last three years.

        Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

        If our financial condition does not meet the above tests, then trading in the common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act. Under those rules, broker-dealers who recommend such securities to persons other than their established customers and institutional accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would likely limit the ability of broker-dealers to trade in our common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be severely affected.

YOU COULD SUFFER DILUTION OF YOUR INVESTMENT IF CERTAIN WARRANTS ARE EXERCISED, PREFERRED STOCK IS CONVERTED INTO COMMON STOCK, OR STOCK OPTIONS ARE EXERCISED.


        As of June 30, 2000, we have a total of 21,882,021 shares of common stock outstanding, exclusive of shares reflected in this prospectus as being held for sale by the selling stockholders. We have issued warrants to purchase 7,541,182 shares of common stock (including shares of common stock underlying warrants registered in this prospectus) at a weighted average price of $4.96 per share, as well as options to purchase 7,475,211 shares of common stock at a weighted average price of $3.64 per share. We have issued $5,000,000 of Series C Convertible Preferred Stock that, based on a minimum conversion price of $2.50 per share, will convert into 2,000,000 shares of our common stock. We have issued $7,500,000 of Series D Convertible Preferred Stock that, based on a minimum conversion price of $2.50 per share, will convert into 3,000,000 shares of our common stock. Issuance of any of these shares will dilute your interest in our company.

        In November 1998, we entered into a subscription agreement with a private investor wherein he was to purchase 2,092,000 shares of common stock for $1.30 per share which we determined was a reasonable price at that time. He was not able to raise the funds to purchase the stock and we canceled the subscription agreement. He has now sued to compel us to issue those shares to him, alleging that we breached the agreement. If his lawsuit is successful, we will be required to issue up to an additional 2,092,000 shares of common stock at a price substantially below the current market price, which would dilute the interest of our other common stockholders.

ISSUANCE OF OUR AUTHORIZED PREFERRED STOCK COULD DISCOURAGE A CHANGE IN CONTROL, COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK AND COULD RESULT IN THE HOLDERS OF PREFERRED STOCK BEING GRANTED VOTING RIGHTS THAT ARE SUPERIOR TO THOSE OF THE HOLDERS OF COMMON STOCK.


        We have issued 125,000 shares of preferred stock. All have voting rights on all matters decided by shareholders. Each outstanding preferred share has the right to cast 40 votes (the number of votes that the share would convert into), or a total of 5,000,000 votes as of this date, on all matters on which stockholders may vote. We are authorized to issue an additional 9,875,000 shares of preferred stock without obtaining the consent or approval of our stockholders. The issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control. We may also grant superior voting rights to the holders of preferred stock. Any issuance of preferred stock could materially and adversely affect the market price of the common stock and the voting rights of the holders of common stock. The issuance of preferred stock may also result in the loss of the voting control of holders of common stock to the holders of preferred stock.


WE WILL PAY NO DIVIDENDS TO YOU.

        We have not paid, and do not expect to pay, any dividends on common stock in the foreseeable future.

MANY SHARES WILL BECOME ELIGIBLE FOR FUTURE SALE, WHICH MIGHT ADVERSELY AFFECT THE MARKET PRICE FOR THE SHARES.


        As of June 30, 2000, there are 8,170,007 shares of our common stock outstanding which cannot be sold on the public market. Of these shares, 3,252,184 shares are held by directors, officers, or stockholders who have beneficial ownership of 10% or more of the outstanding shares, including shares subject to options held by them. 4,917,823 shares are held by other stockholders. These shares will become eligible for trading at various dates in 2000 and 2001. In addition, shares of common stock which may be acquired pursuant to outstanding convertible preferred stock or warrants will be eligible for trading at various dates after they are acquired. We are unable to predict the effect that sales of such shares may have on the then prevailing market price of the common stock. Nonetheless, the possibility exists that the sale of these shares may have a depressive effect on the price of our common stock.

                           FORWARD-LOOKING STATEMENTS


YOU SHOULD NOT RELY ON OUR FORWARD-LOOKING STATEMENTS.

        This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing forward-looking statements may be found in the material set forth under "Prospectus summary," "Management's discussion and analysis of financial condition and results of operations," and "Business," as well as within this prospectus generally. In addition, when used in this prospectus, the words "believes," "intends," "plans," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. Actual results could differ materially from those described in the forward-looking statements as a result of the risk factors set forth and the information provided in this prospectus generally. We do not intend to update any forward-looking statements.


                                 USE OF PROCEEDS


        All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. We received money from the sale of shares of convertible preferred stock that were converted, or are convertible, into the shares of common stock offered in this prospectus. We also received, or will receive, money from the exercise of warrants to purchase common stock which is offered by this prospectus. This money was, or will be, used for working capital and general corporate purposes. We will not receive any additional proceeds from the sale of shares by the selling stockholders. For information about the selling stockholders, see "Selling stockholders."


                           PRICE RANGE OF COMMON STOCK


        Our common stock is traded on the OTC Electronic Bulletin Board under the trading symbol "ASAT." The following table sets forth the high and low bid prices for our common stock since the beginning of the fiscal year 1997. The quotations reflect inter-dealer prices, with no retail mark-up, mark-down or commissions, and may not represent actual transactions. The information presented has been derived from National Quotation Bureau, Inc.

       1997 Fiscal year                         High Bid             Low Bid
       ----------------                         --------             -------
       First quarter                               25.00                6.25

       Second quarter                              12.50                1.56
       Third quarter                               12.50                1.56
       Fourth quarter                              12.50                1.00

       1998 Fiscal year
       ----------------
       First quarter                                1.00                 .05
       Second quarter                                .05                 .05
       Third quarter                                5.50                .625
       Fourth quarter                              16.00                5.00

       1999 Fiscal year
       ----------------
       First quarter                             22.6875               10.50
       Second quarter                              14.25               7.876
       Third quarter                              9.3750               4.375
       Fourth quarter                             6.0625              1.1875

       2000 Fiscal year
       ----------------
       First Quarter                               7.375              3.0625
       Second Quarter                             4.3125              1.5625



        On June 30, 2000, the last reported trade for our common stock was $2.03125.

        As of June 30, 2000, there were 697 holders of record of our common stock.



                                 DIVIDEND POLICY


        We plan to retain all of our earnings, if any, to finance the expansion of our business and for general corporate purposes. We have not declared or paid any cash dividends on our common stock. We do not anticipate paying cash dividends in the foreseeable future except possibly on preferred stock. The terms of our outstanding preferred stock prohibit the payment of dividends on our common stock unless all dividends accrued on the preferred stock have been paid.


                                 CAPITALIZATION


        The following table sets forth our capitalization as of December 31, 1999 and our unaudited capitalization as of March 31, 2000:

        You should read this table together with "Management's discussion and analysis of financial condition and result of operations," consolidated financial statements and notes to consolidated financial statements appearing elsewhere in this prospectus.




                                                     December 31,       March 31,
                                                        1999             2000(1)
                                                     -----------       -----------
Stockholders' equity:
  Preferred stock - Series C- cumulative,
    fully participating convertible, $0.01
    par value Authorized-50,000 shares
    Issued and outstanding - 50,000 shares
    (Aggregate liquidation preference
    $4,999,500 in 1999)                              $       500       $       500
  Preferred stock - Series A, cumulative,
    fully participating, convertible, $0.01
    par value Authorized - 2,000,000 shares
    Issued and outstanding - 1,000,000 shares
    (Aggregate liquidation preference $1,990,000
    in 1999)                                              10,000            10,000
  Common Stock - $0.001 par value Authorized -
   50,000,000 shares Issued and outstanding -
   18,345,214 shares at December 31, 1999                 18,345            18,742
  Additional paid-in capital                          25,764,947        22,088,700
  Retained deficit                                   (20,899,587)      (20,298,024)
                                                     -----------       -----------
                                                       4,894,205         1,819,648

  Less: Subscriptions receivable                      (1,558,510)         (558,510)
  Minority interest in equity
    of subsidiary                                        277,500           703,859
                                                      ----------        ----------
          Total stockholder's equity                  $3,613,195        $1,964,997
                                                      ==========        ==========

(1) These amounts do not include the following events, which occurred in April 2000: receipt of net proceeds of $6,985,000 from the sale of 75,000 shares of Series D 6% Convertible Preferred Stock at $100 per share; the acquisitions of PacificNet Technologies, Inc. and InterWireless, Inc. for an aggregate of $4,000,000 in cash plus 2,750,000 shares of common stock; and the conversion of the Series A 12% Convertible Preferred Stock to common stock.

        The information provided above excludes:

        - 7,541,182 shares of common stock issuable upon exercise of warrants,

        - 7,475,211 shares of common stock issuable upon exercise of outstanding options, and

        - 5,000,000 shares issuable on conversion of outstanding preferred stock.


                      SELECTED CONSOLIDATED FINANCIAL DATA


        The following selected consolidated financial data is qualified by reference to and should be read in conjunction with the consolidated financial statements and notes to consolidated financial statements and the "Management's discussion and analysis of financial condition and results of operations" and other financial information included elsewhere in this prospectus. The consolidated statements of operations data for the years ended December 31, 1997, 1998 and 1999 and the consolidated balance sheet data at December 31, 1998 and 1999 are derived from and qualified by reference to the audited consolidated financial statements included elsewhere in this prospectus.

        The consolidated statements of operations data for the three months ended March 31, 1999 and the consolidated balance sheet data at March 31, 2000 have been derived from our unaudited consolidated financial statements but have been prepared on the same basis as our audited consolidated financial statements which are included in this prospectus. In our opinion, these unaudited consolidated financial statements include all adjustments, consisting of normally recurring adjustments, considered necessary for a fair presentation of our consolidated financial position and results of operations for that period.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

                                                                                            Unaudited
                                                       Year Ended                       three months ended
                                                      December 31,                          March 31,
                                          --------------------------------------  ----------------------------
                                                           1998
                                             1999         RESTATED      1997          2000            1999
                                          ------------  -----------  -----------  ------------    ------------

                                                   (in thousands except per share data)

Net revenue.............................   $   423      $   341        $1,201       $   563       $     86
Gross profit............................    (1,009)        (345)          856            16           (201)
Loss from operations....................    (8,926)      (2,958)         (434)       (2,738)        (1,543)
Net income (loss).......................    73,199      (93,481)         (454)          613         11,644
Basic earnings (loss) per share.........      4.02        (5.81)        (0.04)         0.03           0.63
Diluted earnings (loss) per share.......      3.08        (5.81)        (0.04)         0.03           0.45

CONSOLIDATED BALANCE SHEET DATA:

                                                     December 31,
                                              ----------------------------    Unaudited
                                                                1998           March 31,
                                                 1999          RESTATED          2000
                                              -----------   --------------   -----------
                                                            (in thousands)
Cash and cash equivalents....................   $3,459          $2,568          $1,054
 Working capital.............................    2,572           2,367             676
 Total assets................................    5,156           3,261           3,737
Redeemable preferred stock
 Preferred Stock - Series C (aggregate
 liquidation preference $4,999,500 in 1999)..      0.5              --             0.5
Total stockholders' equity...................    3,613           2,722           1,965

        See note 1(m) of notes to consolidated financial statements for a discussion regarding the computation and presentation of basic and diluted net loss per share.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS REPORT, AS WELL AS "RISK FACTORS."

RESULTS OF OPERATIONS

MARCH 31, 2000 AS COMPARED TO MARCH 31, 1999

        Revenues totaled $563,310 and $86,352 for the three months ended March 31, 2000 and 1999, respectively. The 2000 revenue reflects primarily media billings and "click-through" revenue generated by our i-Xposure subsidiary, and to a lesser extent, sales of our disaster recovery products and services. The prior year balance reflects sales of our first-generation satellite products and services.

        For the three months ended March 31, 2000 and 1999, cost of sales was $547,452 and $287,436, respectively. The 2000 cost of sales reflects satellite access fees and various distribution and provider service fees. The 1999 balance is comprised primarily of satellite access fees and hardware costs.

        General and administrative expenses totaled $2,753,738 for the period ended March 31, 2000 as compared to $1,342,204 for the prior year period. The increase in expenses is due to higher levels of staffing and compensation, increases in professional fees paid to outside attorneys and accountants, increased research and development expenditures and the recognition of SFAS 123 expense relating to the issuance of common stock warrants.

        Other income, which represents primarily a compensation adjustment recognized under APB 25, totaled $3,351,110 and $13,188,277 for the three months ended March 31, 2000 and 1999, respectively.

1999 AS COMPARED TO 1998

        During fiscal years 1998 and 1999, we experienced difficulties selling our products and collecting our accounts receivable. Our first product offering, the unidirectional GSI(TM) product line, experienced technical difficulties due to its reliance on outbound telephone lines and other Internet service providers for its upstream connection to the Internet. During fiscal 1999, we worked on a solution to this technical problem with the GSI(TM) product line, as well as the development and market launch of service with our bi-directional Nexstream(TM) product that utilizes a satellite connection for both upstream and downstream connections to the Internet.

        Revenues totaled $423,640 and $341,047 for the years ended December 31, 1999 and 1998, respectively. The 1999 revenue reflects primarily fourth quarter shipments of our Nexstream(TM) product, whereas our first generation satellite products are represented in the 1998 balance.

        For the years ended December 31, 1999 and 1998, cost of sales were $1,432,717 and $685,570, respectively. Cost of sales includes the cost of hardware and software shipped to customers, satellite access time purchased from a third party and inventory write-offs.

        For the years ended December 31, 1999 and 1998, operating expenses were $7,916,819 and $2,613,468, respectively. The increase in operating expenses for fiscal 1999 is due to higher levels of staffing and compensation, increased marketing expenditures, increased research and development expenditures and higher levels of professional fees paid to outside accountants and attorneys.

        Other income in 1999 and 1998 reflects primarily a compensation adjustment recognized under APB 25.

1998 AS COMPARED TO 1997


        In fiscal 1998, revenue decreased by $860,000, or 72%, in comparison to fiscal 1997. This revenue decline is directly attributable to our shift to high-speed satellite Internet products and services and away from the sale of networking and computing products and services. In the first quarter of 1998, we stopped selling networking and computing products and services. In the fourth quarter of 1998, we stopped selling our initial satellite Internet products and services altogether, pending the completion of our GSI(TM) products. During 1998, we engaged in capital raising efforts and the development of our GSI(TM) Internet related products and services along with beta marketing and testing.

LIQUIDITY AND CAPITAL RESOURCES

        Our operations have been financed primarily from the sale of preferred and common stock in 1999 and 1998. At March 31, 2000, we had cash and cash equivalents on hand of $1,053,742 and working capital of $675,668 as compared to cash and cash equivalents of $3,458,561 and working capital of $2,572,374 at December 31, 1999. At December 31, 1998, we had cash and cash equivalents of $2,567,697 and working capital of $2,366,879.

        Net cash used in operating activities of $2,500,651 for the three months ended March 31, 2000 and $6,729,011 and $2,799,628 for the years ended December 31, 1999 and 1998, respectively, was primarily attributable to operating losses as adjusted for compensation expense recognized under APB 25 and SFAS 123.

        Net cash used in investing activities was $265,091 for the three months ended March 31, 2000 and $806,917 and $293,980 for the years ended December 31, 1999 and 1998, respectively. These expenditures were primarily for the purchase of fixed assets.

        Net cash provided by financing activities of $360,923 for the three months ended March 31, 2000 and $8,426,792 and $5,673,132, for the years ended December 31, 1999 and 1998, respectively, resulted primarily from the net proceeds of the sale of preferred and common stock.

        To the extent our revenues increase in the coming twelve months, we anticipate significant increases in operating expenses, working capital and capital expenditures. The cost to purchase additional fixed assets, primarily satellite transmission and receiving equipment, and to finance working capital requirements is approximately $20,000,000. We also anticipate the need to construct our own network of network operation centers (NOCs). An NOC is the location of the operations equipment, which receives and transmits data from and to a satellite. The construction of an NOC costs approximately $2,000,000 per location.


         In the fourth quarter of 1999, we entered into an agreement with Vantage Capital, Inc. ("VCI") for the purpose of raising capital. Pursuant to that agreement, a total of $2,000,000 of Series A 12% Convertible Preferred Stock was subscribed to VCI, and $5,000,000 of Series B 12% Convertible Preferred Stock was subscribed to Corporate Financial Enterprises, Inc. ("CFE"). In addition, $5,000,000 of Series C 6% Convertible Preferred Stock was issued to Wentworth, LLC, a third-party investor. Through December 31, 1999, we had received a total of $1,100,000 on the Series

A Preferred Stock subscription, $1,000,000 on the Series B Preferred Stock Subscription and the Series C Preferred Stock was fully paid.

        Effective December 31, 1999, we entered into an agreement with CFE which canceled the Series B Preferred Stock and settled a dispute with CFE regarding payment for certain common stock previously issued to CFE and its clients. As a part of that settlement, we received an additional $558,510 from CFE, and we retained the $1,000,000 deposited on the Series B Preferred Stock.

        In April 2000, all of the outstanding Series A Preferred Stock was converted into 550,000 shares of common stock.


        In April 2000, we entered into an agreement with Wentworth, LLC for the purpose of raising additional capital. Pursuant to that agreement, a total of $7,500,000 of Series D 6% Convertible Preferred Stock was sold. In addition to the shares purchased, the agreement calls for the issuance of warrants to purchase 1,283,422 shares of common stock at an initial exercise price of $3.9844 per share. An equity line of credit is also available from Wentworth, LLC. Pursuant to that equity line, when called for by us, Wentworth, LLC has agreed to purchase up to an additional $12,500,000 of the company's common stock. The purchase price will be approximately 90% of fair market value on the date we request the purchase. Wentworth, LLC will be entitled to have the additional shares registered for resale under the Securities Act. Purchases must be in tranches of not more than $2,000,000. We have agreed to call for a minimum of $10,000,000 from Wentworth, LLC on or before July 13, 2001. As a part of any purchase of common stock by Wentworth, LLC pursuant to the equity line, it will be issued warrants to purchase a number of shares of our common stock equal to 15% of the amount raised. Such warrants will have an exercise price equal to 125% of average closing bid prices for the five days prior to the closing of purchase. Shares underlying the warrants are entitled to "piggyback" registration rights.


        We believe that the receipt of the net proceeds from the preferred stock described above plus cash generated internally from sales and externally from other financing arrangements will be sufficient to satisfy our future operating, working capital and other cash requirements for at least the next twelve months. We believe that we have sufficient internal and external resources to fund current operations, develop new or enhanced products and/or services, and to respond to competitive pressures and acquire complementary products, businesses or technologies.

YEAR 2000 COMPLIANCE

        We experienced no interruptions in our operations when the calendar year changed to the year 2000. We believe that our products and services, and products which we purchase from third party vendors, are designed to operate continuously regardless of date changes.

CHANGE IN ACCOUNTANTS

        We dismissed Lichter and Associates as our independent accountant, effective November 30, 1999. Lichter and Associates' report on the financial statements for 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified, with one exception. The auditor's report accompanying the financial statements in Amendment No. 1 to Form 10 filed with the SEC on October 29, 1999 included the following qualification: "As discussed in Note Q to the financial statements, the Company has suffered recurring losses, a decline in revenue and cash shortages. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note Q. The financial statements do not include an adjustment that might result from the outcome of this uncertainty." The decision to change accountants was approved by the Board of Directors, including the audit committee. During the period preceding the dismissal, there were no disagreements with Lichter and Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                                    BUSINESS


OVERVIEW


        We provide a single source for long haul, or satellite, last mile, or wireless and traditional cable, broadband delivery and turnkey Internet products and services. We also develop satellite Internet access equipment, software and services. We provide global businesses, schools, government agencies and healthcare facilities with an efficient method of Internet access, data delivery and infrastructure, using the latest developments in satellite, wireless, traditional cable and integrated desktop management technology.


        We plan to be a geographically diverse satellite Internet service provider through the establishment of joint ventures in various countries. We expect to finance the expansion either through financing provided by the parties wishing to provide the service internationally, or through capital generated by operations and/or issuing additional securities.

         From inception, we have incurred significant losses totaling approximately $20,800,000. Furthermore, we anticipate incurring additional losses in the foreseeable future as we grow and complete the development of our products. We operate in a highly competitive market and our success will depend on our ability to compete in this marketplace. We have no assurance of market acceptance of our products and we have no assurance that our marketing and distribution methods will be successful.

OUR STRATEGY

        We expect growth in demand for Internet access on a worldwide basis. Our strategy is based on the development and marketing of our products and services in five areas.

        First, we plan to build a worldwide satellite network by installing three or more network operation centers (NOCs) placed in strategic locations throughout the world. Each of these NOCs will serve as a means of connecting to each other, as well as a connection to a different satellite supporting a specific region. When completed, this worldwide satellite network will allow us to provide Internet access to a much larger market in countries where there is little or no telecommunications infrastructure. We have started to implement this strategy by acquiring PacificNet and InterWireless. These acquisitions provide us with an NOC capable of managing our global network presence along with sufficient Internet capacity to service our worldwide network business strategy and corresponding bandwidth requirements. In conjunction with our present NOC in Raleigh, North Carolina, these acquisitions provide the security of redundant operation centers. The PacificNet facility has the capability to reach Pacific Rim and Asia customers while our East Coast facility will service the United States and Europe.

       Second, we plan to market, on a worldwide basis, our long haul, last mile and desktop management products and services to rural and urban markets which currently cannot receive high-speed Internet and network connectivity due to limited telecommunications infrastructure.

        Third, we plan to market our long haul (satellite), last mile (wireless and traditional cable connections) and desktop management products and services as a single source vendor to national and multi-national businesses interested in a uniform platform for connectivity and Internet access.

        Fourth, we plan to utilize our subsidiaries to identify new uses and markets based on the company's core technology to support the company business objectives.

        Fifth, we plan to market our products and services to the business continuity market worldwide. Our products and services can provide an effective means of back-up to any business which relies on Internet access or remote Internet connections for mission critical applications.

        Our international strategy is to form joint ventures with strategically positioned partners in Asia, Europe, Latin America, the Middle East and Africa. At this time, we are in negotiations with a number of these partners, but have signed no definitive agreements.

HISTORICAL SUMMARY OF THE COMPANY

        We were incorporated on June 23, 1995, under Nevada laws, as "U.S. Connect 1995, Inc.," for the purposes of marketing and servicing transaction processing services, prepaid long distance cards, ATM machines and payment systems to small-to-medium sized merchants. In October 1995, we made a public offering of our common stock from which we derived gross proceeds of approximately $100,000. Prior to October 1998, we had not commenced operations and were seeking to establish a new business. On October 8, 1998, we became the surviving company of a merger with Technology Guardian, Inc., a California corporation ("TGI"). All the issued and outstanding shares of TGI were exchanged for shares of our common stock. In connection with the merger, we changed our name to Technology Guardian, Inc., and succeeded to the business of TGI, which was providing computer network installation services and the related sale of personal computers and telecommunications equipment necessary for the configuration of local area networks and conducting research and development of satellite-based services. We changed our name to "eSAT, Inc." on January 26, 1999.

        Research and development began in late 1996 for the satellite Internet access products and services. The development of the satellite Internet products and services continued during 1997 and into the first quarter of 1998. In the first quarter of 1998, we terminated our sales of network computer related products and concentrated entirely on the completion of our satellite Internet access products and services. In the second quarter of 1998, we started beta sales and installation of our initial (first generation) satellite Internet access products. Beta sales involve the sales of products and services which have been developed in a laboratory setting but have not been tested in actual use. Beta installation means the first installations in a commercial setting, often at a discount or at no cost in order for us to obtain additional information for improving and completing the products and services. Through the end of 1998, we beta tested our first generation satellite Internet product and services. Beta testing on the first generation of products was terminated in December 1998, such testing having been completed to our satisfaction.

        In the fourth quarter of 1998, we initiated development of a second generation satellite Internet product and related satellite Internet service. Development of the second generation of satellite Internet products and services and beta testing of them was completed to our satisfaction in January 1999. They were incorporated into our products known as the GSI(TM), and a number of them have since been upgraded.

        Finally, in the fourth quarter of 1998, we completed installation of our equipment at a leased network operations center ("NOC") in Raleigh, North Carolina. The NOC houses our computer equipment and software, functions as a junction point for all the Internet related data traffic from our customers and acts as the uplink to the satellites. We contract with third parties for segments of satellite time that we then resell to our customers. During the second quarter of 1999, we launched our ChannelCasting(TM) technology followed by the initial beta testing of the bi-directional Nexstream product in the third quarter of 1999.

        On April 13, 2000, we acquired all of the outstanding common stock of PacificNet, a provider of software support and managed Internet access to individuals and businesses, in a merger transaction. At the same time, we also purchased all of the outstanding common stock of PacificNet's sister company, InterWireless, a wireless Internet service provider that provides both traditional and broadband wireless Internet access. We continue to operate the businesses of PacificNet and InterWireless and have moved our headquarters to their offices in Universal City, California. They continue to operate as separate subsidiaries.

PRODUCTS AND SERVICES

        Our products and services fall into three general categories: long haul, or satellite, delivery of Internet content; last mile, or wireless and traditional cable, delivery of Internet content; and specialized software for other Internet service providers.

        LONG HAUL DELIVERY. Our long haul, or satellite, delivery is offered, or will be offered, through our Nexstream(TM) and to-be-released Sibone(TM) product platforms.

        NEXSTREAM(TM). Nexstream(TM) uses specially configured satellite dishes to permit the user to receive data and transmit data through our satellite system. The result is a secure, transportable, cost-effective and high-speed communications system which provides significant benefits for organizations with offices and facilities in remote geographic areas. The technology is especially effective where privacy and security are a concern, or where mission-critical applications dictate having a non-ground based system. Nexstream(TM) may also be employed as an effective back up for ground based communication lines in case of a potential disaster, or as the primary link to remote areas before and after a disaster.

        SATELLITE INTERNET BACKBONE ("Sibone"(TM)). Sibone(TM) is a patent pending satellite network architecture currently under development. We believe that Sibone will be our primary long haul delivery platform. The core element of this network is a proprietary technology known as Virtual On-board Switching
(VOS). VOS involves the introduction of intelligent routing/switching algorithms to the ground terminal equipment of a given satellite network. Designed for satellites in geosynchronous earth orbit, VOS adds a new dimension to existing satellites without requiring any modifications by the satellite operator. The overall effect is the creation of an advanced communication system, using readily available satellite capacity, which offers a cost-effective alternative to expensive "smart" broadband satellites with on-board switching capability. This product is uniquely suited for customers such as telephone and cable companies, Internet service providers and competitive local exchange carriers.

        CHANNELCASTING(TM). In addition to these core products, we offer our ChannelCasting(TM) service, which can be provided utilizing any of our product platforms. ChannelCasting(TM) takes data from a single source and economically distributes it to a prescribed user list. This is particularly suited for large data and video files. The data is distributed at the same time to all parties, or may be staged for scheduled delivery as required by the supplier. Viewing of the materials can be regulated as to time, and the materials can be left resident on the recipient's LAN connected resources or personal computer for reference at a later date.

      LAST MILE DELIVERY. Our subsidiary, InterWireless, is a wireless Internet service provider which enables Southern California businesses to access the Internet at speeds many times faster than typical ISDN (or digital line) connections and without phone company charges. Although InterWireless' wireless services are currently local to the Southern California market, we plan to market its technology and knowledge base worldwide.

      ISP MANAGED SOLUTIONS. Our PacificNet subsidiary offers a wide range of services under the product name VISP or Virtual Internet Service Provider. The VISP product is geared to companies who currently or wish to offer ISP services without the burden of investing in and maintaining the "back office" portion of an ISP business. The VISP product is completely customized to meet the customers' branding requirements and is operated by PacificNet in its network operations center. Services include user sign-up, billing, authentication, email, news, technical support and access to more than 1,100 dial-up locations throughout the world.

MARKETING AND SALES

        We currently sell our products as a delivery tool for our services to businesses in a wide variety of vertical markets and customers in: education, hospitality, government, Fortune 500 companies, law enforcement, manufacturing, entertainment and Internet service organizations through our own sales staff, value added resellers ("VARs") and other independent sales organizations. Approximately 50% of our sales are currently from providing network management services to Internet service providers.

         We employ a sales staff of 15 people (9 are located in our Fountain Valley office, 3 are located in our Irvine, California office, 2 are located in our offices in Universal City and one sales representative is in Texas). They focus their sales activity on the generation of leads, the establishment of contacts, and the closure of sales to a variety of small, medium and large businesses.

         Additionally, we distribute our products through VARs and independent sales organizations. These organizations allow us to increase our visibility and sales of products and services by entering into contracts for these organizations to undertake sales activities for a percentage commission of any sale realized. Approximately half of our sales to date have originated and been completed using these organizations. Currently, we have approximately 12

VAR and independent sales relationships, no single one of which is material to our operations. Sales through the VAR channel have been modest, with the majority of our sales having been realized on a direct sale basis. We have re-focused on enhancing this distribution channel with traditional wide area network VARs and systems integrators. The result of this effort has been a significant increase in both quantity and size of contracts under negotiation. We intend to enter into relationships with between one hundred to two hundred VARs within the next twelve months. We expect to realize the majority of North American revenues through this channel.

        We anticipate establishing a relationship with a public relations firm in the near future to complement our direct marketing and advertising programs, increase exposure, capture editorial coverage and further develop our brand awareness. We will continue to market our services through tradeshows, events, print, the media, and Internet direct marketing.

GOVERNMENT AGENCY MARKET

        We are actively marketing our products to the Federal Government. The contracting and sales cycle with government agencies can often require a year or more to complete. We have completed an installation with the San Bernardino County, California, Sheriff's Department and with the U.S. Department of Forestry in Dubois, Idaho. The performance and reliability of these systems are currently under evaluation. The sales of units to these agencies depends on their favorable evaluation. There is no assurance that the company will make any significant sales to government agencies.

THE EDUCATIONAL MARKET

        The Federal Government's "E-RATE" program provides $1.8 billion of federal funding for schools and libraries to be used exclusively for providing Internet access to schools. The Federal Government allocates E-RATE funds to the states in block grants, which must use the funds in a "fair and equitable" format. This requirement means that educational sites throughout a state must have uniform speeds and pricing. Once states receive funding, the E-RATE Program has an anticipated duration of 18 months. We believe we meet all government guidelines for providing Internet access to schools in the manner required by the E-RATE program.

THE INTERNATIONAL MARKET

        We plan for joint ventures with one or more parties headquartered in various countries to be our international partners. We expect these joint ventures to contribute significant revenue in the future. We have identified major areas of the world capable of receiving transmissions from a geo-stationary satellite. The planned joint ventures would establish our satellite service in international regions as follows: Asia North, Asia South, Europe, Eastern Europe/Russia, India, Central America, Latin America, the Middle East, and Africa. The initial funding for a joint venture is expected to be provided by the partner in the headquartered country. We plan to focus on Asia first so that we can be in a position to provide products and services to the rapidly growing markets in the Pacific Rim basin including Hong Kong, mainland China, Taiwan, Australia, New Zealand, Singapore, Malaysia, Thailand, Philippines, Indonesia and others.

DIVERSIFICATION OF BUSINESS

        We are not dependent on any one customer or group of customers. However, our business plan calls for significant orders from governmental agencies and large corporations.

BACKLOG OF ORDERS

        We currently do not have a backlog of orders.

INTELLECTUAL PROPERTY

        We believe that our intellectual property is an important factor in maintaining our competitive position in our core eSat businesses, as well as the businesses of PacificNet and InterWireless. To protect our proprietary rights, we rely generally on patent, copyright, trademark and trade secret laws, as well as confidentiality agreements with our employees, consultants, vendors and corporate business partners. Despite these protections, a third party could, without authorization, copy or otherwise obtain and use our products or technology to develop similar technology. Moreover, our agreements with employees, consultants and others who participate in product and service development activities may be breached, we may not have adequate remedies for any breach, and our trade secrets may become known or independently developed by competitors.

        Patents. We currently have filed two pending patent applications. In addition, we are in the process of filing additional patent applications for devices and processes directly and indirectly related to the initial two filings. Any patent applications may not be granted, future patents may be challenged, invalidated or circumvented, and the rights granted under a patent that may be issued may not provide competitive advantages to us. Many of our current and potential competitors dedicate substantially greater resources to protection and enforcement of intellectual property rights, especially patents. If a blocking patent has been issued or is issued in the future, we would need either to obtain a license from the holder of the patent or to design around the patent. We may not be able to obtain a required license on acceptable terms, if at all, or to design around the patent.

        Trademarks. We have applied for registration of all of our primary trademarks in the United States, including "eSat," "SatBone," "S-Bone," "Sibone," "VOS," "Virtual Onboard Switching," "i-Xposure" and "pid." We intend to continue to pursue the registration of these and certain of our other trademarks in the United States and in other countries; however, we cannot be sure that we can prevent all third party use of our trademarks. We have obtained the Internet domain name "esatinc.com" but we are aware that an Irish telecommunications company has the same name ("ESAT") and the Internet domain name "esat.com." We have not been asked to cease using the name "eSat."

        Copyrights. Software has been developed for eSat, i-Xposure, PacificNet, and InterWireless that is protected by copyright law. There is no assurance that the steps we take will be adequate to protect these rights or that we will be successful in preventing the illegal duplication, distribution or other use of our software. Our failure to adequately limit the unauthorized redistribution of our software could result in litigation, which could harm our business.

        The laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and effective patent, copyright, trademark and trade secret protection may not be available in these jurisdictions.

        We rely on technology and other proprietary matter that we license from third parties, including software and images that are integrated with internally developed software and used in our products and services. Third party licenses may not continue to be available to us on commercially reasonable terms.
The loss of any of these rights could harm our business.

        Third parties may assert infringement claims against us. From time to time we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, patents and other intellectual property rights of third parties by us or our users. Any such claims, or any resultant litigation, should it occur, could subject us to significant liability for damages and could result in the invalidation of our proprietary rights. In addition, such litigation could be time consuming and expensive to defend, and, even if we were to prevail, could result in the diversion of our time and attention, any of which could materially and adversely affect our result in limitations on our ability to use such trademarks, patents and other intellectual property unless we enter into arrangements with the appropriate third parties, which may be unavailable on commercially reasonable terms.

COMPETITION

        We compete in the market for providing Internet access services to the business, government, education, and nonprofit sectors.

        We anticipate competition from Internet service providers (ISPs) which provide satellite downlink data transmission in the commercial/business, government and education sectors. Our competitors also include the established ISPs, which offer a variety of connection features and speeds of access. Some use telephone lines, some use television cable systems, and others offer satellite focused services. There are numerous providers of these services and no one provider dominates the market. Many service providers are affiliated with telephone or cable television companies which provide capital resources and customer marketing opportunities unavailable to us. At this time, we believe no competitor has a dominant position in the worldwide ISP market segment.

        We have not established a competitive position in the market place, since we have only recently commenced the marketing and sales of our products. As a result, potential customers are unable to evaluate other customers' experiences in using our products. This lack of track record might dissuade some customers from purchasing our products until there is a greater customer base and a broader evaluation of the quality and effectiveness of our products and services.

        We compete principally on price, performance, and availability of service. The service is available in any location, particularly remote locations, due to the wide satellite broadcast footprint. We offer an easy to use format, with each gateway delivered pre-configured for the customer's geographic location, local connection to the Internet, and connection to a local area network. Our pricing of products and services is subject to change in accordance with market changes and competitive conditions.

        The positive factors pertaining to our competitive position include our pricing, widespread availability, and an easy to use format. The negative factors pertaining to our competitive position are lack of product awareness and of brand recognition among potential customers, lack of widespread user-base, and, in some instances, a lack of customer track record.

RESEARCH AND DEVELOPMENT

        We plan to devote significant resources to continued research and development of various Internet related products and services.

EMPLOYEES

        We currently have 83 employees. 34 are located at our facilities in Orange County, California, 48 employees are located in Universal City, California and one sales representative is located in Texas.


DESCRIPTION OF PROPERTY

        We do not own any material physical properties. We lease our headquarters in Universal City California, as well as our other facilities in Irvine, California and Fountain Valley, California, pursuant to commercial leases which expire September 30, 2004, October 30, 2001 and September 30, 2003, respectively. We also lease space in Raleigh, North Carolina, which houses our computer equipment related to our uplink to the satellite network. We believe we have adequate space to conduct our business for the foreseeable future.

LEGAL PROCEEDINGS

        The only material legal proceeding involves an action brought in the United States District Court, Central District of California, on July 23, 1999, by a private investor who entered into a subscription agreement in November 1998 to purchase 2,092,000 shares of our common stock for $1.30 per share. He did not raise the funds to honor his subscription and we canceled the subscription agreement. The investor has sued to compel us to issue those shares to him alleging that we breached the agreement. We believe his assertion is without merit and are defending the case.


                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and positions of our directors and executive officers:

          Officer Name             Age                     Position                      Since
          ------------             ---                     --------                      -----
Michael C. Palmer                  50    CEO, President, Secretary and Director          1999
Chester (Chet) L. Noblett, Jr.     55    Chairman of the Board                           1997
Richard Elliot                     40    Senior Vice President                           2000
David Pennells                     43    Senior Vice President                           2000
Steven A. Tulk                     33    Senior Vice President, Managing Director -
                                         Asia Operations                                 2000
Michael J. O'Hara                  43    Senior Vice President, Managing Director -
                                         South America Operations                        2000
Leon Shpilsky                      36    Senior Vice President, Managing Director -
                                         Europe Operations                               2000
Mark S. Basile                     38    Chief Financial Officer                         2000
Jeffrey Hecht                      48    Vice President of Operations                    1998
Keven Ellison                      38    Vice President of Marketing                     2000
Michael S. Massey                  26    Chief Technology Officer                        2000
Salvator A. Piraino                72    Director                                        1997
Gary Pan                           53    Director                                        1998
Edward Raymund                     71    Director                                        2000

        The directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Officers are elected annually by the board of directors and hold office until their successors are elected and qualified.

        The following sets forth biographical information concerning our directors and executive officers for at least the past five years.

        MICHAEL C. PALMER has been the Chief Executive Officer, President and Secretary and a director of the company since April 1999. Mr. Palmer held the position of Chief Financial Officer from November 1998 to March 1999 and has been affiliated with the company since December 1997. From 1978 through March 2000, Mr. Palmer was a partner of Parks, Palmer, Turner and Yemenedjian, a firm of certified public accountants. Mr. Palmer served as a director of Western Waste Industries (NYSE: WW) from July 1995 to May 1996. He received a B.S. degree in Business Administration in 1972 and an M.S. degree in Business Taxation in 1975 from the University of Southern California.

        CHESTER (CHET) L. NOBLETT, JR. has been Chairman of the Board since April 1999 and a Director since June 1997. He was Chief Operating Officer from June 1997 until December 1999. He served briefly as interim Chief Financial Officer in January and February 2000. From 1990 to 1996, Mr. Noblett was employed as the chief executive officer for Tradom International, a subsidiary of Asahi Shouian, Inc., an international food brokerage company. From 1975 to 1990, he was chief executive officer of C. Noblett & Associates, a food brokerage company. Mr. Noblett is also president and a director of Cyber Village Network, a computer software company. Mr. Noblett received a B.S. degree in Business Administration from the University of Southern California in 1971.

        RICHARD ELLIOT became Senior Vice President of the company on May 1, 2000. From 1995 to 1999, he was President and co-founder of PacificNet, LLC, the predecessor of PacificNet Technologies, Inc., which we acquired in April 2000. Mr. Elliot remains the President of PacificNet Technologies, Inc. In 1998, Mr. Elliot co-founded, and became President of, InterWireless, Inc., which we also acquired in April 2000. He remains the President of InterWireless as well.

        DAVID PENNELLS became Senior Vice President of the company on May 1, 2000. From 1995 to 1999, he was Vice President and co-founder (along with Mr. Elliot) of PacificNet, LLC, the predecessor of PacificNet Technologies, Inc. He remains the Vice President of PacificNet. In 1998, Mr. Pennells co-founded (along with Mr. Elliot), and became Vice President of, InterWireless, Inc. He remains in that position.

        STEVEN A. TULK was appointed as the company's Senior Vice President, Managing Director - Asia Operations in January 2000. Mr. Tulk served as chief information officer of Vivendi Water's consumer and commercial division from December 1998 to January 2000. From 1994 to 1998, Mr. Tulk operated Tulk Consulting Inc., a software development and network engineering consulting firm. From 1992 to 1994 Mr. Tulk was director of management information systems for Pharmacia's ophthalmic division. Mr. Tulk served as senior technical specialist for the J. Paul Getty Trust from 1990 to 1992. Mr. Tulk received a B.S. in Business Administration from the University of California at Riverside in 1990.

        MICHAEL J. O'HARA was appointed as the company's Senior Vice President of Technology Partners from February 2000 to May 2000, when he was appointed to serve as Senior Vice President, Managing Director - South America Operations. Mr. O'Hara previously worked for over 15 years at Hughes in various satellite communications and software divisions, primarily in the new business and system engineering areas. He most recently was chief system engineer for the Hughes-led team competing for the next-generation low-orbit U.S. weather system. Prior to that, Mr. O'Hara served as senior systems engineer on one of the largest data processing and distribution systems ever deployed. He has also managed numerous multi-million dollar software development projects and technology assessment studies. Mr. O'Hara graduated with a B.S. in Physics from the University of Massachusetts at Lowell in 1978 and earned M.S. degrees in Physics and Computer Science from the University of Illinois at Urbana-Champaign in 1980 and 1984, respectively.

        LEON SHPILSKY was appointed as the company's Senior Vice President, Managing Director - Europe Operations in May 2000. From 1987 to May 2000, Mr. Shpilsky held various positions with the certified public accounting firm of Parks, Palmer, Turner and Yemenedjian, most recently serving as principal/director of international practice. From 1984 to 1987, Mr. Shpilsky was a certified public accountant with KPMG Peat Marwick, LLP, an international accounting and consulting firm. Mr. Shpilsky received a B.S. in Business Administration from the University of Southern California in 1984.

        MARK S. BASILE was appointed as the company's Chief Financial Officer in March 2000. From March 1999 to March 2000, Mr. Basile was chief financial officer of Superior Galleries, Inc., an auction services firm in Beverly Hills, California. From 1996 through March 1999, Mr. Basile served as director of management accounting and controller of the Hawaii division of Young's Market Company. From 1989 to 1996, Mr. Basile was director of internal audit at K2 Inc., a manufacturer of sporting goods and recreational products. Prior to that, Mr. Basile was a certified public accountant at Ernst & Young LLP, an international accounting and consulting firm. Mr. Basile received a B.S. in Accounting from the University of Florida in 1983.

        JEFFREY HECHT was appointed as the company's Vice President of Operations in March 1998. From March 1997 to March 1998, Mr. Hecht was vice president of operations for ACOM Computer Inc., a software development company in Long Beach, California. From December 1993 to February 1997, Mr. Hecht served as the vice president and chief information officer for Strategic Mortgage Services, a financial services company. Mr. Hecht received a B.S. in Business Administration from Arizona State University in 1976.

        KEVEN ELLISON was appointed as the company's Vice President of Marketing in April 2000. Mr. Ellison held the position of Director of Marketing from July 1999 to April 2000. In 1999, Mr. Ellison developed the business plan and web strategy for Lobbyforme.com, a leading Internet political portal.
From 1991 to 1999, Mr. Ellison was director of marketing for Loronix Information Systems, a digital surveillance technology firm. In 1998, Mr. Ellison provided marketing consultation services to Fargo Electronics. Mr. Ellison provided marketing consultation services to Quicksilver Sportswear in 1990. Mr. Ellison was educated at California State University at Long Beach.

        MICHAEL S. MASSEY was appointed as the company's Chief Technology Officer in March of 2000. Since joining us in February of 1999, Mr. Massey held the position of Director of Product Development, where he authored two patents on satellite communication technology. From April 1998 to February 1999, Mr. Massey was the founder and chief technical officer of Unex.Net, a satellite communication consulting firm specializing in broadband deployment strategies in Asia. From April 1997 to March 1998, Mr. Massey held managerial positions at several Internet service providers, where he specialized in wide area network
(WAN) design for corporate clientele. From July 1993 to September 1996, Mr. Massey served in the U.S. Navy, including three years in the Navy's Nuclear Engineering Program. Mr. Massey was inducted into the Mensa Society in 1993, and graduated cum laude from the Rose-Hulman Institute of Technology in 1995 with a B.S. in Mechanical Engineering.

        SALVATOR A. PIRAINO has been a director of the company since December 1997. From September 1992 to the present, Mr. Piraino has operated Management and Technical Services, a management consultant firm providing management, engineering and manufacturing expertise to a number of small companies. From 1974 to 1992, Mr. Piraino was employed as a director, program manager, product line manager and assistant division manager for Hughes

Aircraft Company. Mr. Piraino received a B.E. degree in Engineering from Loyola University in 1950.

        GARY (GUO AN) PAN has been a director of the company since September 1998. From 1997 to present, Mr. Pan has served as the managing director for United Asia Capital Partners, an investment management and financial services firm. From 1993 to 1997, Mr. Pan served as president of Sunridge International, Inc., and from 1992 to 1993, as senior vice president of the Great Wall Group. Mr. Pan received a B.S. degree in Electrical Engineering from National Taiwan University, an M.S. degree in Electrical Engineering from University of Waterloo, and his Ph.D. in Management from the University of California at Los Angeles.

        EDWARD (ED) RAYMUND was recently appointed to fill a Board vacancy and will be nominated for election at the upcoming annual meeting. Mr. Raymund is founder and Chairman Emeritus of Tech Data Corp., a Fortune 500 company which he founded in 1973. Mr. Raymund serves as a director on Tech Data's Board. He is also chairman of the University of Southern California Supply Chain Management Board of Directors and is a member of the Advisory Boards for Mission Hospital Regional Medical Center and the University of Southern California Business School. In 1997 Mr. Raymund was named an initial inductee in Computer Reseller News' Industry Hall of Fame. Mr. Raymund holds a Bachelor's Degree in Business Administration with an emphasis in Finance from the University of Southern California.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the compensation we paid to our Chief Executive Officer, each of the four most highly compensated executive officers that earned more than $100,000 during 1999, and two additional executive officers who would have been included in the four had they been serving as executive officers in 1999.

                                               Annual Compensation                                      Long Term Compensation
                                   --------------------------------------------------    ----------------------------------------
                                                                                                  Awards
                                                                                         -------------------------
                                                                            Other        Restricted      Securities
Name and                                                                    Annual         Stock         Underlying    All Other
Principal Position                 Year      Salary         Bonus        Compensation      Awards          Options   Compensation
--------------------               ----    ----------      -------       ------------    ----------       ---------  ------------
Michael C. Palmer(1)               1999    $  455,913      $             $   87,500                     1,625,000
  President, Chief Executive       1998        10,780                                                     100,000
  Officer and Secretary            1997

Chester L. Noblett, Jr.            1999       178,936(2)                                                  300,000
  Chief Operating Officer          1998       114,750                        48,750                     1,095,802
                                   1997

Mark McMillan(3)                   1999        87,500                                                     500,000(4)
                                   1998
                                   1997

James Mack(5)                      1999       120,625
                                   1998        18,750       35,000                                        300,000(6)
                                   1997

David Coulter*(7)                  1999        51,854                        50,000                     1,500,000
  Former President                 1998       166,407                        56,250                     3,535,890(8)
                                   1997

Steven A Tulk                      2000            (9)      50,000                                        350,000
  Senior Vice President,
  Business Development

Richard Elliot                     2000           (10)
  Senior Vice President


* Please see Certain transactions, below, and Note 8(e) to the Financial Statements regarding the cancellation of Mr. Coulter's options in March, 1999.

(1) In 1999, Mr. Palmer was an employee of Parks Palmer Turner & Yemenidjian, a firm of certified public accountants and was paid for his services through that firm through October 1999. Effective November 1999, the company paid Vantage Capital, Inc. (VCI) $25,000 per month for Mr. Palmer's services pursuant to a consulting agreement. Mr. Palmer is the sole owner of VCI. In addition, VCI received warrants to purchase 600,000 shares of common stock as part of the consulting arrangement. Those warrants are not exercisable until after December 31, 2000. See "Certain transactions" for additional information.

(2)     Includes back pay of $55,417 earned in 1999 and paid in January 2000.

(3) Mr. McMillan joined us in May 1999, with a base salary of $150,000 per year. Additionally, he received a $250,000 mortgage loan from the company. Mr. McMillan left the company in April 2000.

(4)     All of these options were canceled in 2000 pursuant to their terms.

(5)     Mr. Mack joined us in September 1998 and subsequently left in February
        2000.

(6) 225,000 of these options were subsequently canceled pursuant to their terms.

(7) Mr. Coulter left the company in May 1999. After leaving the company he was paid $170,000 in 1999 and $90,000 in 2000. See "Certain transactions."

(8) All of these options were subsequently canceled in 1999 pursuant to a settlement agreement as described in "Certain transactions."

(9)     Mr. Tulk joined us in January 2000, with a base salary of $150,000.

(10)    Mr. Elliot joined us in April 2000, with a base salary of $180,000.

        The company has entered into an employment agreement with Mr. Noblett for a period of five years commencing September 25, 1997. Under the agreement, Mr. Noblett receives a salary of $130,000 per year plus health insurance benefits of $200 per month. The employment agreement includes a cost-of-living increase, plus any other increase which may be determined from time to time in the discretion of our Board of Directors. In addition, Mr. Noblett is provided with a car on lease terms determined by the company, provided that the monthly operating costs (including lease payments) to be paid by the company will not exceed $750.

        We have entered into an employment agreement with Mr. Tulk for a period of five years, commencing January 1, 2000. Under the terms of this agreement, Mr. Tulk receives a minimum base salary of $150,000 per year, and is eligible to earn a performance bonus of up to 100% of his base salary. In addition to receiving a signing bonus of $50,000, Mr. Tulk is also entitled to reimbursement of his relocation expenses, as well as his business-related expenses, under the employment agreement. Further, Mr. Tulk received stock options for 350,000 shares of our stock by the terms of his stock option agreement.

        The company has entered into an employment agreement with Richard Elliot for a period of three years, commencing May 1, 2000. At the end of such term, the agreement will automatically renew for successive one year terms unless either party chooses not to renew the contract. By the terms of the agreement, Mr. Elliot receives a base salary of $180,000 per year, and is eligible to receive performance-based bonus compensation. Under the agreement, Mr. Elliot's salary will be reviewed annually (or more frequently) by our Board of Directors. The employment agreement includes company health insurance coverage and reimbursement of normal business-related expenses. In addition, Mr. Elliot is entitled to receive paid vacation and sick time, as well as paid time during which he may attend professional conferences or seminars. The agreement also provides an automobile allowance of $1400 per month that includes payment of associated automobile insurance. Further, Mr. Elliot's employment agreement allows him to be eligible to receive, together with David Pennells (see below), an aggregate of 1,000,000 options to purchase shares of our stock for allocation to a pool of PacificNet and InterWireless employees. 850,000 of these options have already been allocated to certain employees of those two subsidiaries.
        The company has entered into an employment agreement with David Pennells for a period of three years, commencing May 1, 2000. The agreement will automatically renew for successive one year periods unless either party chooses not to renew the contract. Mr. Pennells, by the terms of the agreement, receives a base salary of $150,000 per year, and is eligible to receive performance-based bonus compensation. Under the agreement, Mr. Pennells' salary will be reviewed on an annual basis (or more frequently) by our Board of Directors. The employment agreement includes company health insurance coverage and reimbursement of normal business-related expenses. In addition, Mr. Pennells is entitled to receive paid vacation and sick time, as well as paid time during which he may attend professional conferences or seminars. The agreement also provides an automobile allowance of $1400 per month that includes payment of associated automobile insurance. Further, Mr.

Pennells' employment agreement allows him to be eligible to receive, together with Richard Elliot (see above), an aggregate of 1,000,000 options to purchase shares of our stock for allocation to a pool of PacificNet and InterWireless employees. 850,000 of these options have already been allocated to certain employees of those two subsidiaries.

        We have entered into an employment agreement with Leon Shpilsky for a period of three years, commencing May 8, 2000. The agreement will automatically renew for successive one year periods, provided neither party chooses not to renew the contract. Mr. Shpilsky, by the terms of the agreement, receives a base salary of $125,000 per year, and is eligible to receive performance-based compensation. Under the agreement, Mr. Shpilsky may also receive a salary adjustment under certain conditions while he is based in Western Europe. The employment agreement includes company health insurance coverage and reimbursement of normal business-related expenses. In addition, Mr. Shpilsky is entitled to receive paid vacation and sick time, as well as paid time during which he may attend professional conferences or seminars. The agreement also provides a monthly automobile expense allowance that includes payment of automobile insurance and associated expenses. Further, Mr. Shpilsky is entitled to receive compensation for relocation expenses. The employment agreement also grants to Mr. Shpilsky 300,000 stock options for shares of our company's common stock.

OPTION GRANTS IN FISCAL YEAR 1999


                                        Individual
                                          Grants
                                         Percent
                                         of Total
                                         Options     Market
                           Number of    Granted to   Exercise
                            Shares      Employees    of Base   Price on                  Potential Realizable Value at
                          Underlying    in Fiscal     Price    Date of    Expiration      Assumed Annual Rates of Stock
Name                        Options        Year      ($/Sh)     Grant       Date       Price Appreciation for Option Term
----                      ----------    ----------  ---------  --------   ----------   ----------------------------------
                                                                                            5%($)             10%($)
                                                                                      ----------------      -------------
Michael C. Palmer(1)        25,000          .6%    $   4.00     $4.00         2/9/04      $ 27,750          $     61,000
Michael C. Palmer(1)     1,000,000        23.5         3.00      3.00       10/30/04       830,000             1,800,000
Chester L. Noblett, Jr.    300,000         7.1         3.00      3.00         2/9/04       249,000               540,000
Mark McMillan(2)           500,000        11.8        13.125                 5/17/04
David Coulter(2)         1,500,000        35.3         3.00                  8/22/03

(1) Excludes an aggregate of 600,000 warrants granted to VCI in 1999. VCI is controlled by Mr. Palmer.
(2)  Messrs. Coulter and McMillan have left the company.

OPTIONS EXERCISED IN FISCAL YEAR 1999

                                                            Number of Shares                    Dollar Value
                           Shares          Value       --------------------------        --------------------------
                           Acquired       Realized     Exercisable         Unex          Exercisable        Unex
                           --------       --------     -----------      ---------        -----------    -----------
Michael C. Palmer             -               -           725,000       1,000,000        $   137,500    $ 2,000,000
Chester L. Noblett, Jr.    159,547        $757,848      1,245,802               -          3,301,634              -
Mark McMillan(1)              -               -                 -         500,000                  -              -
James Mack(1)                 -               -           100,000         200,000            200,000        400,000


(1) Messrs. McMillan and Mack have left the company.

DIRECTOR COMPENSATION

        Each non-employee director receives a payment of $500 for each board meeting attended and an annual option grant to purchase 20,000 shares at market value. All directors are entitled to reimbursement for expenses of traveling to and from board meetings, and any other out-of-pocket expenses incurred on behalf of the company.

        Mr. Piraino, who serves as the audit committee, receives a payment of $500 per month for his services. This compensation commenced in September, 1998.

        Prior to the merger with Technology Guardian, Inc. ("TGI"), Mr. Piraino was granted 25,000 shares of common stock as compensation for serving on the board of directors.

                              CERTAIN TRANSACTIONS


        In April 1997, in exchange for the issuance of 849,750 shares of TGI common stock which were converted into company shares in the merger, TGI entered into a settlement agreement among TGI, Cyber Village Network, Inc. ("CVN") and Mr. Noblett in which CVN and Mr. Noblett agreed to release TGI from all potential claims arising from: (i) an Option Agreement, dated August 6, 1997; and, (ii) an agreement entered into among TGI, David Coulter, as TGI's then President, CVN and Mr. Noblett as agent for CVN ("Commission Agreement").

        The Option Agreement granted options to CVN to purchase shares equal to 10% of TGI's issued and outstanding shares in exchange for forgiveness of a $100,000 promissory note held by CVN, as well as the option to purchase shares equal to 30% of TGI's issued and outstanding shares in exchange for $1,200,000. Further, the Option Agreement provided that David Coulter, TGI's former president, had the right to repurchase shares from CVN equal to 15% of TGI's common stock following the exercise of the option by CVN in exchange for $1,200,000. Mr. Coulter offset his obligation to pay CVN $1,200,000 by the $1,200,000 payable to TGI by CVN pursuant to its exercise of options. The Commission Agreement provided that TGI and Mr. Coulter, TGI's then President, would pay Mr. Noblett, as agent for CVN, an amount equal to 6% of the gross proceeds received by TGI from any underwriting arranged by Andrew Glashow and Joe Py, including bridge financing, and subsequently, Mr. Noblett would rebate one-third of the aforementioned fees to Mr. Coulter. The Option Agreement was subsequently canceled and the parties released each other from all claims.

        Prior to the issuance of the 1,030,000 shares of TGI's stock as a result of the exercise of the Option Agreement by CVN and the 849,750 shares received in consideration for the Settlement Agreement, for a total of 1,879,750 Shares, Mr. Noblett, as agent for CVN, assigned 1,060,000 shares to certain persons as consideration for loans made to CVN.

        In March 1998 TGI completed payment to Mr. Noblett of a fee in the amount of $100,000 for services provided in assisting TGI with obtaining additional capital.

        In May 1998 Mr. Coulter transferred 379,250 shares of his stock to CVN. Mr. Coulter then canceled 5,414,172 shares of common stock of TGI in connection with the pending private placement of shares of TGI. Of the shares canceled, TGI reissued 125,619 shares to him in August 1998, prior to completion of the merger with U.S. Connect 1995.

        The cancellation of the Option Agreement was part of the overall consideration given in settling the disputes between Mr. Noblett and Mr. Coulter. A dispute arose between Messrs. Noblett and Coulter with regard to Mr. Noblett's right to purchase 30% of the outstanding stock of TGI. Due to what Mr. Coulter perceived to be the increasing potential of TGI, he did not want TGI to honor its prior commitment to Mr. Noblett. The transactions had no impact on the operations of the company. These transactions only resolved disputed issues between Mr. Noblett and Mr. Coulter. At that point in time, there were fewer than ten stockholders of the company, all of whom were closely associated with the company. Accordingly, there were no public stockholders affected in any way by these transactions.

        In connection with the merger with U.S. Connect 1995, we assumed the obligations of TGI to issue options to purchase 2,000,000 shares of TGI common stock on a pro rata basis to all TGI stockholders as of August 30, 1998, at an exercise price of $0.7168 per share, exercisable for five years from date of grant. In addition, the company assumed the obligations of TGI for options to purchase 1,910,885 shares of TGI common stock to Mr. Coulter, then-President of TGI, and 500,000 shares of TGI common stock to Mr. Noblett, the Vice President and Chief Operating Officer of TGI, at an exercise price of $.7168 per share, exercisable for five years from date of grant. In October 1998 the Board of Directors authorized the issuance of additional options to purchase 1,500,000 shares of common stock to Mr. Coulter, and 333,000 shares of common stock to Mr. Noblett, at an exercise price of $3.00 per share, exercisable for five years from date of grant subject to the company achieving $30,000,000 in sales in 1999. We did not achieve this level of sales in 1999, and therefore the additional options issued to Mr. Coulter (1,500,000) and Mr. Noblett (333,000) lapsed.

        On March 22, 1999, Mr. Coulter resigned as a director and officer of the company. Pursuant to a resignation agreement, Mr. Coulter agreed to cancel 1,767,769 shares of common stock, reducing the number of shares he holds to 3,000,000 shares of common stock. By contract, the 3,000,000 shares retained by Mr. Coulter are nonvoting. In addition, Mr. Coulter agreed to cancel all options held by him to purchase 3,410,885 shares of common stock. The canceled options included options on 1,500,000 shares exercisable at $3.00 per share and options on 1,910,885 shares at $0.7168 per share. Mr. Coulter agreed to accept in lieu thereof options to purchase 1,500,000 shares of common stock, with an exercise price of $3.00 per share, for five years from August 22, 1999. Mr. Coulter also agreed to the termination of his employment agreement. We agreed to pay Mr. Coulter a severance payment of $150,000, payable at the rate of $30,000 per month from the time of resignation, and to pay Mr. Coulter for consulting with us at the rate of $10,000 per month for a total of 36 months, commencing upon his resignation. We have entered into a general mutual release of claims with Mr. Coulter. As a result of an alleged breach of the resignation agreement by Mr. Coulter, we suspended the payment of $10,000 per month to Mr. Coulter. On February 23, 2000, we entered into a settlement agreement and general release with Mr. Coulter, pursuant to which Mr. Coulter released all claims for compensation under the resignation agreement of March 22, 1999, and agreed to transfer certain domain names to us. In return, we agreed to pay Mr. Coulter $90,000 and to grant him piggy back registration rights with respect to shares he acquires in the exercise of his stock options.

        CFE and VCI (the "Consultant") worked together as equal joint venture partners pursuant to an exclusive consulting agreement entered into between the Consultant and the company, dated September 15, 1999, which was to terminate no earlier than September 15, 2002. Mr. Palmer, CEO of the company, is also the owner and President of the Consultant.

        Pursuant to the consulting agreement, we agreed to issue 2,500,000 shares of Series B 12% Convertible Preferred Stock to CFE for $2.00 per share, and 1,000,000 shares of Series A 12% Convertible Preferred Stock to VCI for $2.00 per share.

        The consulting agreement and the issued and outstanding Series B Preferred Stock was canceled by mutual agreement of the parties in March 2000. As part of the settlement, we agreed with CFE to settle a dispute about the number of common shares issued to CFE and its clients and the amount we received in payment for those shares. CFE paid us $558,510 and we entered into a mutual release with CFE for all claims. In addition, CFE agreed to put the shares of common stock which CFE would receive upon conversion of its warrants into a voting trust if requested by NASDAQ in order to facilitate a listing on NASDAQ. Furthermore, all of the outstanding Series A Preferred Stock was converted into 550,000 shares of common stock in April 2000. The warrants issued to the former holders of Series A Preferred Stock and Series B Preferred Stock remain outstanding.

                             PRINCIPAL STOCKHOLDERS


COMMON STOCK

        The following table sets forth, as of June 30, 2000, the ownership of the company's common stock by

        -      each director and named executive officer of the company,

        - all named executive officers and directors of the company as a group, and

        - all persons known by the company to beneficially own more than 5% of the company's common stock.


                                                              Amount and           Percent
                                                              Nature of           of Total
                                                              Beneficial         Shares and
        Beneficial Owner                                     Ownership(1)          Options
        ------------------------------------                 ------------      --------------
        David B. Coulter(2)
        15555 Huntington Village Lane, #239                     2,500,000           10.69%
        Building 9
        Huntington Beach, CA 92647

        Chester (Chet) L. Noblett Jr.(3)                        2,737,097           11.83%
        16520 Harbor Boulevard, Bldg. G
        Fountain Valley, California 92708

        Salvator Piraino(4)                                       161,103             *
        16520 Harbor Boulevard, Bldg. G
        Fountain Valley, California 92708


   Gary Pan(5)                                            45,000            *
   16520 Harbor Boulevard, Bldg. G
   Fountain Valley, California 92708

   Jim Mack(6)                                            62,311            *
   16520 Harbor Boulevard, Bldg. G
   Fountain Valley, California 92708

   Michael C. Palmer(7)                                1,370,000           5.95%
   10 Universal City Plaza, Suite 1130
   Universal City, California  91608

   Richard Elliot                                      2,062,500           9.20%
   10 Universal City Plaza, Suite 1130
   Universal City, California 91608

   Steven A. Tulk                                            400              *
   10 Universal City Plaza, Suite 1130
   Universal City, California 91608

   Directors and Named Executive Officers              8,938,411          34.56%
   as a group

*       Less than one percent.

(1) Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes options to purchase 1,500,000 shares of the company's common stock at $3.00 per share for a period of five years from August 22, 1998.

(3) Includes options to purchase (i) 262,802 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 8, 1998); (ii) 333,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (October 7, 1998); (iii) 300,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (September 15, 1998); and (iv) warrants to purchase 350,000 shares of the company's common stock at $2.40 per share for a period of five years from date of grant (June 9, 1998).


(4) Includes options to purchase (i) 16,103 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 31, 1998); (ii) 20,000 shares of the company's common stock at $5.50 per share for a period of five years from date of grant (September 30, 1999); and (iii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999).


(5) Includes options to purchase (i) 20,000 shares of the company's common stock at $17.41 per share for a period of five years from date of grant (September 30, 1999) and (ii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999).

(6) Includes options to purchase 4,294 shares of the company's common stock at $0.7168 per share for a period of five years from date of grant (August 31, 1998).

(7) Includes options to purchase 1,000,000 shares of the company's common stock at $3.00 per share for a period of five years from date of grant (November 1, 1999); (ii) 100,000 shares of the company's common stock at $9.25 per share for a period of five years from date of grant (November 28, 1998); and (iii) 25,000 shares of the company's common stock at $4.00 per share for a period of five years from date of grant (February 9, 1999).

PREFERRED STOCK

        The following table sets forth information regarding the beneficial ownership of our voting preferred stock as of the date of this prospectus:

                                   Name and Address                 Number of Shares   Percent
        Class                      of Beneficial Owner             Beneficially Owned  of Class
        -----                      -------------------             ------------------  --------
        Series C                   Wentworth, LLC                        50,000          100%
        6% Convertible             Corporate Center
        Preferred Stock(1)         West Bay Road
                                   Grand Cayman

        Series D                   Wentworth, LLC                        75,000          100%
        6% Convertible Preferred   Corporate Center
        Stock(1)                   West Bay Road
                                   Grand Cayman

        (1) All of the above preferred stock is convertible into common stock immediately; provided however, that no conversion may occur if, after conversion, the holder would be deemed beneficial owner of more than 4.99% of the company's then outstanding common stock. See "Description of securities" for details on the conversion prices.


                              SELLING STOCKHOLDERS


        All of the shares offered by this prospectus are being registered for sale for the accounts of selling stockholders. As noted in the following table, the selling stockholders have obtained or will obtain the common stock offered under this prospectus by converting or exercising certain of our convertible securities that they now hold or have the right to acquire. These selling stockholders hold shares of Series C 6% Convertible Preferred Stock ("Series C Preferred"), Series D 6% Convertible Preferred Stock ("Series D Preferred"), warrants to purchase common stock that we issued to holders of the Series C Preferred and Series D Preferred in connection with the issuance of the Series C Preferred and Series D Preferred, or common stock acquired upon the exercise of certain warrants.

        The table below includes, in the total number of shares offered, shares of common stock that have been issued or are issuable upon conversion of shares of Series C Preferred and Series D Preferred.

        The table below also includes shares of common stock issuable upon exercise of warrants issued to holders of Series C Preferred and Series D Preferred, who are selling stockholders, and shares of common stock acquired, or to be acquired, by a selling stockholder pursuant to exercise of certain warrants.

        We will not receive any portion of the proceeds from the sale of shares of common stock by the selling stockholders.

        Based on the information supplied to us by each selling stockholder, the following table sets forth certain information regarding the approximate number of shares of common stock which each selling stockholder owns or has the right to immediately acquire as of the date hereof, and as adjusted to reflect the sale by the selling stockholders of the shares of common stock offered by this prospectus. No selling stockholder has held any office or maintained any material relationship with us, or any of our predecessors or affiliates, over the past three years.



                                     Common Shares                             Common Shares
                                  Beneficially Owned         Number of      Beneficially Owned
                                  Prior to Offering(1)        Common        After Offering(1)(2)
                                ------------------------      Shares        --------------------
Name and Address                Number         Percent        Offered       Number      Percent
                                ----------    ----------     ---------      -------    ----------
Wentworth, LLC(3)
Corporate Center
West Bay Road
Grand Cayman                     8,044,598(4)   26.88%       8,044,598(4)         -0-          0%
                                ----------    ----------     ---------      ---------  ----------
Grayson & Associates(5)
One Tabor Center
1200 17th Street, 16th Floor
Golden, Colorado 80202             465,110       2.08%       465,110              -0-          0%



(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and convertible securities held by that person that are currently exercisable, or that become exercisable within 60 days of the date of this prospectus, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information as to each person has been furnished by such person.

(2) Assumes that all shares of common stock offered in this prospectus will be sold.

(3) Navigator Management Ltd., the Manager of Wentworth, LLC, has voting and investment decision authority over this investment.

(4) In accordance with the underlying warrant agreements, we are required to register an amount of shares equal to 200% of the shares issuable with respect to such warrants. The actual number of shares to be offered will depend on the number of shares acquired by Wentworth, LLC upon conversion of the Series C Preferred Stock, Series D Preferred Stock and warrants it holds.

(5) Gerald Grayson, President of Grayson & Associates, is the individual who has voting and investment decision authority over this investment.



                            DESCRIPTION OF SECURITIES


        The following summary description of our capital stock is not intended to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

GENERAL


        We have authorized capital stock consisting of 50,000,000 shares of common stock, $0.001 par value, of which 21,882,021 common shares are issued and outstanding (exclusive of shares reflected in this prospectus as being held for sale by selling stockholders), and 10,000,000 shares of preferred stock, $0.01 par value, of which 125,000 shares are issued and outstanding. There are 697 holders of record of our common stock as of the date of this prospectus.

        As of June 30, 2000, we have reserved 7,475,211 shares of common stock for issuance pursuant to options; 7,541,182 shares for issuance pursuant to outstanding warrants (including shares of common stock underlying warrants registered in this prospectus); and 5,000,000 shares for issuance pursuant to outstanding convertible securities.


COMMON STOCK

        The principal terms of our common stock are set forth below:

        -      number authorized: 50,000,000*

        - number outstanding: 21,882,021 exclusive of shares reflected in this prospectus as being held for sale by the selling stockholders

        -      dividend rate: see "Dividend policy"

        -      vote per share: one

        - no preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into or exercisable or exchangeable for shares of our common stock

        - shares of common stock are duly authorized and validly issued, fully paid and nonassessable

* At the next annual meeting of shareholders, we plan to request that shareholders authorize an increase in the authorized common stock to at least 100,000,000 shares

PREFERRED STOCK

        Our Board of Directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the powers, designations, rights, preferences and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders. The issuance of preferred stock in certain circumstances may delay, deter or prevent a change in control of the company, may discourage bids for our common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock. The principal terms of our preferred stock are set forth below:

        Series C 6% Convertible Preferred

        -      number authorized: 50,000 shares

        -      number outstanding: 50,000 shares

        -      dividend rate: 6% payable in either cash or common stock

        - per share liquidation preference: $100 (aggregate preference of $5,000,000)

        - vote per share: one vote for each share of common stock into which the preferred stock could be converted as of the record date for the vote

        -      right to appoint directors: none

        - when convertible: all shares are convertible as of the date of this prospectus, provided that not more than 20% of the shares may be converted in any period of five consecutive trading days. Further, no holder may convert into common stock if, as a result of such conversion, that holder would own more than 19.9% of the issued and outstanding shares of our common stock (we are required to redeem any excess). In addition, no holder may convert Series C Preferred Stock if, after such conversion, the holder would be deemed a beneficial owner of more than 4.99% of the then outstanding shares of common stock of the company

        - conversion price: the lesser of 125% of the closing bid price of the common stock on December 28, 1999 ($3.4375), or 85% of the five date average quoted price for the five trading days immediately preceding the conversion notice date, subject to a $2.50 floor per share for a 15 month period ending in March 2001

        - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

        - redemption rights: holders have no redemption rights. We may redeem at our election for cash at a price equal to the greater of a) an amount sufficient to yield to holders a 17.5% annualized rate of return or b) the economic benefit a holder would realize (before taxes and brokerage commissions) from converting the stock to common stock and selling it

        - registration rights: the common stock into which the Series C Preferred may be converted is required to be registered with the Securities and Exchange Commission

Series D 6% Convertible Preferred

        -      number authorized: 75,000 shares

        -      number outstanding: 75,000 shares

        -      dividend rate: 6% payable in either cash or common stock

        - per share liquidation preference: $100 (aggregate preference of $7,500,000)

        - vote per share: one vote for each share of common stock into which the preferred stock could be converted as of the record date for the vote

        -      right to appoint directors: none

        - when convertible: 25,000 shares are convertible 30 days after the effective date of this prospectus; 25,000 shares are convertible 60 days after the date of this prospectus; and the balance is convertible 90 days after the date of this prospectus; provided that not more than 20% of the shares may be converted in any period of five consecutive trading days. Further, no holder may convert into common stock if, as a result of such conversion, that holder would own more than 19.9% of the issued and outstanding shares of our common stock (we are required to redeem any excess). In addition, no holder may convert Series D Preferred Stock if, after such conversion, the holder would be deemed a beneficial owner of more than 4.99% of the then outstanding shares of common stock of the company

        - conversion price: the lesser of 125% of the closing bid price of the common stock on April 12, 2000 ($3.1875), or 85% of the average price for the five trading days prior to the conversion notice date, subject to a $2.50 floor per share for a 15 month period ending in July 2001

        - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

        - redemption rights: holders have no redemption rights. We may redeem at our election for cash at a price equal to the greater of a) an amount sufficient to yield to holders a 17.5% annualized rate of return or b) the economic benefit a holder would realize (before taxes and brokerage commissions) from converting the stock to common stock and selling it

        - registration rights: the common stock into which the Series D Preferred may be converted is required to be registered with the Securities and Exchange Commission

WARRANTS TO WENTWORTH, LLC PURSUANT TO SERIES C AND SERIES D PREFERRED STOCK

        -      number of warrants: 1,522,299

        - when exercisable: at any time and from time to time; provided, however, that in no event shall the holder be entitled to exercise the warrant or shall the company have the obligation to issue shares upon such exercise of all or any portion of the warrant to the extent that, after such conversion, the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock, which may be deemed beneficially owned through the ownership of the unconverted portion of the preferred stock or unexercised portion of the warrants), and (ii) the number of shares of common stock issuable upon the conversion of the preferred stock or exercise of the warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock (after taking into account the shares to be issued to the holder upon such conversion or exercise)

        - exercise price: $4.617 for warrants issued with the Series C Preferred Stock and $3.9844 for warrants issued with the Series D Preferred Stock

        - contains standard anti-dilution provisions to protect against stock splits and below market stock issuances

        - registration rights: the common stock into which the Series C and Series D warrants may be converted is required to be registered with the Securities and Exchange Commission

ANTI-TAKEOVER LAW

        Acquisition of controlling interests. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

        The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

        The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

        If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

        Nevada's control share law may have the effect of discouraging takeovers of the corporation.

        Business combination law. In addition to the above control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

        The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

        Pursuant to the company's articles of incorporation, the personal liability of a director or officer of the company to the company or a stockholder for monetary damages for breach of a fiduciary duty is limited to situations in which a director's or officer's acts or omissions involve intentional misconduct, fraud or knowing violations of law.

        The company's articles of incorporation and bylaws provide for the indemnification of directors and officers of the company to the maximum extent permitted by law. The bylaws provide generally for indemnification as to all expenses incurred or imposed upon them as a result of actions, suits or proceedings if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the company. These documents, among other things, indemnify the company's employees, officers and directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the company, on account of services as any employee, officer or director of the company or as an employee, officer or director of any affiliate of the company. The company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

        There is no pending litigation or proceeding involving a director, officer, employee or other agent of the company as to which indemnification is being sought, and the company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

        The company has purchased directors and officers liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers of the company. the insurance policy provides standard directors and officers liability insurance in the amount of $5,000,000.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.


                         SHARES ELIGIBLE FOR FUTURE SALE


        As of the date of this offering, assuming full conversion of our Series C and Series D Preferred Stock at the current conversion price, and exercise of the related warrants, we will have 28,869,430 shares of common stock outstanding. Of the then outstanding shares of common stock, 19,228,385 are freely tradable by persons other than executive officers, directors and ten percent stockholders of the company as that term is defined under the Securities Act, without restriction or further registration, and 8,170,007 would be deemed "restricted securities" within the meaning of Rule 144 under the Securities Act. If presently unexercised warrants or options were exercised to purchase common stock, or presently convertible preferred stock (other than Series C and Series D Preferred Stock) was converted into common stock, we would have an additional 13,078,884 shares of "restricted securities" outstanding for a total of 41,948,314 shares. "Restricted securities" may not be sold in the absence of registration unless an exemption from registration is available, including the exemption contained in Rule 144. The presently outstanding "restricted securities" become eligible for resale under Rule 144 at various dates commencing in February 2000, and all will be eligible for resale under Rule 144 by July 2001.



        In general, under Rule 144, a stockholder who has beneficially owned shares of common stock for at least one year is entitled to sell, within any three-month period, a number of "restricted" shares that does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to sale limitations, notice requirements and the availability of current public information about us. Rule 144(k) provides that a stockholder who is not deemed to be an "affiliate" and who has beneficially owned shares of common stock for at least two years is entitled to sell those shares at any time under Rule 144(k) without regard to the limitations described above. In addition to the shares of common stock that are currently outstanding, a total of 7,475,211 shares of common stock are reserved for issuance upon exercise of options granted to our directors, executive officers and employees; 5,603,773 shares are issuable upon exercise of outstanding warrants, exclusive of shares of common stock underlying warrants registered in this prospectus; and, at current conversion prices, 5,000,000 shares are issuable upon conversion of Series C and Series D Preferred Stock.


        We are unable to estimate the number of shares that may be sold in the future by existing holders of shares of our common stock or holders of options or warrants or convertible securities that are outstanding or the effect, if any, that sales of shares of common stock by these persons will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock by these persons could adversely affect the then prevailing market prices of the common stock and warrants.


                              PLAN OF DISTRIBUTION


        The shares offered by this prospectus may be sold from time to time by selling stockholders, who consist of the persons named under "Selling stockholders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling stockholders may sell the shares on the OTC Bulletin Board or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

        - a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

        - ordinary brokerage transactions and transactions in which a broker solicits purchasers;

        -      privately negotiated transactions;

        -      short sales;

        - if such a sale qualifies, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; and

        -      any other method permitted pursuant to applicable law.

        In making sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated prior to the sale. The selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions.

        If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to Rule 424(c) under the Securities Act of 1933, setting forth:

        -      the name of each of the participating broker-dealers,

        -      the number of shares involved,

        -      the price at which the shares were sold,

        - the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable,

        - a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

        -      any other facts material to the transaction.

        We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. In addition, in the event the selling stockholders sell short shares of common stock, this prospectus may be delivered in connection with such short sales and the shares offered by this prospectus may be used to cover such short sales. To the extent, if any, that the selling stockholders may be considered "underwriters" within the meaning of the Securities Act, the sale of the shares by them shall be covered by this prospectus.


                                  LEGAL MATTERS


        Arter & Hadden LLP, Los Angeles, California, has advised us with respect to the validity of the shares of common stock offered by this prospectus.


                                     EXPERTS


         Carpenter, Kuhen & Sprayberry, independent auditors, have audited the consolidated financial statements of the company for the year ended December 31, 1999. Lichter and Associates, independent auditors, audited our consolidated financial statements for the years ended December 31, 1997 and 1998. Their reports are included in this prospectus. Our consolidated financial statements are included in this prospectus in reliance on their reports, given their authority as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


        The company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act with respect to the securities offered. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning the company and the securities offered, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

        Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. In each instance where a copy of that contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement is qualified in all respects by reference to that exhibit. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's Public Reference Room, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of all or any part of those documents may be obtained from the SEC's office after payment of the SEC's prescribed fees. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

        We intend to provide our stockholders with annual reports containing consolidated financial statements audited by an independent public accounting firm and will make available to stockholders quarterly reports containing unaudited consolidated financial data for the first three quarters of each year. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and file periodic reports, proxy statements and other information with the SEC.

                           ESAT, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                            Page
                                                                                            ----
ESAT, INC. FINANCIAL STATEMENTS
Report of Carpenter, Kuhen & Sprayberry, Independent Auditors.........................       F-2

Report of Lichter and Associates, Independent Auditors................................       F-3

Consolidated Balance Sheets - December 31, 1999 and 1998 and March 31, 2000 and
    1999 (Unaudited)..................................................................       F-4

Consolidated Statements of Operations for the years ended December 31, 1999,
    1998 and 1997 and the three months ended March 31, 2000 and 1999 (Unaudited)......       F-6

Consolidated Statements of Stockholders' Equity for the years ended December
    31, 1999 and 1998 and the three months ended March 31, 2000 (Unaudited)...........       F-7

Consolidated Statements of Cash Flows for the years ended December 31, 1999,
    1998 and 1997 and the three months ended March 31, 2000 and 1999 (Unaudited)......       F-8

Notes to Consolidated Financial Statements for the years ended December 31, 1999,
    1998 and 1997 ....................................................................       F-9

Notes to Consolidated Financial Statements as of March 31, 2000 and 1999 (Unaudited)..      F-29

PACIFICNET, LLC FINANCIAL STATEMENTS
Report of Carpenter, Kuhen & Sprayberry, Independent Auditors.........................      F-34

Balance Sheets - December 31, 1999 and 1998 and March 31, 2000 (Unaudited)............      F-35

Statements of Operations and Members' Deficit for the years ended December 31, 1999
    and 1998 and the three months ended March 31, 2000 (Unaudited)....................      F-37

Statements of Cash Flows for the years ended December 31, 1999 and 1998 and the
    three months ended March 31, 2000 (Unaudited).....................................      F-38

Notes to Financial Statements as of December 31, 1999 and 1998........................      F-39

Notes to Financial Statements as of March 31, 2000 (Unaudited)........................      F-47

INTERWIRELESS, INC. FINANCIAL STATEMENTS
Report of Carpenter, Kuhen & Sprayberry, Independent Auditors.........................      F-55

Balance Sheets - December 31, 1999 and 1998 and March 31, 2000 (Unaudited)............      F-56

Statements of Operations and Retained Deficit for the period from March 3, 1998
    (date of inception) to December 31, 1998 and the year ended December 31, 1999
    and the three months ended March 31, 2000 (Unaudited).............................      F-58

Statements of Cash Flows for the period from March 3, 1998 (date of inception) to
    December 31, 1998 and the year ended December 31, 1999 and the three months ended
    March 31, 2000 (Unaudited)........................................................      F-59

Notes to Financial Statements as of December 31, 1999 and 1998.......................       F-60

Notes to Financial Statements as of March 31, 2000 (Unaudited).......................       F-65

PRO FORMA FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheet as of March 31, 2000 (Unaudited).................      F-71

Condensed Consolidated Statement of Operations for the three months ended
    March 31, 2000 (Unaudited)........................................................      F-72

Condensed Consolidated Statement of Operations for the year ended December 31, 1999
    (Unaudited).......................................................................      F-73

Adjustments...........................................................................      F-74

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders eSat, Inc.
Fountain Valley, California

We have audited the accompanying consolidated balance sheet of eSat, Inc., and subsidiaries, as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of eSat, Inc. as of December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern; however, the Company has experienced losses from operations since inception, except for the reversal in 1999 of employee stock option compensation expense that was recognized in 1998 in accordance with APB 25, and substantial doubt exists as to its continuation as a going concern. Continuation is dependent upon the success of future operations. Management's plans in regard to those matters are described in Note
2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certain errors in applying APB 25 resulted in an understatement of previously reported compensation expense for the year ended December 31, 1998 and was discovered during the current year. Accordingly, the 1998 financial statements have been restated and an adjustment has been made to compensation expense and retained earnings to correct the error.

Carpenter, Kuhen & Sprayberry

Oxnard, California
March 29, 2000
Except Notes 1m and 12, as to which
the date is May 10, 2000.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders eSat, Inc. (Formerly Technology Guardian, Inc.)
Fountain Valley, California

Members of the Board:

We have audited the accompanying balance sheets of eSat, Inc. (formerly Technology Guardian, Inc.) (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eSat, Inc. (formerly Technology Guardian, Inc.) as of December 31, 1998 and 1997, and the result of their operations and their cash flows for each of the years in the period ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

As discussed in Note Q to the financial statements, the Company has suffered recurring losses, a decline in revenue and cash shortages. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note Q. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

As discussed in Note P to the financial statements, the Company's 1998 Additional paid in Capital previously reported as $6,614,398 should have been $6,051,234. This discovery was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this correction.

Also, certain errors in applying APB 25 resulted in an understatement of previously reported compensation expense for the year ended December 31, 1998 and was discovered during the current year. Accordingly the 1998 financial statements have been restated and an adjustment has been made to compensation expenses and retained earnings to correct the error.

Lichter and Associates

February 23, 1999, except for Note P, as to which the date is June 14, 1999, Notes J, K and Q as to which the date is October 22, 1999 and above correction as to which the date is March 29, 2000 Los Angeles, California

                                   ESAT, INC.
                                AND SUBSIDIARIES

            CONSOLIDATED BALANCE SHEETS - DECEMBER 31, 1999 AND 1998
                     AND MARCH 31, 2000 AND 1999 (UNAUDITED)

                                     ASSETS


                                                 DECEMBER 31,                      MARCH 31,
                                             1999            1998            2000            1999
CURRENT ASSETS:                                            RESTATED       (UNAUDITED)     (UNAUDITED)
    Cash and cash equivalents             $3,458,561      $2,567,697      $1,053,742      $2,661,826
    Accounts receivable, net                  18,669          48,964         540,064          25,095
    Inventory, net                           135,189         289,260         395,182         203,265
    Deposits                                 420,747              --         317,385           7,399
    Other current assets                      23,066              --          78,697          14,000
                                          ----------      ----------      ----------      ----------
                Total current assets       4,056,232       2,905,921       2,385,070       2,911,585
                                          ----------      ----------      ----------      ----------
PROPERTY AND EQUIPMENT, NET                  749,744         293,251         879,035         467,647
                                          ----------      ----------      ----------      ----------
OTHER ASSETS:
    Note receivable                          250,000          15,000         142,139              --
    Other assets                             100,493          47,215          96,121          76,586
    Media licenses, net                           --              --         235,010              --
                                          ----------      ----------      ----------      ----------
                                             350,493          62,215         473,270          76,586
                                          ----------      ----------      ----------      ----------

                                          $5,156,469      $3,261,387      $3,737,375      $3,455,818
                                          ==========      ==========      ==========      ==========


    The accompanying notes are an integral part of the financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                            DECEMBER 31,                            MARCH 31,
                                                       1999               1998               2000                1999
CURRENT LIABILITIES:                                                    RESTATED          (UNAUDITED)         (UNAUDITED)
    Accounts payable                               $    791,467       $    235,866       $  1,050,977       $    101,280
    Accrued expenses                                    161,713            179,692            366,436             93,989
    Unearned revenue                                     78,161            117,070             74,052            101,570
    Current portion of obligations
       under capital lease                               28,401                 --             22,714             19,488
    Other current liabilities                                --              6,414                 --              8,000
    Payroll taxes payable                                    --                 --                 --            137,045
    Commission payable                                  160,000                 --                 --                 --
    Note payable related party                           90,250                 --                 --                 --
    Severance pay payable                                90,000                 --                 --                 --
    Settlement payable                                   83,866                 --             59,866                 --
    Current portion of accrued media licenses                --                 --            135,357                 --
                                                   ------------       ------------       ------------       ------------

                Total current liabilities             1,483,858            539,042          1,709,402            461,372
                                                   ------------       ------------       ------------       ------------

LONG-TERM LIABILITIES                                    59,416                 --             62,976             56,072
                                                   ------------       ------------       ------------       ------------
COMMITMENTS AND CONTINGENCIES                                --                 --                 --                 --
                                                   ------------       ------------       ------------       ------------

STOCKHOLDERS' EQUITY:
  Preferred stock - Series C,
    cumulative, fully participating,
    convertible, $0.01 par value
    Authorized - 50,000 shares, Issued
    and outstanding - 50,000 shares
    (Aggregate liquidation preference
    $4,999,500 in 1999)                                     500                 --                500                 --
  Preferred stock - Series A,
    cumulative, fully participating,
    convertible, $0.01 par value
    Authorized - 2,000,000 shares
    Issued and outstanding - 1,000,000
    (Aggregate liquidation preference
    $1,990,000 in 1999)                                  10,000                 --             10,000                 --
  Common stock - $0.001 par value
    Authorized - 50,000,000 shares
    Issued and outstanding - 18,345,214
    shares at December 31, 1999                          18,345             16,086             18,472             17,579
  Additional paid-in capital                         25,764,947         96,805,249         22,088,700         86,934,105
  Retained deficit                                  (20,899,587)       (94,098,990)       (20,298,024)       (82,454,800)
                                                   ------------       ------------       ------------       ------------
                                                      4,894,205          2,722,345          1,819,648          4,496,884

  Less:  Subscriptions receivable                    (1,558,510)                --           (558,510)        (1,558,510)
  Minority interest in equity of subsidiary             277,500                 --            703,859                 --
                                                   ------------       ------------       ------------       ------------

                Total stockholders' equity            3,613,195          2,722,345          1,964,997          2,938,374
                                                   ------------       ------------       ------------       ------------

                                                   $  5,156,469       $  3,261,387       $  3,737,375       $  3,455,818
                                                   ============       ============       ============       ============


    The accompanying notes are an integral part of the financial statements.

                                   ESAT, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
         AND THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)




                                                                    YEARS ENDED                         THREE MONTHS ENDED
                                                                    DECEMBER 31,                             MARCH 31,
                                                        1999            1998            1997           2000             1999
                                                                      RESTATED                      (UNAUDITED)      (UNAUDITED)
SALES                                               $    423,640    $    341,047    $  1,201,044    $    563,310    $     86,352
COST OF SALES                                          1,432,717         685,570         345,491         547,452         287,436
                                                    ------------    ------------    ------------    ------------    ------------
                   Gross margin                       (1,009,077)       (344,523)        855,553          15,858        (201,084)

GENERAL AND ADMINISTRATIVE
EXPENSES                                               7,916,819       2,613,468       1,289,406       2,753,738       1,342,204
                                                    ------------    ------------    ------------    ------------    ------------

                   Loss from operations               (8,925,896)     (2,957,991)       (433,853)     (2,737,880)     (1,543,288)
                                                    ------------    ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)
      Compensation adjustment recognized
         under APB 25                                 81,945,112     (90,754,014)             --       3,315,787      13,149,509
      Other income                                       149,684              --              --          15,088          14,082
      Interest income                                     57,158              --              --          10,355          31,159
      Gain on sale of assets                                 675              --              --              --             675
      Minority interest in loss of subsidiary                 --              --              --          19,941              --
      Interest expense                                   (25,730)        (11,371)        (19,145)        (10,061)         (7,148)
                                                    ------------    ------------    ------------    ------------    ------------

                                                      82,126,899     (90,765,385)        (19,145)      3,351,110      13,188,277
                                                    ------------    ------------    ------------    ------------    ------------

                   Income (loss) before income
                      taxes and extraordinary
                      income                          73,201,003     (93,723,376)       (452,998)        613,230      11,644,989

PROVISION FOR INCOME TAXES                                 1,600             800             800              --             800
                                                    ------------    ------------    ------------    ------------    ------------

                   Income (loss) before
                      extraordinary income            73,199,403     (93,724,176)       (453,798)        613,230      11,644,189

EXTRAORDINARY INCOME                                          --         242,990              --              --              --
                                                    ------------    ------------    ------------    ------------    ------------

                   Net income (loss)                $ 73,199,403    $(93,481,186)   $   (453,798)   $    613,230    $ 11,644,189
                                                    ============    ============    ============    ============    ============


EARNINGS PER COMMON SHARE:

      Income (loss) before extraordinary income     $       4.02    $      (5.83)   $      (0.04)   $       0.03    $       0.63
                                                    ============    ============    ============    ============    ============

      Net income (loss)                             $       4.02    $      (5.81)   $      (0.04)   $       0.03    $       0.63
                                                    ============    ============    ============    ============    ============

EARNINGS PER COMMON SHARE--ASSUMING DILUTION:
      Income (loss) before extraordinary item,
         as restated                                $       3.08    $      (5.83)   $      (0.04)   $       0.03    $       0.45
                                                    ============    ============    ============    ============    ============

      Net income (loss), as restated                $       3.08    $      (5.81)   $      (0.04)   $       0.03    $       0.45
                                                    ============    ============    ============    ============    ============


    The accompanying notes are an integral part of the financial statements.

                                   ESAT, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             AND THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

                                            Preferred Stock-Series A      Preferred Stock-Series C             Common Stock
                                           ---------------------------   ---------------------------   ----------------------------
                                              Shares         Amount         Shares         Amount          Shares         Amount
                                           ------------   ------------   ------------   ------------   ------------    ------------
Balance, December 31, 1997                           --   $         --             --   $         --     11,407,507    $     11,408

Net loss                                             --             --             --             --             --              --

Common stock issued in reverse
  acquisition                                        --             --             --             --      1,050,400           1,050

Sale of common stock                                 --             --             --             --      3,628,029           3,628

Compensation adjustment recognized
  under APB 25                                       --             --             --             --             --              --
                                           ------------   ------------   ------------   ------------   ------------    ------------

Balance, December 31, 1998, as restated              --             --             --             --     16,085,936          16,086

Net income                                           --             --             --             --             --              --

Compensation adjustment recognized
  under APB 25                                       --             --             --             --             --              --

Sale of common stock                                 --             --             --             --      3,848,577           3,848

Issuance of common stock for services                --             --             --             --        178,470             179

Sale of preferred stock series A              1,000,000         10,000             --             --             --              --

Sale of preferred stock series C                     --             --         50,000            500             --              --

Minority interest in equity of
  subsidiary                                         --             --             --             --             --              --

Cancellation of common stock in
  settlement                                         --             --             --             --     (1,767,769)         (1,768)
                                           ------------   ------------   ------------   ------------   ------------    ------------

Balance, December 31, 1999                    1,000,000         10,000         50,000            500     18,345,214          18,345

Net income                                           --             --             --             --             --              --

Compensation expense recognized
  under FAS 123                                      --             --             --             --             --              --

Compensation adjustment recognized
  under APB 25                                       --             --             --             --             --              --

Issuance of common stock related
  to raising capital                                 --             --             --             --         50,000              50

Cashless exercise of common stock options            --             --             --             --         39,867              40

Cashless exercise of common stock warrants           --             --             --             --         36,509              37

Reversal of payable related to cost
  of capital                                         --             --             --             --             --              --

Payment of preferred stock dividend                  --             --             --             --             --              --

Minority interest in equity of subsidiary            --             --             --             --             --              --

Elimination of subscription receivable               --             --             --             --             --              --
                                           ------------   ------------   ------------   ------------   ------------    ------------

Balance, March 31, 2000                       1,000,000   $     10,000         50,000   $        500     18,471,590    $     18,472
                                           ============   ============   ============   ============   ============    ============




                                             Additional                                        Minority         Total
                                               Paid-In        Retained       Subscription    Interest in     Stockholders'
                                               Capital         Deficit        Receivable      Subsidiary       Equity
                                             ------------    ------------    ------------    ------------   ------------
Balance, December 31, 1997                   $    278,643    $   (617,804)   $         --    $         --   $   (327,753)

Net loss                                               --     (93,481,186)             --              --    (93,481,186)

Common stock issued in reverse
  acquisition                                     103,089              --              --              --        104,139

Sale of common stock                            5,669,503              --              --              --      5,673,131

Compensation adjustment recognized
  under APB 25                                 90,754,014              --              --              --     90,754,014
                                             ------------    ------------    ------------    ------------   ------------

Balance, December 31, 1998, as restated        96,805,249     (94,098,990)             --              --      2,722,345

Net income                                             --      73,199,403              --              --     73,199,403

Compensation adjustment recognized
  under APB 25                                (81,945,112)             --              --              --    (81,945,112)

Sale of common stock                            3,278,365              --        (558,510)             --      2,723,703

Issuance of common stock for services           1,161,945              --              --              --      1,162,124

Sale of preferred stock series A                1,990,000              --      (1,000,000)             --      1,000,000

Sale of preferred stock series C                4,474,500              --              --              --      4,475,000

Minority interest in equity of
  subsidiary                                           --              --              --         277,500        277,500

Cancellation of common stock in
  settlement                                           --              --              --              --         (1,768)
                                             ------------    ------------    ------------    ------------   ------------

Balance, December 31, 1999                     25,764,947     (20,899,587)     (1,558,510)        277,500      3,613,195

Net income                                             --         613,230             --              --         613,230

Compensation expense recognized
  under FAS 123                                   379,667              --              --              --        379,667

Compensation adjustment recognized
  under APB 25                                 (3,315,787)             --              --              --     (3,315,787)

Issuance of common stock related
  to raising capital                                  (50)             --              --              --             --

Cashless exercise of common stock options             (40)             --              --              --             --

Cashless exercise of common stock warrants            (37)             --              --              --             --

Reversal of payable related to cost
  of capital                                      160,000              --              --              --        160,000

Payment of preferred stock dividend                    --         (11,667)             --              --        (11,667)

Minority interest in equity of subsidiary              --              --              --         426,359        426,359

Elimination of subscription receivable           (900,000)             --       1,000,000              --        100,000
                                             ------------    ------------    ------------    ------------   ------------

Balance, March 31, 2000                      $ 22,088,700    $(20,298,024)   $   (558,510)   $    703,859   $  1,964,997
                                             ============    ============    ============    ============   ============

                                   ESAT, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
         AND THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)



                                                                                         YEARS
                                                                                         ENDED
                                                                                      DECEMBER 31,
                                                                       1999              1998           1997
                                                                                       RESTATED
CASH FLOWS FROM OPERATING  ACTIVITIES:
 Net income (loss)                                                  $ 73,199,403    $(93,481,186)   $   (453,798)
 Adjustments to reconcile net income (loss) to net cash used in operating activities-
       Noncash items included in net income (loss):
        Depreciation and amortization                                    251,199          24,659          12,546
        Gain on sale of assets                                              (675)             --              --
        Compensation - stock issued for services                       1,162,477              --              --
        Compensation adjustment recognized under APB 25              (81,945,112)     90,754,013              --
        Minority interest in loss of subsidiary                               --              --              --
        Bad debt expense                                                      --              --              --
        Net change in operating assets and liabilities                   603,697         (97,114)        203,535
                                                                    ------------    ------------    ------------

                        Net cash used in operating activities         (6,729,011)     (2,799,628)       (237,717)
                                                                    ------------    ------------    ------------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
       Payments for purchase of fixed assets                            (585,497)       (293,980)         (6,539)
       Proceeds from sale of fixed assets                                 13,580              --              --
       Increase in notes receivable                                     (235,000)             --              --
       Purchase of stock                                                      --              --         (12,000)
                                                                    ------------    ------------    ------------

                        Net cash used in investing activities           (806,917)       (293,980)        (18,539)
                                                                    ------------    ------------    ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
       Decrease in notes payable                                         (47,283)             --              --
       Decrease in capital lease obligations                                  --              --              --
       Preferred stock dividend paid                                          --              --              --
       Proceeds from issuance of minority interest in subsidiary              --              --              --
       Proceeds from issuance of preferred stock                       5,475,000              --              --
       Proceeds from issuance of common stock                          2,999,075       5,673,132         253,363
                                                                    ------------    ------------    ------------

                        Net cash provided by financing activities      8,426,792       5,673,132         253,363
                                                                    ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH
       EQUIVALENTS                                                       890,864       2,579,524          (2,893)

CASH AND CASH EQUIVALENTS,  BEGINNING OF PERIOD                        2,567,697         (11,827)         (8,934)
                                                                    ------------    ------------    ------------

CASH AND CASH EQUIVALENTS,  END OF PERIOD                           $  3,458,561    $  2,567,697    $    (11,827)
                                                                    ============    ============    ============

                                                                         THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         2000           1999
                                                                      (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                                   $    613,230    $ 11,644,189
 Adjustments to reconcile net income (loss) to net cash used in operating activities-
       Noncash items included in net income:
        Depreciation and amortization                                     107,731          40,089
        Gain on sale of assets                                                 --            (675)
        Compensation - stock issued for services                          539,667              --
        Compensation adjustment recognized under APB 25                (3,315,787)    (13,149,509)
        Minority interest in loss of subsidiary                           (19,941)             --
        Bad debt expense                                                  107,861              --
       Net change in operating assets and liabilities                    (533,412)        (38,064)
                                                                     ------------    ------------

                        Net cash used in operating activities          (2,500,651)     (1,503,970)
                                                                     ------------    ------------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
       Payments for purchase of fixed assets                             (265,091)       (147,582)
       Proceeds from sale of fixed assets                                      --          13,580
       Increase in notes receivable                                            --          15,000
       Purchase of stock                                                       --              --
                                                                     ------------    ------------

                        Net cash used in investing activities            (265,091)       (119,002)
                                                                     ------------    ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
       Decrease in notes payable                                          (69,001)             --
       Decrease in capital lease obligations                               (4,710)         (4,247)
       Preferred stock dividend paid                                      (11,666)             --
       Proceeds from issuance of minority interest in subsidiary          446,300              --
       Proceeds from issuance of preferred stock                               --              --
       Proceeds from issuance of common stock                                  --       1,721,348
                                                                     ------------    ------------

                        Net cash provided by financing activities         360,923       1,717,101
                                                                     ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH
       EQUIVALENTS                                                     (2,404,819)         94,129

CASH AND CASH EQUIVALENTS,  BEGINNING OF PERIOD                         3,458,561       2,567,697
                                                                     ------------    ------------

CASH AND CASH EQUIVALENTS,  END OF PERIOD                            $  1,053,742    $  2,661,826
                                                                     ============    ============


    The accompanying notes are an integral part of the financial statements.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies of eSat, Inc., is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles.

        eSat, Inc. ("the Company"), was originally incorporated under the laws of the State of California on February 22, 1996 as Technology Guardian, Inc. On October, 8, 1998, the Company merged with U.S. Connect 1995, Inc., and on January 26, 1999, changed its name to eSat, Inc.

        a) Nature of Operations

           The Company's primary line of business is providing high-speed satellite Internet access services and products to businesses, educational institutions, and government agencies, both domestically and internationally. The Company's satellite network enables it to provide high-speed data delivery services without geographical constraints. The Company is also developing a personal interactive desktop organizer, which includes a variety of personal productivity programs.

        b) Revenue Recognition

           The Company reports on the accrual basis for both financial statement and income tax purposes. Revenue from product sales is recognized as products are shipped. Revenue from services is recognized as the service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received.

        c) Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        d) Cash and Cash Equivalents

           The Company considers all investment instruments purchased with a maturity of three months or less to be cash equivalents.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)


(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        e) Concentration of Credit Risk

           The Company maintains its cash balances in various financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the year ended December 31, 1999, the Company has maintained balances in excess of federally insured limits. The Company's uninsured balances totaled $3,260,611 and $185,239 at December 31, 1999 and 1998,
           respectively.

           The Company purchases transponder time from one supplier.

        f) Accounts Receivable

           The allowance for doubtful accounts is established through a provision for bad debt charged to expense. Receivables are charged off against the allowance when management believes that the collectibility of the account is unlikely. Recoveries of amounts previously charged off are credited to revenues. At December 31, 1999 and 1998, the allowance for doubtful accounts was $26,804 and $0, respectively.

        g) Inventory

           Inventory consists of satellite dishes and related equipment and is stated at the lower of cost or market. Cost is determined using the weighted average method.

        h) Property, Equipment and Depreciation

           Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight-line method over the following estimated useful lives:


                                                               ESTIMATED
                        ASSET CLASSIFICATION                  USEFUL LIFE
                  Machinery and Equipment                       3 Years
                  Furniture                                     5 Years
                  Leasehold improvements                        3 Years
                  Office equipment                              3 Years


        Expenditures for maintenance and repairs are charged to expense as incurred.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        h) Property, Equipment and Depreciation (Continued)

           Property and equipment consist of:

                                                       1999         1998
         Machinery and equipment                    $ 434,131    $ 106,281
         Office equipment                             304,942       86,419
         Furniture                                    113,269       99,173
         Leasehold improvement                         45,720       24,018
         Automobiles                                       --       19,325
                                                    ---------    ---------

                                                      898,062      335,216
         Less - Accumulated depreciation             (246,472)     (41,965)
                                                    ---------    ---------

                                                      651,590      293,251
         Leased property under capital lease, net      98,154           --
                                                    ---------    ---------

                                                    $ 749,744    $ 293,251
                                                    =========    =========

        i) Principles of Consolidation

           The consolidated financial statements include the accounts of eSat, Inc., and its wholly owned subsidiaries. Significant inter-company transactions and amounts have been eliminated in consolidation.

        j) Research and Development

           Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations for the year ended December 31, 1999 were $500,134. For the years ended December 31, 1998 and 1997 there were no expenditures for research and development.

           The Company accounts for the creation of its computer software products in accordance with SFAS 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Accordingly, where technological feasibility has been established but the software product has not yet been made available for general release to customers, production costs incurred have been capitalized in the financial statement. The unamortized portion of the capitalized costs at December 31, 1999 was $96,451.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        k) Income Taxes

           The Company files a consolidated federal income tax return. The subsidiaries pay to or receive from eSat, Inc., the parent company, the amount of federal income taxes they would have paid or received had the subsidiaries filed separate federal income tax returns.

           Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company has a deferred tax asset due to net operating loss carryforwards for income tax purposes and the non-tax deductible recognition of compensation expense for financial statement purposes. The deferred tax asset is $2,754,236 and $808,290 at December 31, 1999 and 1998, respectively; however, due to the ongoing nature of the losses and the potential inability of the Company to ever realize the benefit, a valuation allowance has been established for 100% of the deferred tax asset. At December 31, 1999 and 1998, the Company's available federal net operating loss carry forwards totaled $12,233,782 and $3,589,974, respectively, and California net operating loss carry forwards totaled $12,232,752 and $3,590,544, respectively. The loss carry forwards will expire at various dates through the year 2019.

        l) Stock-Based Compensation

           The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized on fixed plans over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. For variable plans, APB 25 requires recognition of compensation cost over the vesting period based on the difference, if any, on the period-end date between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. Forfeitures of variable plan options result in a reversal of previously recognized compensation cost.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)




(1)        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        l) Stock-Based Compensation (Continued)

           Due to the large number of variable plan options granted by the Company in 1998 and the significant difference between the exercise price of those options and the fair value of the Company's stock at December 31, 1998, the Company recognized a substantial amount of non-cash compensation cost in 1998. Subsequently, a large number of forfeitures and the re-pricing to market of those options in 1999 caused a considerable reversal of the previously recognized non-cash compensation cost. The resulting net income for the year ended December 31, 1999, should not be construed as profitable operations during that year (See Note 2 for Going Concern disclosure).
        m) Net Earnings or Loss Per Share-Restated

           The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock at December 31, 1999. Subsequent to the issuance of the financial statements, the weighted average number of certain options and warrants were found to have been omitted from the diluted earnings per share calculation. The correction results in a reduction of reported diluted earnings per share by $0.35.

         Income available to common stockholders before adjustments   $ 73,199,403
         Adjustments                                                            --
                                                                      ------------

         Income available to common stockholders used in basic EPS    $ 73,199,403
                                                                      ============

         Weighted average number of common shares used in
            basic EPS                                                   18,206,553
         Effect of dilutive securities:
                Common stock dividend on preferred stock Series A             (479)
                Stock options                                            1,762,798
                Warrants                                                 1,270,949
                Convertible preferred stock Series A                        97,691
                Convertible preferred stock Series C                        11,023
                                                                      ------------

         Weighted average number of common shares and dilutive
           potential common stock used in dilutive EPS, as
           originally reported                                          21,348,535
                Stock options omitted                                    1,427,566
                Warrants omitted                                         1,017,804
                                                                      ------------
         Weighted average number of common shares and dilutive
           potential common stock used in dilutive EPS, as restated     23,793,905
                                                                      ============

           The following transactions occurred after December 31, 1999, which, had they taken place during 1999, would have changed the number of shares used in the computations of earnings per share: (1) options to purchase 680,000 common shares were issued to employees; (2) warrants to purchase 2 million common shares were awarded to non-employees; and (3) a third party investor agreed to purchase 6 million common shares and warrants to purchase an additional 6 million shares on March 16, 2000 (See Note 11).

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        m) Net Earnings or Loss Per Share (Continued)

           Basic net loss per share is based on the weighted average number of common shares outstanding of 16,085,936 and 11,407,507 for 1998 and 1997, respectively. The basic and diluted earnings per share calculations are the same for 1998 and 1997 because potential dilutive securities would have had an antidilutive effect for all periods presented. Securities that were not included in the 1998 and 1997 earnings per share calculation because they were antidilutive consist of the convertible preferred stock, warrants and stock options.

        n) Advertising

           The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended December 31, 1999, 1998, and 1997 were $479,387, $175,647, and $125,934, respectively.

(2)     GOING CONCERN

        The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern; however, the Company has sustained substantial operating losses in recent years. In view of this matter, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

        Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. In March 2000, the Company entered into a private placement agreement for the sale of $12,000,000 of common stock. The Company feels that this and subsequent financing arrangements coupled with product and services market introductions will provide sufficient cash to meet its operating and business expansion requirements in 2000.

(3)     NOTE RECEIVABLE - EMPLOYEE

        Note receivable - employee at December 31, 1999 consists of a note receivable from an employee dated June 9, 2000, due in monthly payments of $1,580, including interest at 6.5%, secured by personal property of the employee, matures June 9, 2030.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(4)     LEASED PROPERTY UNDER CAPITAL LEASE

        The Company leases office equipment under capital leases. The economic substance of these lease agreements is that the Company is financing the acquisition of the leased assets through the leases and, accordingly, they are recorded in the Company's assets and liabilities. The following is an analysis of the leased property under capital lease:

                                                                1999           1998
                                                                             RESTATED
         Office equipment                                    $ 137,081       $      --
         Less accumulated depreciation                         (38,927)             --
                                                             ---------       ---------

                                                             $  98,154       $      --
                                                             =========       =========

         Net minimum lease payments                          $ 104,653       $      --
         Less - amount representing interest                   (16,836)             --
                                                             ---------       ---------


            Present value of net minimum lease payments      $  87,817       $      --
                                                             =========       =========

        The following is a schedule by years of future minimum lease payments required under the leases:

               Years ending December 31, 2000                            $ 28,401
                 2001                                                      32,183
                 2002                                                      18,674
                 2003                                                       8,559
                                                                         --------

                                                                         $ 87,817
                                                                         ========

(5)     COMMITMENTS AND CONTINGENCIES

        a) Non-Cancelable Operating Lease

           The Company leases its office facilities under a non-cancelable operating lease. The lease has a five-year term, which expires September 30, 2003. At December 31, 1999, base rent under the lease was $7,332 per month. The lease requires the Company to provide for common area maintenance expenditures. Base rent and CAM charges are subject to escalation every year. The Company has the option to renew the lease for an additional period of five years. Rent expense under the lease for the years ended December 31, 1999, 1998, and 1997 were $86,013, $45,500, and $25,900, respectively.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(5)     COMMITMENTS AND CONTINGENCIES (Continued)

        a) Non-Cancelable Operating Lease (Continued)

           The following is a schedule by years of future minimum lease payments required under the lease:

               Years ending December 31,  2000                          $  88,968
                                          2001                             92,577
                                          2002                             95,532
                                          2003                             73,863
                                                                        ---------

                                                                        $ 350,940
                                                                        =========

        b) Pending and Threatened Litigation

           On July 23, 1999 a case was filed in which the plaintiff alleges the Company breached a Subscription Agreement to sell him 2,092,500 shares of Company stock. Plaintiff requested that the case be dismissed without prejudice, but the Company demanded that the case be dismissed with prejudice without any compensation to Plaintiff. This case has been scheduled for trial and the Company believes it will prevail.

           On December 11,1999 a case was filed against the Company and an Officer by a Plaintiff who had been terminated for poor work performance. In the original action the Plaintiff named eight causes of action for unspecified amounts. The Plaintiff subsequently filed an amended complaint reducing the causes of action to five and naming the Company only. The Company has denied all allegations.

           The Company has received a claim from two individuals that allege that the Company and a former Officer defrauded them when they purchased Company stock. They have demanded $160,000 to resolve all claims. Although a lawsuit has been threatened, one has not been filed. The Company will deny all allegations.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(5)     COMMITMENTS AND CONTINGENCIES (Continued)

        c) Employment Agreements

           The Company has entered into agreements with certain of its officers. The agreements provide for a minimum annual salary and options to purchase stock of the Company.

        d) Purchase Obligations

           In order to assure its supply of satellite transmission time when needed, the Company has entered into Transponder Lease Agreements with suppliers with available transponder capacity. The agreements expire at various dates through November, 2002. The Company may terminate the agreements only if there is a period of interruption of service greater than 14 days or in the event the satellite the agreement pertains to is taken out of service. The Company is required to make minimum monthly payments as follows, whether or not it makes use of the time under the agreements:

               Years ending December 31,  2000                       $   753,960
                                          2001                           753,960
                                          2002                            72,000
                                                                     -----------

                                                                     $ 1,579,920
                                                                     ===========

           In addition, at the Company's option, for additional monthly fees, the Company may upgrade service if additional capacity is needed. The Company is responsible for the payment of all taxes, duties, user fees, and privilege or excise taxes pertaining to the use of the suppliers' equipment. Fees paid under these agreements totaled $601,960, $37,230, and $0 for the years ended December 31, 1999, 1998, and 1997, respectively.

(6)     NOTE PAYABLE - RELATED PARTY

        Note payable - Vantage Capital, Inc., due on demand, with interest at the Applicable Federal Rates, unsecured.  Michael Palmer, CEO of eSat,
         Inc., is the 100% shareholder of Vantage Capital, Inc.  AFR at December
         31, 1999 was 5.59%.                                                          $ 90,250
                                                                                      ========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)




(7)     STOCK PURCHASE AGREEMENT

        During the one year period beginning December 29, 1999, the purchasers of the outstanding Class C Preferred Stock committed to purchase up to $20,000,000 of Common Stock at a price equal to 90% of the average of the five lowest closing bid prices for the 10 days prior to each notice of sale. The agreement requires sales in certain minimum amounts and requires warrants of 15% with an exercise price of 125% of the purchase price. The Company must register the shares delivered under this agreement and the registration must be effective. As of the report date the shares were not registered.

(8)     STOCKHOLDERS' EQUITY

        a) Common Stock and Warrants

           At December 31, 1999, the Company has 50 million shares authorized and 18,345,214 issued and outstanding. In addition, the Company had outstanding at December 31, 1999, 5,039,163 warrants convertible into common shares at various prices ranging from $0.72 to $14.70, with expiration dates through December, 2004.

           A summary of the warrants outstanding at December 31, 1999 is as follows:

                                                     WEIGHTED AVERAGE
                                                         REMAINING          WEIGHTED AVERAGE
         EXERCISE PRICE RANGE         NUMBER         CONTRACTUAL LIFE       EXERCISE PRICE
         --------------------------------------------------------------------------------------
             $0.72 - $1.37            225,000            50 months              $ 0.86
             $2.40 - $3.14          3,009,286            49 months                2.94
             $4.25 - $6.25          1,038,877            58 months                5.02
             $8.50                    400,000            58 months                8.50
            $14.00 - $14.70           366,000            45 months              $14.13

        b) Common Stock Reserved


           At December 31, 1999, common stock was reserved for the following reasons:




                Exercise of common stock warrants              5,039,163
                Conversion of preferred stock                    847,037
                Common stock dividends on preferred stock          5,129
                Exercise of employee stock options             2,704,873
                                                               ---------

                                                               8,596,202
                                                               =========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(8)     STOCKHOLDERS' EQUITY (Continued)

        c) Preferred Stock

           Preferred stock consists of the following:

           Series A - $.01 par value, 2 million shares authorized, 1 million shares issued and outstanding, pays dividends quarterly in the form of common stock at an annual rate of 12%, cumulative and fully participating, convertible to common stock at a rate of one share of preferred stock for $2 of common stock, rounded to the nearest whole common share. The Company is required to maintain a reserve of common stock sufficient to effect conversion. Holders of Series A Preferred Stock are entitled to one vote per share. In addition, the Company must obtain the consent of the holders of not less than 50% of the shares of outstanding Series A preferred stock on matters involving declaration and payment of dividends on common stock, sale or issuance of capital stock of the Company or options to acquire capital stock of the Company other than Series A Preferred Stock, or changes in the general character of the Company's business. All outstanding shares of Series A preferred stock are held by Vantage Capital, Inc., a related party.

           Series C - $.001 par value, 50,000 shares authorized, issued and outstanding, pays dividends quarterly in the form of cash or common stock at an annual rate of 6 percent, cumulative and fully participating, redeemable and convertible to common stock. The number of common shares to be issued upon conversion is determined by multiplying the number of preferred shares to be converted by a fraction. The numerator of the fraction is the purchase price of the preferred shares. The denominator of the fraction is the conversion price, calculated as the lesser of 125 percent of the closing bid price of the common stock on the trading day immediately preceding the issue date, or 85 percent of the five day average quoted price for the five trading days immediately preceding the conversion notice date.

        d) Stock Option Agreements

           The Company has granted fixed employee stock-based compensation options and variable employee stock-based compensation options. The variable option agreements provide for exercise of options into a number of shares of Common Stock, which is dependent on the market value of the stock at the date of exercise. The fixed and variable option agreements typically have a maximum term of 5 years and are typically fully vested at the date of grant.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(8)     STOCKHOLDERS' EQUITY (Continued)

        d) Stock Option Agreements (Continued)

           The fair value of each option granted is estimated on the grant date using the Black-Scholes Model. The following assumptions were made in estimating fair value:


                                                    FIXED                 VARIABLE
                                                   OPTIONS                OPTIONS
                                                  ----------             -----------
               Dividend yield                        0.00%                 0.00%
               Risk-free interest rate               6.55%                 6.55%
               Expected life                         2.50 years            2.50 years
               Expected volatility                  62.32%                62.32%


           Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, net income and earnings per share would have been reduced as follows:

         Net income:
                As reported                     $   73,199,403
                                                ==============

                Pro forma                       $  (11,953,659)
                                                ==============

         Basic earnings per share:
                As reported                     $         4.02
                                                ==============

                Pro forma                       $        (0.66)
                                                ==============

         Diluted earnings per share:

                As reported, as restated        $         3.08
                                                ==============

                Pro forma                       $        (0.56)
                                                ==============

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(8)     STOCKHOLDERS' EQUITY (Continued)

        d) Stock Option Agreements (Continued)

           The following is a schedule of the weighted average exercise price and weighted average fair value in accordance with SFAS 123:

                                                             WEIGHTED              WEIGHTED
                                                              AVERAGE               AVERAGE
                                                          EXERCISE PRICE           FAIR VALUE
                                                          --------------           ----------
               Exercise price:
                      Equals market price                      $10.25                 $0.60
                      Exceeds market price                      $3.26                 $1.25
                      Less than market price                    $6.23                 $1.03

           The Company applies APB Opinion 25 in accounting for its fixed and variable stock compensation plans. Compensation cost charged to operations in 1999 was $2,522,340 and $(84,467,452) for the fixed and variable plans, respectively. Compensation cost charged to operations in 1998 was $0 and $90,754,014 for the fixed and variable plans, respectively.

           Following is a summary of the status of the variable plan during 1999:

                                                              NUMBER OF         WEIGHTED AVG.
                                                               SHARES           EXERCISE PRICE
                                                              ---------        ---------------
         Outstanding at January 1, 1999                       6,752,236             $1.98

         Granted                                                     --                --
         Exercised                                             (598,941)             0.95
         Forfeited                                           (4,564,422)             1.92
                                                             ----------

         Outstanding at December 31, 1999                     1,588,873              2.56
                                                             ==========

         Options exercisable at December 31, 1999             1,588,873              2.56
                                                             ==========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(8)     STOCKHOLDERS' EQUITY (Continued)

        d) Stock Option Plan (Continued)

           Following is a summary of the status of the variable plan during 1998:

                                                              NUMBER OF       WEIGHTED AVG.
                                                               SHARES        EXERCISE PRICE
                                                             ----------      ---------------
         Outstanding at January 1, 1998                             --           $  --

         Granted                                             6,752,236            1.98
         Exercised                                                  --              --
         Forfeited                                                  --              --
                                                             ---------

         Outstanding at December 31, 1998                    6,752,236            1.98
                                                             =========

         Options exercisable at December 31, 1998            6,752,236            1.98
                                                             =========

           Following is a summary of the status of the fixed plan during 1999:


                                                             NUMBER OF        WEIGHTED AVG.
                                                              SHARES          EXERCISE PRICE
                                                             ---------       ---------------
         Outstanding at January 1, 1999                             --            $ --

         Granted                                             1,366,000            7.32
         Exercised                                                  --              --
         Forfeited                                                  --              --
                                                             ---------

         Outstanding at December 31, 1999                    1,366,000            7.32
                                                             =========

         Options exercisable at December 31, 1999            1,116,000            8.15
                                                             =========

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(8)     STOCKHOLDERS' EQUITY (Continued)

        d) Stock Option Plan (Continued)

           Following is a summary of the status of variable options outstanding at December 31, 1999:

                                                     WEIGHTED AVERAGE
                                                         REMAINING          WEIGHTED AVERAGE
          EXERCISE PRICE RANGE         NUMBER         CONTRACTUAL LIFE       EXERCISE PRICE
         -----------------------------------------------------------------------------------
                 $0.72                 580,873           45 months               $0.72
                 $3.00                 908,000           45 months               $3.00
                 $9.25                 100,000           48 months               $9.25


           Following is a summary of the status of fixed options outstanding at December 31, 1999:


                                                      WEIGHTED AVERAGE
                                                          REMAINING          WEIGHTED AVERAGE
         EXERCISE PRICE RANGE              NUMBER      CONTRACTUAL LIFE       EXERCISE PRICE
         -----------------------------------------------------------------------------------
             $3.00 - $3.50                335,000        60 months              $3.00
                 $4.00                    460,000        55 months              $4.00
                 $5.50                     60,000        58 months              $5.50
                $10.25                     11,000        54 months              $10.25
                $13.13                    500,000        53 months              $13.13


        e) Common Stock Issuance Settlement

           During the years ended December 31, 1998 and 1999, Corporate Financial Enterprises (CFE) was engaged to complete a private placement of approximately 2 million shares. This private placement was to yield proceeds of $1.5 million to the Company. A former officer of the Company authorized the issuance of over 3.3 million shares under this agreement. The Company received $1.5 million, but received no consideration for the excess shares issued.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(8)     STOCKHOLDERS' EQUITY (Continued)

        e) Common Stock Issuance Settlement (Continued)

           In settlement of the discrepancy, the Company entered into a Stock Reconciliation Settlement Agreement with CFE effective December 31, 1999. Under the terms of the agreement the Company received $558,310 in cash as settlement for the unpaid stock, net of unpaid fees owed CFE. The CFE agreement for future fees will be canceled. Also, the Company will keep a $1 million deposit made by CFE in anticipation of purchasing certain preferred shares. CFE waives all rights to receive any preferred shares. Additionally, approximately 1.8 million shares owned by the former officer were forfeited and canceled under a resignation agreement.

(9)     BUSINESS COMBINATION

        In October, 1998, the Company completed a reverse acquisition with U.S. Connect 1995, Inc. A total of 11,407,507 common shares were exchanged in a 1:1 ratio. The transaction was a merger of a private operating company into a non-operating public shell corporation with nominal assets.

(10)    RELATED PARTY TRANSACTIONS

        On September 17, 1999, the Company entered into a consulting agreement (the "Agreement") with Vantage Capital, Inc., which is wholly owned by Michael Palmer, Chief Executive Officer of eSat, Inc. The Agreement states that the duties of the consultant include: (1) identifying, analyzing, structuring, negotiating and financing business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company; (2) assist the Company in its corporate strategies; and (3) assist the Company in the implementation of its business plan, in each case as requested by the Company. The Agreement provides for compensation in the form of a monthly retainer of $5,000 in cash or stock, the issuance of 1.2 million in warrants exercisable at prices ranging from $4.25 to $8.50, a fee of 10% of the total aggregate consideration paid for any acquisition or sale by the Company of any business, corporation, or division, a fee equal to 10% of any private or public placement of debt or equity securities of the Company, and a share in any fees or commissions payable by third parties on any transaction contemplated by the Agreement. In accordance with this agreement, a $160,000 liability was accrued at December 31, 1999.

        During the year ended December 31, 1999, the Company paid $575,526 to Parks, Palmer, Turner and Yemenidjian, LLP, a public accounting firm in which Michael Palmer, the Company's current CEO, was previously the managing partner. The payments were compensation for the services of Michael Palmer and associates of the firm.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(11)    STATEMENTS OF CASH FLOWS

        The net changes in operating assets and liabilities shown on the statements of cash flows consist of the following:

                                                             RESTATED
                                               1999            1998            1997
         (Increase) Decrease:
            Accounts receivable, net        $  30,295       $ 208,022       $(241,405)
            Inventory, net                    154,071         (92,820)       (139,651)
            Other current assets             (443,813)             --              --
            Other assets                      (53,272)        (37,688)         52,500
         Increase (Decrease):
            Accounts payable                  385,639        (105,906)        127,989
            Accrued expenses                  (17,979)        (32,345)        138,146
            Unearned revenue                  (38,909)        117,070              --
            Other liabilities                 587,665        (153,447)        265,956
                                            ---------       ---------       ---------

                                            $ 603,697       $ (97,114)      $ 203,535
                                            =========       =========       =========

         Operating activities reflect:

            Interest paid                   $  25,730       $  11,371       $  19,145
                                            =========       =========       =========

            Income taxes paid               $     800       $     800       $     800
                                            =========       =========       =========

        Non-cash financing transactions consisted of subscription receivables for stock issuance in the amount of $1,558,510, $0, and $0, and financing of capitalized leases of $135,100, $0, and $0 at December 31, 1999, 1998, and 1997 respectively.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



(12)    SUBSEQUENT EVENTS

        On January 1, 2000, i-Xposure, a subsidiary of eSat, Inc., acquired the assets of Blackhawk Graphics in exchange for 200,000 i-Xposure shares. The assets consisted primarily of intellectual property rights and will be accounted for as a purchase by the subsidiary resulting in approximately $400,000 of goodwill which will be amortized over seven years. In addition, the owner of Blackhawk was hired under an employment agreement that provides for the issuance of 350,000 i-Xposure stock options after certain milestones are met.

        On March 16, 2000, the Company entered into an agreement with a third party investor to sell 6 million shares of common stock and 6 million warrants convertible into common stock within 3 years at $3.3125 per share for a total consideration of $12 million. The proceeds will be used to retire preferred stock and for acquisitions and general corporate purposes.

        On March 29, 2000, the Company notified the holder of Preferred Stock Series C of the intent to redeem all 50,000 outstanding shares for $5,311,824 plus accrued dividends of $60,822.

        The Company has signed a letter of intent to acquire InterWireless, Inc., a wireless Internet service provider, and PacificNet Technologies, Inc., an Internet service provider.

        On April 12, 2000 the Company rescinded its letter of intent to redeem all outstanding shares of Series C Preferred Stock. The Company issued Amended and Restated Certificate of Designations for the Series C Preferred Stock.

        On April 13, 2000 all of the outstanding shares of Series A 12% convertible preferred stock were converted into 550,000 shares of common stock. The conversion price was $2 per share.

        In April 2000 the Company agreed to accept 34,988 shares of Company stock held by a former employee in payment of his $250,000 employee note receivable. The value of the stock was $142,139 at that date.

        On April 13, 2000 the Company acquired InterWireless, Inc. in a business combination accounted for as a purchase. The purchase price of $4,045,662 exceeded the fair value of the net assets by $4,000,000, which will be amortized as goodwill using the straight-line method over 7 years. The results of operations of InterWireless, Inc. will be included with the results of the Company beginning April 13, 2000.

        On April 13, 2000 the Company acquired all of the outstanding common stock of PacificNet Technologies, Inc. in exchange for 2,750,000 shares of the Company's common stock, in a business combination accounted for as a pooling of interests. Historical financial information presented in future reports will be restated to include PacificNet Technologies, Inc.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



        Assuming these acquisitions had occurred on January 1, 1999 the Company's net sales, net income, basic and diluted earnings per share would have been $3,995,932, $72,726,506, $3.94 and $2.79 respectively for the year ended December 31, 1999.

        The note above regarding the acquisition of Blackhawk Graphics is incorrect. There were 100,000 shares of eSat, Inc. common stock issued as a signing bonus of an employment agreement. This was appropriately accounted for as compensation expense in 1999, the period in which the employment agreement was signed.

        In April 2000, the private placement agreement for the sale of $12,000,000 of common stock was cancelled.

        On April 13, 2000 the Company issued 75,000 shares of 6% Series D preferred stock. This stock has a par value of $0.001, is fully participating and convertible into shares of common stock. The proceeds were partially used to finance the acquisition of InterWireless, Inc.


(13)    PRIOR PERIOD ADJUSTMENT

        The accompanying financial statements for 1998 have been restated to correct an error in the application of APB 25, Accounting for Stock Issued to Employees, made in 1998. The effect of the restatement was to decrease net income for 1998 by $90,754,014 ($5.64 per share), net of income tax.

(14)    EXTRAORDINARY INCOME

        During the year ended December 31, 1998, the Company was released from a liability to a factoring company. In accordance with SFAS 4 the Company recorded extraordinary income in the amount of $242,990.

        The agreement with the factoring organization called for factor to purchase receivables at a price equal to 80% of the face value of acceptable accounts from the Company. The Company therefore would appropriately record the transaction as a sale of receivables with proceeds of the sale reduced by the fair value of the recourse obligation. Under the terms of the Agreement, factor earned a fee equal to 14% of the face amount of the accounts purchased and such fee shall be taken at the time of collection of an invoice. Factor shall reserve and hold 2.5% of the face value of purchased accounts for bad debts. Factor shall be entitled to immediate and full recourse against the Company to demand payment with respect to a purchase account in the event that the purchase account is not paid in full within 75 days. During the course of the relationship with the factor, the Company's largest client filed a Chapter 7 bankruptcy liquidation resulting in more than $100,000 in purchased accounts

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1999, 1998, AND 1997

                                  (CONTINUED)



        going unpaid. In accordance with the terms of the Agreement factor made demand upon the Company for immediate payment plus accrued unpaid fees and interest through the date of Company's payment.

        The Company was released from its liability to the factoring organization because during the year 1998 it was unable to make payment under the terms of the agreement, which had been entered into. Upon breach of the agreement, the liability was transferred to the individual who had provided a personal guarantee, Mr. David Coulter. This individual subsequently settled all outstanding obligations with the factoring organization through the transfer of 25,000 shares of restricted Rule 144 stock from his name into the name of the factoring organization and the payment of $89,000 out of his personal account.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF MARCH 31, 2000 AND 1999 (UNAUDITED)



(1)     BASIS OF PRESENTATION

        In the opinion of management, the accompanying unaudited consolidated financial statements of eSat, Inc. (the "Company") include all adjustments (consisting only of normal recurring adjustments) considered necessary to present fairly its financial position as of March 31, 2000 and 1999, and the results of operations, stockholders' equity and cash flows for the three months ended March 31, 2000 and 1999. The results of operations for the three months ended March 31, 2000 and 1999, are not necessarily indicative of the results to be expected for the full year or for any future period.

        The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation. The consolidated financial statements and notes included herein should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        a) Stock-Based Compensation

           The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized on fixed plans over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. For variable plans, APB 25 requires recognition of compensation cost over the vesting period based on the difference, if any, on the period-end date between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. Forfeitures of variable plan options result in a reversal of previously recognized compensation cost.


           Due to the large number of variable plan options granted by the Company in 1998 and the significant difference between the exercise price of those options and the fair value of the Company's stock at December 31, 1998, the Company recognized a substantial amount of non-cash compensation cost in 1998. Subsequently, a large number of forfeitures and the re-pricing to market of those options in 1999 caused a considerable reversal of the previously recognized non-cash compensation cost. The resulting net income for the year ended December 31, 1999, should not be construed as profitable operations during that year (See Note 3 for Going Concern disclosure).

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF MARCH 31, 2000 AND 1999 (UNAUDITED)



(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


        b) Net Earnings or Loss Per Share

           The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock:


                                                                   2000              1999
         Income available to common stockholders before
           adjustments                                        $    613,230       $11,644,189
         Adjustments                                               (11,667)               --
                                                              ------------       -----------

         Income available to common stockholders used in
           basic EPS                                          $    601,563       $11,644,189
                                                              ============       ===========

         Weighted average number of common
            shares used in basic EPS                            18,447,110        18,614,509
         Effect of dilutive securities:
                Stock options                                    1,317,855         5,713,264
                Warrants                                         2,008,281         1,542,000
                Convertible preferred stock Series A               550,000                --
                Convertible preferred stock Series C             2,000,000                --
                                                              ------------       -----------

         Weighted average number of common shares and
           dilutive potential common stock used in
           dilutive EPS                                         24,323,246        25,869,773
                                                              ============       ===========

           The following transactions occurred after March 31, 2000, which, had they taken place during the first quarter, would have changed the number of shares used in the computations of earnings per share: (1) options to purchase 2,419,712 common shares were issued to employees;
           (2) warrants to purchase 1,539,246 common shares were awarded to non-employees; and (3) on April 13, 2000 the Company issued 75,000 shares of Series D convertible preferred stock which is convertible into common stock at a conversion price equal to the lesser of 125% of the closing bid price of the common stock on the trading day immediately preceding the issue date or 85% of the 5-day average quoted price for the 5 trading days immediately preceding the conversion notice date; provided however that for a period ending 15 months from the issue date the conversion price shall not be less than $2.50 per share.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF MARCH 31, 2000 AND 1999 (UNAUDITED)




(3)     GOING CONCERN

        The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern; however, the Company has sustained substantial operating losses in recent years. In view of this matter, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

        Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. In April 2000, the Company sold $7,500,000 of Series D preferred stock to its existing Series C shareholder. A $12.5 million equity line of credit is available with this same shareholder. The Company feels that this and subsequent financing arrangements coupled with product and services market introductions will provide sufficient cash to meet its operating and business expansion requirements in 2000.

(4)     NOTE RECEIVABLE - EMPLOYEE

        Note receivable - employee consists of a $250,000 note receivable from an employee dated June 9, 2000, due in monthly payments of $1,580, including interest at 6.5%, secured by personal property of the employee, matures June 9, 2030. Subsequent to year-end the employee left the Company. The former employee will forfeit to the Company 34,988 shares of the Company's stock, in exchange for the Company's forgiveness of the debt. At March 31, 2000 a valuation allowance of $107,867 was placed on the note receivable.

(5)     SUBSEQUENT EVENTS

        On April 12, 2000 the Company rescinded its letter of intent to redeem all outstanding share of Series C Preferred Stock. The Company issued Amended and Restated Certificate of Designations for the Series C Convertible Preferred Stock.

        On April 13, 2000 all of the outstanding shares of Series A 12% convertible preferred stock were converted into 550,000 shares of common stock. The conversion price was $2 per share.

        In April 2000 the Company agreed to accept 34,988 shares of Company stock held by a former employee in payment of his $250,000 employee note receivable. The value of the stock was $142,139 at that date.

                           ESAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF MARCH 31, 2000 AND 1999 (UNAUDITED)



(5)     SUBSEQUENT EVENTS (CONTINUED)

        On April 13, 2000 the Company acquired InterWireless, Inc. in a business combination accounted for as a purchase. The purchase price of $4,045,662 exceeded the fair value of the net assets by $4,000,000, which will be amortized as goodwill using the straight-line method over 7 years. The results of operations of InterWireless, Inc. will be included with the results of the Company beginning April 13, 2000.

        On April 13, 2000 the Company acquired all of the outstanding common stock of PacificNet Technologies, Inc. in exchange for 2,750,000 shares of the Company's common stock, in a business combination accounted for as a pooling of interests. Historical financial information presented in future reports will be restated to include PacificNet Technologies, Inc.

        Assuming these acquisitions had occurred on January 1, 2000 the Company's net sales, net income, basic and diluted earnings per share would have been $1,605,967, $444,488, $0.02 and $0.02 respectively for the year ended December 31, 1999.

        After March 31, 2000 the private placement agreement for the sale of $12,000,000 of common stock was cancelled.

        On April 13, 2000 the Company issued 75,000 shares of 6% Series D preferred stock. This stock has a par value of $0.001, is fully participating and convertible into shares of common stock. The proceeds were partially used to finance the acquisition of InterWireless.

                                PACIFICNET, LLC

                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
                   TOGETHER WITH INDEPENDENT AUDITORS' REPORT
                         AND MARCH 31, 2000 (UNAUDITED)

                    [CARPENTER KUHEN & SPRAYBERRY LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT



To the Members
PacificNet, LLC
Universal City, California



We have audited the accompanying balance sheets of PacificNet, LLC, as of December 31, 1999 and 1998, and the related statements of operations and members' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PacificNet, LLC as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



CARPENTER, KUHEN & SPRAYBERRY

Bakersfield, California
April 24, 2000

                                 PACIFICNET, LLC

                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                         AND MARCH 31, 2000 (UNAUDITED)



                                     ASSETS

                                                           DECEMBER 31,
                                                      ----------------------     MARCH 31,
                                                        1999          1998         2000
                                                                                (UNAUDITED)
         CURRENT ASSETS:
           Cash                                       $ 43,367      $135,819      $     --
           Accounts receivable, net                    335,417        71,936       235,125
           Due from related party                       64,553        16,139        66,053
           Other current assets                          1,600         8,786         5,966
           Due from members                                 --         2,376            --
                                                      --------      --------      --------

                        Total current assets           444,937       235,056       307,144

         PROPERTY AND EQUIPMENT, NET                   406,133       460,582       483,872

         DEPOSITS                                       55,937        16,746        64,937
                                                      --------      --------      --------

                                                      $907,007      $712,384      $855,953
                                                      ========      ========      ========



    The accompanying notes are an integral part of the financial statements.

                        LIABILITIES AND MEMBERS' DEFICIT

                                                                                                                      MARCH 31,
                                                                                   DECEMBER 31,                         2000
                                                                            1999                  1998               (UNAUDITED)
         CURRENT LIABILITIES:
           Bank Overdraft                                                $      --             $      --             $   10,780
           Accounts payable                                                252,980               294,944                367,534
           Accrued expenses                                                 38,242                34,634                 25,455
           Other Current Liabilities                                            --                    --                 18,886
           Deferred revenue                                                 96,101                72,134                166,199
           Unearned revenue                                                228,571                    --                151,883
           Contracts payable                                                76,973                22,710                 58,058
           Current portion of obligations under capital lease               47,648                23,094                 44,751
           Current portion of long-term debt                               250,347                95,712                229,186
                                                                         ---------             ---------             ----------

                        Total current liabilities                          990,862               543,228              1,072,732
                                                                         ---------             ---------             ----------

         LONG-TERM LIABILITIES:
           Obligations under capital lease                                  70,979                18,160                 62,792
           Long-term debt                                                       --               250,348                     --
                                                                         ---------             ---------             ----------
                                                                            70,979               268,508                 62,792
                                                                         ---------             ---------             ----------
         COMMITMENTS AND CONTINGENCIES                                          --                    --                     --
                                                                         ---------             ---------             ----------
         MEMBERS' DEFICIT                                                 (154,834)              (99,352)              (279,571)
                                                                         ---------             ---------             ----------

                                                                         $ 907,007             $ 712,384             $  855,953
                                                                         =========             =========             ==========

                                 PACIFICNET, LLC

                  STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             AND THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



                                                                                                      THREE MONTHS ENDED
                                                                                                           MARCH 31,
                                                                        YEARS ENDED DECEMBER 31,             2000
                                                                         1999             1998           (UNAUDITED)
         SALES                                                       $ 3,244,764      $ 2,133,570         $ 965,106

         COST OF SALES                                                 2,371,923        1,970,520           757,587
                                                                     -----------      -----------         ---------

                        Gross margin                                     872,841          163,050           207,519

         GENERAL AND ADMINISTRATIVE EXPENSES                             598,112          328,573           250,193
                                                                     -----------      -----------         ---------

                        Income (loss) from operations                    274,729         (165,523)          (42,674)
                                                                     -----------      -----------         ---------

         OTHER INCOME (EXPENSE):
           Management fee income                                          18,000           15,000             4,500
           Interest income                                                    12               --                --
           Loss on sale of property and equipment                       (123,043)         (24,286)               --
           Interest expense                                              (42,462)         (15,638)          (10,336)
           Other income (expense)                                         (2,000)              --            24,081
                                                                     -----------      -----------         ---------

                                                                        (149,493)         (24,924)           18,245
                                                                     -----------      -----------         ---------

                        Income (loss) before income taxes                125,236         (190,447)          (24,429)

         PROVISION FOR INCOME TAXES                                        3,800            3,800                --
                                                                     -----------      -----------         ---------

                        Net income (loss)                                121,436         (194,247)          (24,429)

         MEMBERS' EQUITY, (DEFICIT) BEGINNING OF PERIOD                  (99,352)         173,395          (154,834)

                        Distributions                                   (176,918)         (78,500)         (100,308)
                                                                     -----------      -----------         ---------

         MEMBERS' DEFICIT, END OF PERIOD                             $  (154,834)     $   (99,352)        $(279,571)
                                                                     ===========      ===========         =========




    The accompanying notes are an integral part of the financial statements.

                                PACIFICNET, LLC

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
               THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



                                                                                                   THREE MONTHS ENDED
                                                                                 YEARS ENDED            MARCH 31,
                                                                                 DECEMBER 31,             2000
                                                                               1999         1998       (UNAUDITED)
         CASH FLOWS FROM OPERATING ACTIVITIES:
           Net income (loss)                                                 $ 121,436    $(194,247)   $ (24,429)
           Adjustments to reconcile net income (loss) to net
           cash provided by operating activities-
             Noncash items included in net income:
             Depreciation expense                                              109,385      129,761       31,725
             Loss on disposal of assets                                        123,043       24,286           --
             Loss on worthless stock                                             2,000           --           --
             Net change in operating assets and liabilities                    (83,304)     163,363      200,989
                                                                             ---------    ---------    ---------

                        Net cash provided by operating activities              272,560      123,163      208,285
                                                                             ---------    ---------    ---------

         CASH FLOWS FROM INVESTING ACTIVITIES:
           Increase in amount due from related party                           (48,414)     (18,113)      (1,500)
           Decrease (increase) in amount due from members                        2,376       (2,376)          --
           Payments for purchase of fixed assets                              (123,529)     (82,332)    (109,464)
           Proceeds from sale of fixed assets                                   56,700           --           --
           Purchase of stock                                                        --       (2,000)          --
                                                                             ---------    ---------    ---------

                        Net cash used in investing activities                 (112,867)    (104,821)    (110,964)
                                                                             ---------    ---------    ---------

         CASH FLOWS FROM FINANCING ACTIVITIES:
           Increase (decrease) in contracts payable                             54,263       22,710      (18,915)
           Payments of lease obligations                                       (33,777)     (12,044)     (11,084)
           Issuance of long-term debt                                               --      269,049           --
           Payments of long-term debt                                          (95,713)          --      (21,161)
           Member distributions                                               (176,918)     (78,500)    (100,308)
                                                                             ---------    ---------    ---------

                        Net cash (used in) provided by financing
                           activities                                         (252,145)     201,215     (151,468)
                                                                             ---------    ---------    ---------

         NET INCREASE (DECREASE) IN CASH                                       (92,452)     219,557      (54,147)

         CASH (OVERDRAFT), BEGINNING OF PERIOD                                 135,819      (83,738)      43,367
                                                                             ---------    ---------    ---------

         CASH (OVERDRAFT), END OF PERIOD                                     $  43,367    $ 135,819    $ (10,780)
                                                                             =========    =========    =========



    The accompanying notes are an integral part of the financial statements.

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies of PacificNet, LLC, is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles.

        PacificNet, LLC ("the Company"), was formed as a California limited liability company on May 3, 1995.

        a) Nature of Operations

           The Company's primary line of business is providing a wide range of services under the product name VISP or Virtual Internet Service Provider. The VISP product is geared to companies who currently or wish to offer ISP services without the burden of investing in and maintaining the "back office" portion of an ISP business. The VISP product is completely customized to meet the customers' branding requirements and is operated by the Company in its network operations center. Services include user signup, billing, authentication, email, news, technical support and access to more than 1,100 dialup locations throughout the world.

        b) Basis of Accounting

           The Company reports on the accrual basis for financial statement purposes and the cash basis for income tax purposes.

        c) Revenue Recognition

           Revenue from product sales is recognized as products are shipped. Revenue from services is recognized as the service is provided. Deferred revenue consists of prepaid internet access fees, prepaid VISP contract services and deferred start-up fees. Start-up fee revenue is amortized using the straight-line method over the estimated life of the contract. A related liability, deferred revenue, is recorded for the unearned portion of service revenue received. Deferred revenue was $96,101 and $72,134 at December 31, 1999 and 1998, respectively.

        d) Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

                                  (Continued)




(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        e) Concentrations of Credit Risk

           Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable and cash. Beginning in 1999 the Company has a VISP service contract with a nationwide Internet service provider to provide for its program participants dial-up authentication, Email and billing. The Company receives a fee per program participant per month on a prorated basis taking into account deactivations and cancellations of participants. The service contract has a three-year term ending March 31, 2002 with an automatic renewal clause and is to continue indefinitely until the agreement is terminated by either party. This major customer comprised 60% of accounts receivable at December 31, 1999. The revenue from this major customer comprised 30% of sales for the year ended December 31, 1999. For the year ended December 31, 1998 the Company had two major customers which each comprised 10% and 14% of accounts receivable, respectively. The Company generally requires no collateral from its customers.

           The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the years ended December 31, 1999 and 1998, the Company has maintained balances in excess of federally insured limits. The Company's uninsured balances totaled $0 and $35,819 at December 31, 1999 and 1998, respectively.

        f) Accounts Receivable

           The allowance for doubtful accounts is established through a provision for bad debt charged to expense. Receivables are charged off against the allowance when management believes that the collectibility of the account is unlikely. Recoveries of amounts previously charged off are credited to revenues. At December 31, 1999 and 1998, the allowance for doubtful accounts was $127,434 and $45,882, respectively.

        g) Property, Equipment and Depreciation

           Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight-line method over the following estimated useful lives:

                                                                    ESTIMATED
                         ASSET CLASSIFICATION                      USEFUL LIFE
                  Computer equipment                                 5 Years
                  Office equipment and furniture                     7 Years
                  Accounting software                                3 Years

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

                                  (Continued)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        g) Property, Equipment and Depreciation (Continued)

           Expenditures for maintenance and repairs are charged to expense as incurred.

           Property and equipment consists of:

                                                                   1999                  1998
            Computer equipment                                  $ 355,934             $ 628,410
            Office equipment and furniture                         55,147                53,486
            Accounting software                                    14,030                    --
                                                                ---------             ---------
                                                                  425,111               681,896

            Less - Accumulated depreciation                      (152,875)             (267,262)
                                                                ---------             ---------
                                                                  272,236               414,634

            Leased property under capital lease, net              133,897                45,948
                                                                ---------             ---------

                                                                $ 406,133             $ 460,582
                                                                =========             =========

        h) Research and Development

           Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations for the years ended December 31, 1999 and 1998 were $0 and $2,580, respectively.

        i) Income Tax

           The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Members are taxed individually on their shares of the Company's earnings at the federal and state levels. The Company is subject to an annual California minimum franchise tax of $800 and the California Limited Liability Company Fee, which is based on annual gross sales. The Company's net income or loss is allocated among the members in accordance with the operating agreement of the Company.

        j) Advertising

           The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended December 31, 1999 and 1998 were $6,405 and $5,977, respectively.

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

                                  (Continued)



(2)     LEASED PROPERTY UNDER CAPITAL LEASE

        The Company leases computer equipment under capital leases. The economic substance of these lease agreements is that the Company is financing the acquisition of the leased assets through the leases and, accordingly, they are recorded in the Company's assets and liabilities. The following is an analysis of the leased property under capital leases:


                                                                   1999                 1998
         Computer equipment                                     $ 160,209             $ 49,058
         Less - Accumulated depreciation                          (26,312)              (3,110)
                                                                ---------             --------

                                                                $ 133,897             $ 45,948
                                                                =========             ========

         Net minimum lease payments                             $ 141,296             $ 48,195
         Less - Amount representing interest                      (22,669)              (6,941)
                                                                ---------             --------

         Present value of net minimum lease payments            $ 118,627             $ 41,254
                                                                =========             ========

        The following is a schedule by years of future minimum lease payments required under the leases:

               Years Ending December 31, 2000             $ 61,061
                                         2001               50,350
                                         2002               29,023
                                         2003                  862
                                                          --------

                                                          $141,296
                                                          ========

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

                                  (Continued)



(3)     LONG-TERM DEBT

        Long-term debt consists of the following:

                                                                      1999            1998
         Note payable to U.S. Bank, secured by
          accounts receivable, property and equipment,
          monthly principal and interest payments of
          $6,433, balloon payment of $229,186 due
          April 17, 2000, interest at U.S. Bank
          index rate plus 2%                                        $ 242,071       $ 291,950

         Note payable to U.S. Bank, secured by
          accounts receivable, property and equipment,
          monthly principal payments of $4,201,
          interest due monthly at the U.S. Bank
          index rate plus 1%, due February 1, 2000                      8,276          54,110
                                                                    ---------       ---------
                                                                      250,347         346,060

          Less current portion                                       (250,347)        (95,712)
                                                                    ---------       ---------

                                                                    $      --       $ 250,348
                                                                    =========       =========

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

                                  (Continued)



(4)     COMMITMENTS AND CONTINGENCIES

        Non-Cancelable Operating Leases

        Beginning in 1999 the Company leases its office facilities under a non-cancelable operating lease. The lease has a 65 month term, which expires September 1, 2004. At December 31, 1999, base rent under the lease was $26,313 per month. Base rent escalates each year. Rent expense for the year ended December 31, 1999 was $257,034. There is no renewal option on this lease.

        The Company leases computer equipment under non-cancelable operating leases. The lease terms range from 20 months to 60 months and expire from October 31, 2000 to May 31, 2004. At December 31, 1999 base rent under the lease agreements ranged from $400 to $3,643 per month. Rent expense for the years ended December 31, 1999 and 1998 was $196,336 and $255,020, respectively. Certain operating leases provide for renewal options for one year periods at their fair rental value at the time of renewal. In the normal course of business, operating leases are generally renewed or replaced by other leases.

        The Company leases office equipment under a non-cancelable operating lease. The lease has a 60 month term, which expires November 30, 2001. At December 31, 1999 base rent under the lease was $405.94 per month. Rent expense for the years ended December 31, 1999 and 1998 was $4,871. There is no renewal option on this lease.

        The following is a schedule by years of future minimum lease payments required under the leases:

               Years Ending December 31, 2000                 $  504,334
                                         2001                    475,931
                                         2002                    399,870
                                         2003                    363,985
                                         2004                    279,762
                                                              ----------

                                                              $2,023,882
                                                              ==========

(5)     RETIREMENT PLAN

        Effective January 31, 1998 the Company sponsors a 401(k) profit sharing plan that covers all employees who have attained the age of eighteen and have completed twelve months of service during the eligibility period. The Company has elected not to make contributions to the plan for the calendar years ended December 31, 1999 and 1998. Company contributions are vested according to a schedule. Employee contributions are fully vested.

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

                                  (Continued)



(6)     RELATED PARTY TRANSACTIONS

        Beginning in 1998, the Company receives management fee income of $1,500 per month from Interwireless, Inc., a related party. The Company is related to Interwireless, Inc. by common ownership and management. Under the terms of the management agreement the Company provides Interwireless, Inc. the use of its facilities, equipment and staff. Total fees received from Interwireless, Inc. for the years ended December 31, 1999 and 1998 were $18,000 and $15,000, respectively. The Company has an unsecured amount due from Interwireless, Inc. in the amount of $64,553 and $16,139 at December 31, 1999 and 1998, respectively. The Company has guaranteed several lease commitments of Interwireless, Inc. The amount guaranteed by the Company for the remaining terms of the leases is $74,013 at December 31, 1999.

(7)     STATEMENTS OF CASH FLOWS

        The net changes in operating assets and liabilities shown on the statements of cash flows consist of the following:

                                                1999              1998
         (Increase) Decrease:
            Accounts receivable, net          $(263,481)        $  (6,921)
            Other current assets                  5,186             3,539
            Deposits                            (39,191)           (2,058)
         Increase (Decrease):
            Accounts payable                    (41,964)          114,632
            Accrued expenses                      3,608            34,634
            Deferred revenue                     23,967            19,537
            Unearned revenue                    228,571                --
                                              ---------         ---------

                                              $ (83,304)        $ 163,363
                                              =========         =========

         Operating activities reflect:

            Interest paid                     $  42,462         $  15,638
                                              =========         =========

            Income taxes paid                 $   3,800         $   3,800
                                              =========         =========

        Non-cash financing transactions consisted of financing of capitalized leases of $111,150 and $49,058 at December 31, 1999 and 1998,
        respectively.

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

                                  (Continued)



(8)     SUBSEQUENT EVENTS

        In April 2000, prior to the merger described below, the Company incorporated. The name of the corporation is PacificNet Technologies, Inc. The members exchanged their interests for a proportionate share of PacificNet Technologies, Inc. common stock.

        On April 13, 2000 the Company was merged with and into a wholly-owned subsidiary of eSat, Inc. through the exchange of all the outstanding shares of the Company's common stock for 2,750,000 shares of common stock of eSat, Inc. pursuant to an agreement dated April 13, 2000.

        On February 1, 2000 and April 17, 2000 the notes payable to U.S. Bank, became due. As of April 24, 2000, the date of the Independent Auditors' Report, the Company was negotiating with U.S. Bank to refinance the remaining amount due of $229,186.

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies of PacificNet, LLC, is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles.

        PacificNet, LLC ("the Company"), was formed as a California limited liability company on May 3, 1995.

        a) Nature of Operations

           The Company's primary line of business is providing a wide range of services under the product name VISP or Virtual Internet Service Provider. The VISP product is geared to companies who currently or wish to offer ISP services without the burden of investing in and maintaining the "back office" portion of an ISP business. The VISP product is completely customized to meet the customers' branding requirements and is operated by PacificNet in its network operations center. Services include user signup, billing, authentication, email, news, technical support and access to more than 1,100 dialup locations throughout the world.

        b) Basis of Accounting

           The Company reports on the accrual basis for financial statement purposes and the cash basis for income tax purposes.

        c) Revenue Recognition

           Revenue from product sales is recognized as products are shipped. Revenue from services is recognized as the service is provided. Deferred revenue consists of prepaid internet access fees, prepaid VISP contract services and deferred start-up fees. Start-up fee revenue is amortized using the straight-line method over the estimated life of the contract. A related liability, deferred revenue, is recorded for the unearned portion of service revenue received. Deferred revenue was $166,199 at March 31, 2000.

        d) Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        e) Concentrations of Credit Risk

           Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable and cash. Beginning in 1999 the Company has a VISP service contract with a nationwide Internet service provider to provide for its program participants dial-up authentication, Email and billing. The Company receives a fee per program participant per month on a prorated basis taking into account deactivations and cancellations of participants. The service contract has a three-year term ending March 31, 2002 with an automatic renewal clause and is to continue indefinitely until the agreement is terminated by either party. This major customer comprised 42% of accounts receivable at March 31, 2000. The revenue from this major customer comprised 56% of sales for the three months ended March 31, 2000. The Company generally requires no collateral from its customers.

           The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the three months ended March 31, 2000, the Company has maintained balances in excess of federally insured limits.

        f) Accounts Receivable

           The allowance for doubtful accounts is established through a provision for bad debt charged to expense. Receivables are charged off against the allowance when management believes that the collectibility of the account is unlikely. Recoveries of amounts previously charged off are credited to revenues. At March 31, 2000, the allowance for doubtful accounts was $161,576.

        g) Property, Equipment and Depreciation

           Property and equipment are recorded at cost. Depreciation of property and equipment is provided using the straight-line method over the following estimated useful lives:

                                                                    ESTIMATED
                             ASSET CLASSIFICATION                  USEFUL LIFE
                  Computer equipment                                 5 Years
                  Office equipment and furniture                     7 Years
                  Accounting software                                3 Years
                  Other software                                     3 Years

                                 PACIFICNET, LLC

                          NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)




(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        g) Property, Equipment and Depreciation (Continued)

           Expenditures for maintenance and repairs are charged to expense as incurred.

           Property and equipment consists of:


                   Computer equipment                            $ 459,713
                   Office equipment and furniture                   57,090
                   Accounting software                              14,589
                   Other software                                    3,183
                                                                 ---------
                                                                   534,575

                   Less - Accumulated depreciation                (176,589)
                                                                 ---------
                                                                   357,986

                   Leased property under capital lease, net        125,886
                                                                 ---------

                                                                 $ 483,872
                                                                 =========

         h) Income Tax

           The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Members are taxed individually on their shares of the Company's earnings at the federal and state levels. The Company is subject to an annual California minimum franchise tax of $800 and the California Limited Liability Company Fee, which is based on annual gross sales. The Company's net income or loss is allocated among the members in accordance with the operating agreement of the Company.

        i) Advertising

           The Company expenses advertising costs as they are incurred. Advertising expenses for the three months ended March 31, 2000 were $4,119.

                                PACIFICNET, LLC

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)




(2)     LEASED PROPERTY UNDER CAPITAL LEASE

        The Company leases computer equipment under capital leases. The economic substance of these lease agreements is that the Company is financing the acquisition of the leased assets through the leases and, accordingly, they are recorded in the Company's assets and liabilities. The following is an analysis of the leased property under capital leases:

         Computer equipment                               $ 160,209
         Less - Accumulated depreciation                    (34,323)
                                                          ---------

                                                          $ 125,886
                                                          =========

         Net minimum lease payments                       $ 128,093
         Less - Amount representing interest                (20,550)
                                                          ---------

         Present value of net minimum lease payments      $ 107,543
                                                          =========

        The following is a schedule by years of future minimum lease payments required under the leases:

               Years Ending March 31, 2001                $  58,167
                                      2002                   46,922
                                      2003                   23,004
                                                           --------

                                                          $ 128,093
                                                          =========

(3)     LONG-TERM DEBT

        Note payable to U.S. Bank, secured by accounts receivable, property and equipment, monthly principal and interest payments of $6,433, balloon payment of $229,186 due April 17, 2000, interest at U.S.
         Bank index rate plus 2%.                                               $ 229,186

         Less current portion                                                    (229,186)
                                                                                ---------

                                                                                $      --
                                                                                ==========

                                PACIFICNET, LLC

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)



(4)     COMMITMENTS AND CONTINGENCIES


        Non-Cancelable Operating Leases

        Beginning in 1999 the Company leases its office facilities under a non-cancelable operating lease. The lease has a 65 month term, which expires September 1, 2004. At March 31, 2000, base rent under the lease was $26,313 per month. Base rent escalates each year. Rent expense for the three months ended March 31, 2000 was $95,749. There is no renewal option on this lease.

        The Company leases computer equipment under non-cancelable operating leases. The lease terms range from 20 months to 60 months and expire from October 31, 2000 to May 31, 2004. At March 31, 2000 base rent under the lease agreements ranged from $400 to $3,643 per month. Rent expense for the three months ended March 31, 2000 was $79,681. There are no renewal options for these leases.

        The Company leases office equipment under non-cancelable operating leases. The lease terms range from 60 months to 63 months and expire from November 31, 2001 to July 31, 2005. At March 31, 2000 base rent under the lease agreements ranged from $405 to $1,263 per month. Rent expense for the three months ended March 31, 2000 was $1,218. There are no renewal options for these leases.

        The Company leases transportation equipment under non-cancelable operating leases. The lease terms are 48 months and expire from February 28, 2004 to March 31, 2004. At March 31, 2000 base rent under the lease agreements ranged from $796 to $840 per month. Rent expense for the three months ended March 31, 2000 was $9,667. There are no renewal options for these leases.

        The following is a schedule by years of future minimum lease payments required under the leases:

               Years Ending March 31, 2001                           $   576,170
                                      2002                               551,285
                                      2003                               392,934
                                      2004                               365,145
                                      2005 and thereafter                182,626
                                                                     -----------

                                                                     $ 2,068,160
                                                                     ===========

                                PACIFICNET, LLC

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)



(5)     RETIREMENT PLAN

        Effective January 31, 1998 the Company sponsors a 401(k) profit sharing plan that covers all employees who have attained the age of eighteen and have completed twelve months of service during the eligibility period. The Company has elected not to make contributions to the plan for the calendar year ended December 31, 1999. Company contributions to the plan for the calendar year ending December 31, 2000 are discretionary and have not yet been determined. Company contributions are vested according to a schedule. Employee contributions are fully vested.

(6)     RELATED PARTY TRANSACTIONS

        Beginning in 1998, the Company receives management fee income of $1,500 per month from Interwireless, Inc., a related party. The Company is related to Interwireless, Inc. by common ownership and management. Under the terms of the management agreement the Company provides Interwireless, Inc. the use of its facilities, equipment and staff. Total fees received from Interwireless, Inc. for the three months ended March 31, 2000 was $4,500. The Company has an unsecured amount due from Interwireless, Inc. in the amount of $66,053 at March 31, 2000. The Company has guaranteed several lease commitments of Interwireless, Inc. The amount guaranteed by the Company for the remaining terms of the leases is $67,910.

(7)     STATEMENTS OF CASH FLOWS

        The net changes in operating assets and liabilities shown on the statements of cash flows consist of the following:

         (Increase) Decrease:
            Accounts receivable, net              $ 100,292
            Other current assets                     (4,366)
            Deposits                                 (9,000)
         Increase (Decrease):
            Accounts payable                        114,554
            Accrued expenses                        (12,787)
            Deferred revenue                         70,098
            Unearned revenue                        (76,688)
            Other current liabilities                18,886
                                                  ---------

                                                  $ 200,989
                                                  =========
         Operating activities reflect:
           Interest paid                          $  10,336
                                                  =========

                                PACIFICNET, LLC

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)



(8)     SUBSEQUENT EVENTS

        In April 2000, prior to the merger described below, the Company incorporated. The name of the corporation is PacificNet Technologies, Inc. The members exchanged their interests for a proportionate share of PacificNet Technologies, Inc. common stock.

        On April 13, 2000 the Company was merged with and into a wholly-owned subsidiary of eSat, Inc. through the exchange of all the outstanding shares of the Company's common stock for 2,750,000 shares of common stock of eSat, Inc. pursuant to an agreement dated April 13, 2000.

        On April 17, 2000 the Company's long-term debt, a note payable to U.S. Bank, became due. As of April 28, 2000, the Company was negotiating with U.S. Bank to refinance the remaining amount due of $229,186.

                              INTERWIRELESS, INC.

                              FINANCIAL STATEMENTS
            FOR THE PERIOD FROM MARCH 3, 1998 (DATE OF INCEPTION) TO
             DECEMBER 31, 1998 AND THE YEAR ENDED DECEMBER 31, 1999
                   TOGETHER WITH INDEPENDENT AUDITORS' REPORT

                    [CARPENTER KUHEN & SPRAYBERRY LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Interwireless, Inc.
Universal City, California


We have audited the accompanying balance sheets of Interwireless, Inc., (a California corporation) as of December 31, 1999 and 1998, and the related statements of operations and retained deficit, and cash flows for the period from March 3, 1998 (Date of Inception) to December 31, 1998 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interwireless, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the period from March 3 (Date of Inception) to December 31, 1998 and the year ended December 31, 1999, in conformity with generally accepted accounting principles.


CARPENTER, KUHEN & SPRAYBERRY
Bakersfield, California
April 24, 2000

                              INTERWIRELESS, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                         AND MARCH 31, 2000 (UNAUDITED)


                                     ASSETS

                                                      DECEMBER 31,          MARCH 31,
                                                   1999          1998         2000
                                                                           (UNAUDITED)
CURRENT ASSETS:
  Cash                                           $   4,510     $  5,749     $  5,502
  Accounts receivable, net                          20,615        7,178        9,623
  Inventory                                          3,490        8,786        4,859
  Deferred income taxes                              2,514           --        2,374
  Other current assets                                  --        1,169           --
                                                 ---------     --------     --------

               Total current assets                 31,129       22,882       22,358
                                                 ---------     --------     --------

PROPERTY AND EQUIPMENT, AT COST:
  Computer equipment                                92,715       65,759       97,325
  Less - Accumulated depreciation                  (22,781)      (6,626)     (27,640)
                                                 ---------     --------     --------

                                                    69,934       59,133       69,685
                                                 ---------     --------     --------

OTHER ASSETS:
  Deposits                                           3,589        2,000        3,589
  Other asset                                        1,866        2,456        1,719
                                                 ---------     --------     --------

                                                     5,455        4,456        5,308
                                                 ---------     --------     --------

                                                 $ 106,518     $ 86,471     $ 97,351
                                                 =========     ========     ========



    The accompanying notes are an integral part of the financial statements.

                      LIABILITIES AND STOCKHOLDERS' DEFICIT


                                                                                             MARCH 31,
                                                               DECEMBER 31,                    2000
                                                         1999                 1998          (UNAUDITED)
CURRENT LIABILITIES:
  Accounts payable                                    $  22,705             $ 16,207        $ 18,985
  Deferred revenue                                       18,267               22,977          13,253
  Due to shareholders                                    34,700               34,900          34,700
  Due to related party                                   64,595               16,139          66,235
  Other current liabilities                               1,058                7,693             278
  Income taxes payable                                       --                  800
                                                      ---------             --------        --------

               Total current liabilities                141,325               98,716         133,451
                                                      ---------             --------        --------

NON-CURRENT DEFERRED INCOME TAXES                         1,899                1,557           2,062
                                                      ---------             --------        --------

COMMITMENTS AND CONTINGENCIES                                --                   --              --
                                                      ---------             --------        --------

STOCKHOLDERS' DEFICIT:
  Common stock - no par value
    Authorized - 100,000 shares
    Issued and outstanding - 7,500 shares                 7,500                7,500           7,500
  Retained deficit                                      (44,206)             (21,302)        (45,662)
                                                      ---------             --------        --------

               Total stockholders' deficit              (36,706)             (13,802)        (38,162)
                                                      ---------             --------        --------

                                                      $ 106,518             $ 86,471        $ 97,351
                                                      =========             ========        ========

                               INTERWIRELESS, INC.

                  STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
            FOR THE PERIOD FROM MARCH 3, 1998 (DATE OF INCEPTION) TO
             DECEMBER 31, 1998 AND THE YEAR ENDED DECEMBER 31, 1999
              AND THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31,
                                               PERIODS ENDED DECEMBER 31,            2000
                                                  1999            1998           (UNAUDITED)
SALES                                          $ 327,528       $ 167,264          $ 77,551

COST OF SALES                                    307,955         152,983            58,610
                                               ---------       ---------          --------

               Gross margin                       19,573          14,281            18,941

GENERAL AND ADMINISTRATIVE EXPENSES               43,849          33,226            19,294
                                               ---------       ---------          --------

               Loss from operations              (24,276)        (18,945)             (353)
                                               ---------       ---------          --------

INCOME TAX PROVISION (BENEFIT):
  Current                                            800             800               800
  Deferred                                        (2,172)          1,557               303
                                               ---------       ---------          --------

                                                  (1,372)          2,357             1,103
                                               ---------       ---------          --------

               Net loss                          (22,904)        (21,302)           (1,456)

RETAINED DEFICIT, BEGINNING OF YEAR              (21,302)             --           (44,206)
                                               ---------       ---------          --------

RETAINED DEFICIT, END OF YEAR                  $ (44,206)      $ (21,302)         $(45,662)
                                               =========       =========          ========



    The accompanying notes are an integral part of the financial statements.

                               INTERWIRELESS, INC.

                            STATEMENTS OF CASH FLOWS
            FOR THE PERIOD FROM MARCH 3, 1998 (DATE OF INCEPTION) TO
             DECEMBER 31, 1998 AND THE YEAR ENDED DECEMBER 31, 1999
             AND THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)




                                                                                                               THREE MONTHS
                                                                                PERIODS ENDED                     ENDED
                                                                                 DECEMBER 31,                 MARCH 31, 2000
                                                                             1999              1998            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                 $(22,904)         $(21,302)           $(1,456)
  Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities-
    Noncash items included in net income:
    Depreciation expense                                                     16,155             6,626              4,860
    Deferred income tax provision                                            (2,172)            1,557                303
      Net change in operating assets and liabilities                        (13,618)           26,088                255
                                                                           --------          --------            -------

               Net cash provided by (used in) operating activities          (22,539)           12,969              3,962
                                                                           --------          --------            -------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                        (26,956)          (65,759)            (4,610)
                                                                           --------          --------            -------

               Net cash used in investing activities                        (26,956)          (65,759)            (4,610)
                                                                           --------          --------            -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in amount due to shareholders                            (200)            2,400                 --
  Increase in amount due to related party                                    48,456            16,139              1,640
  Proceeds from issuance of common stock                                         --            50,000                 --
  Redemption of common stock                                                     --           (10,000)                --
                                                                           --------          --------            -------

               Net cash provided by financing activities                     48,256            58,539              1,640
                                                                           --------          --------            -------

NET INCREASE (DECREASE) IN CASH                                              (1,239)            5,749                992

CASH, BEGINNING OF YEAR                                                       5,749                --              4,510
                                                                           --------          --------            -------

CASH, END OF YEAR                                                          $  4,510          $  5,749            $ 5,502
                                                                           ========          ========            =======



    The accompanying notes are an integral part of the financial statements.

                               INTERWIRELESS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies of Interwireless, Inc., is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles.

        Interwireless, Inc. ("the Company") was originally incorporated under the laws of the State of California on February 20, 1998 and began operations on March 3, 1998.

        a) Nature of Operations

           The Company's primary line of business is providing a wireless Internet service which enables Southern California businesses to access the Internet at speeds up to 155 Mbps, many times faster than typical ISDN connections and without phone company charges. Although the Company's wireless solutions services are currently local to the Southern California market, the Company plans to market its technology and knowledge base worldwide.

        b) Basis of Accounting

           The Company reports on the accrual basis of accounting for both financial and income tax purposes.

        c) Revenue Recognition

           Revenue from product sales is recognized as products are shipped. Revenue from services is recognized as the service is provided. Deferred revenue consists of deferred start-up fees. Start-up fee revenue is amortized using the straight-line method over the estimated life of the contract. A related liability, deferred revenue, is recorded for the unearned portion of service revenue received. The deferred revenue was $18,267 and $22,977 at December 31, 1999 and 1998, respectively.

        d) Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               INTERWIRELESS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

                                  (Continued)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        e) Concentrations of Credit Risk

           Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable. The Company had two major customers which comprised 15% and 18%, respectively, of accounts receivable at December 31, 1999. The Company had one major customer which comprised 45% of accounts receivable at December 31, 1998. The Company generally requires no collateral.

        f) Accounts Receivable

           The allowance for doubtful accounts is established through a provision for bad debt charged to expense. Receivables are charged off against the allowance when management believes that the collectibility of the account is unlikely. Recoveries of amounts previously charged off are credited to revenues. At December 31, 1999 and 1998, the allowance for doubtful accounts was $10,545 and $0, respectively.

        g) Inventory

           Inventory consists of antennas and related equipment and is stated at the lower of cost or market. Cost is determined using the specific identification method.

        h) Property, Equipment and Depreciation

           Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the following estimated useful life:

                                                               ESTIMATED
                        ASSET CLASSIFICATION                  USEFUL LIFE
                  Computer equipment                             5 Years

                               INTERWIRELESS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

                                  (Continued)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        i) Income Taxes

           Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company has a deferred tax asset due to net operating loss carryforwards for income tax purposes and from depreciable assets due to the use of different methods and lives and from different treatment of the allowance for doubtful accounts for financial statement and income tax purposes. The deferred tax asset is $2,514 and $0 and the deferred tax liability is $1,899 and $1,557 at December 31, 1999 and 1998, respectively. A valuation allowance reducing the deferred tax asset was determined not to be necessary. At December 31, 1999, the Company's available federal net operating loss carry forward totaled $24,654, and the California net operating loss carry forward totaled $23,854. The loss carry forwards will expire in the year 2019.

(2)     COMMITMENTS AND CONTINGENCIES

        (a)Non-Cancelable Operating Leases

           The Company leases certain premises and equipment under non-cancelable operating leases. The leases have terms ranging from three to five years, which expire at various dates through December 2004. The base rents are subject to escalation every year. The Company has the option to renew the leases for an additional period of five years. Rent expense under the leases for the years ended December 31, 1999 and 1998 were $40,411 and $10,494, respectively.

           The following is a schedule by years of future minimum lease payments required under the leases:


               Years Ending December 31, 2000                   $ 40,347
                                         2001                     39,418
                                         2002                     27,979
                                         2003                     13,400
                                         2004                      6,086
                                                                --------

                                                                $127,230
                                                                ========

                               INTERWIRELESS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

                                  (Continued)



(2)     COMMITMENTS AND CONTINGENCIES (Continued)

        (b)Purchase Obligations

           In order to assure its supply of broadband frequency when needed, the Company has entered into License Agreements with suppliers with available frequency capacity. The agreements expire at various dates through January 2004. The Company may terminate the agreements only in the event of damage or destruction to the tower space which renders it unusable or in-operable. The Company is required to make minimum monthly payments as follows, whether or not it makes use of the frequency under the agreements:

               Years Ending December 31, 2000                 $128,763
                                         2001                  133,913
                                         2002                  139,270
                                         2003                  102,352
                                         2004                      907
                                                              --------

                                                              $505,205
                                                              ========

        In addition, at the Company's option, for additional monthly fees, the Company may install, maintain, operate and repair an Internet provider system. Fees paid under the above license agreements totaled $117,486 and $18,953 for the years ended December 31, 1999 and 1998, respectively.

(3)     RELATED PARTY TRANSACTIONS

        The Company pays management fees of $1,500 per month to PacificNet, LLC, a related party. The Company is related to PacificNet, LLC by common ownership and management. Under the terms of the management agreement, PacificNet, LLC provides the Company with the use of its facilities, equipment and staff. Total fees paid to PacificNet, LLC for the years ended December 31, 1999 and 1998 were $18,000 and $15,000, respectively.

        The Company has an unsecured amount due to PacificNet, LLC, a related party, in the amount of $64,595 and $16,139 at December 31, 1999 and 1998, respectively.

        The Company has an unsecured amount due to Richard Elliot, a shareholder, in the amount of $21,575 at December 31, 1999 and 1998.

        The Company has an unsecured amount due to Dave Pennells, a shareholder, in the amount of $13,125 and $13,325 at December 31, 1999 and 1998, respectively.

                               INTERWIRELESS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

                                  (Continued)



(4)     STATEMENTS OF CASH FLOWS

        The net changes in operating assets and liabilities shown on the statements of cash flows consist of the following:

                                                 1999              1998
         (Increase) Decrease:
            Accounts receivable, net           $(13,437)         $ (7,178)
            Inventory                             5,296            (8,786)
            Other current assets                  1,169            (1,169)
            Deposits                             (1,589)           (2,000)
            Other asset                             590            (2,456)
         Increase (Decrease):
            Accounts payable                      6,498            16,207
            Deferred revenue                     (4,710)           22,977
            Other current liabilities            (6,635)            7,693
            Income taxes payable                   (800)              800
                                               --------          --------

                                               $(13,618)         $ 26,088
                                               ========          ========
         Operating activities reflect:

            Income taxes paid                  $  1,600          $     --
                                               ========          ========

        The Company had non-cash financing transactions relating to the conversion of equity to amounts due to the shareholders of $32,500 at December 31, 1998.

(5)     SUBSEQUENT EVENT

        On April 13, 2000 the Company was merged with and into a wholly-owned subsidiary of eSat, Inc., through the exchange of all the outstanding shares of the Company's common stock for $4 million, pursuant to an agreement dated April 13, 2000.

                              INTERWIRELESS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)


(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies of Interwireless, Inc., is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles.

        Interwireless, Inc. ("the Company") was originally incorporated under the laws of the State of California on February 20, 1998 and began operations on March 3, 1998.

        a) Nature of Operations

           The Company's primary line of business is providing a wireless Internet service which enables Southern California businesses to access the Internet at speeds up to 155 Mbps, many times faster than typical ISDN connections and without phone company charges. Although InterWireless's wireless solutions services are currently local to the Southern California market, the Company plans to market its technology and knowledge base worldwide.

        b) Basis of Accounting

           The Company reports on the accrual basis of accounting for both financial and income tax purposes.

        c) Revenue Recognition

           Revenue from product sales is recognized as products are shipped. Revenue from services is recognized as the service is provided. Deferred revenue consists of deferred start-up fees. Start-up fee revenue is amortized using the straight-line method over the estimated life of the contract. A related liability, deferred revenue, is recorded for the unearned portion of service revenue received. The deferred revenue at March 31, 2000 was $13,253.

        d) Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              INTERWIRELESS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        e) Concentrations of Credit Risk

           Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable. The Company had one major customer which comprised 33% of accounts receivable at March 31, 2000. The revenue from this major customer comprised 13% of sales for the three months ended March 31, 2000. The Company generally requires no collateral.

        f) Accounts Receivable

           The allowance for doubtful accounts is established through a provision for bad debt charged to expense. Receivables are charged off against the allowance when management believes that the collectibility of the account is unlikely. Recoveries of amounts previously charged off are credited to revenues. At March 31, 2000, the allowance for doubtful accounts was $9,957.

        g) Inventory

           Inventory consists of antennas and related equipment and is stated at the lower of cost or market. Cost is determined using the specific identification method.

        h) Property, Equipment and Depreciation

           Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the following estimated useful life:


                                                                ESTIMATED
                        ASSET CLASSIFICATION                   USEFUL LIFE
                  Computer equipment                             5 Years

                              INTERWIRELESS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        i) Income Taxes

           Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company has a deferred tax asset due to net operating loss carryforwards for income tax purposes and from depreciable assets due to the use of different methods and lives and from different treatment of the allowance for doubtful accounts for financial statement and income tax purposes. The deferred tax asset is $2,374 and the deferred tax liability is $2,062 at March 31, 2000. A valuation allowance reducing the deferred tax asset was determined not to be necessary. At March 31, 2000, the Company's available federal net operating loss carry forward totaled $24,654 and the California net operating loss carry forward totaled $23,854. The loss carry forwards will expire in the year 2019.

(2)     COMMITMENTS AND CONTINGENCIES

        (a)Non-Cancelable Operating Leases

           The Company leases certain premises and equipment under non-cancelable operating leases. The leases have terms ranging from three to five years, which expire at various dates through December 2004. The base rents are subject to escalation every year. The Company has the option to renew the leases for an additional period of five years. Rent expense under the leases for the three months ended March 31, 2000 was $10,139.

           The following is a schedule by years of future minimum lease payments required under the leases:

               Years Ending March 31,  2001               $ 40,452
                                       2002                 37,980
                                       2003                 24,463
                                       2004                  9,685
                                       2005                  4,565
                                                          --------

                                                          $117,145
                                                          ========

                              INTERWIRELESS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)





(2)     COMMITMENTS AND CONTINGENCIES (Continued)

        (b)Purchase Obligations

           In order to assure its supply of broadband frequency when needed, the Company has entered into License Agreements with suppliers with available frequency capacity. The agreements expire at various dates through January 2004. The Company may terminate the agreements only in the event of damage or destruction to the tower space which renders it unusable or in-operable. The Company is required to make minimum monthly payments as follows, whether or not it makes use of the frequency under the agreements:

               Years Ending March 31,  2001               $130,052
                                       2002                135,257
                                       2003                140,793
                                       2004                 67,651
                                                          --------

                                                          $473,753
                                                          ========

        In addition, at the Company's option, for additional monthly fees, the Company may install, maintain, operate and repair an Internet provider system. Fees paid under the above license agreements totaled $30,756 for the three months ended March 31, 2000.

(3)     RELATED PARTY TRANSACTIONS

        The Company pays management fees of $1,500 per month to PacificNet, LLC, a related party. The Company is related to PacificNet, LLC by common ownership and management. Under the terms of the management agreement, PacificNet, LLC provides the Company with the use of its facilities, equipment and staff. Total fees paid to PacificNet, LLC for the three months ended March 31, 2000 was $4,500.

        The Company has an unsecured amount due to PacificNet, LLC, a related party, in the amount of $66,235 at March 31, 2000.

        The Company has an unsecured amount due to Richard Elliot, a shareholder, in the amount of $21,575 at March 31, 2000.

        The Company has an unsecured amount due to Dave Pennells, a shareholder, in the amount of $13,125 at March 31, 2000.

                              INTERWIRELESS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)

                                  (Continued)



(4)     STATEMENTS OF CASH FLOWS

        The net changes in operating assets and liabilities shown on the statements of cash flows consist of the following:

         (Increase) Decrease:
            Accounts receivable, net                          $ 10,991
            Inventory                                           (1,369)
            Other asset                                            147
         Increase (Decrease):
            Accounts payable                                    (3,720)
            Deferred revenue                                    (5,014)
            Other current liabilities                             (780)
                                                              --------

                                                              $    255
                                                              ========

(5)     SUBSEQUENT EVENT

        On April 13, 2000 the Company was merged with and into a wholly-owned subsidiary of eSat, Inc. through the exchange of all the outstanding shares of the Company's common stock for $4 million, pursuant to an agreement dated April 13, 2000.

                           eSAT, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


On April 13, 2000, eSat, Inc. and subsidiaries (the "Company") acquired 100% of the stock of InterWireless, Inc. ("InterWireless") and PacificNet Technologies, Inc. ("PacificNet"). The acquisition of InterWireless was accounted for as a purchase, with assets acquired and liabilities assumed recorded at fair value. Operating results of InterWireless will be included in the Company's consolidated financial statements, effective April 13, 2000.

The acquisition of PacificNet occurred through a stock-for-stock exchange and was accounted for as a pooling-of-interests. The Company issued 2,750,000 shares of common stock in exchange for all of the outstanding common stock of PacificNet.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2000, the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2000, and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1999, are based upon the historical consolidated financial statements of the Company included elsewhere herein and the financial statements of InterWireless and PacificNet included elsewhere herein. The unaudited pro forma consolidated condensed statements of income have been prepared after giving effect to pro forma adjustments described in the notes thereto as if the acquisitions occurred on January 1 of the respective periods, and the unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisitions occurred on March 31, 2000.

The unaudited pro forma condensed consolidated statements of income and balance sheet do not purport to represent what the results of operations of the Company would actually have been if the events described in the notes thereto had in fact occurred at the beginning of such period, or to project the results of operations of the Company for any future date or period.

The unaudited pro forma condensed consolidated statements of income and balance sheet should be read in conjunction with the Company's financial statements, including the notes thereto, the financial statements of InterWireless, and the financial statements of PacificNet.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                        As of March 31, 2000 (Unaudited)



                                                                 HISTORICAL
                                              -----------------------------------------------
                                                 eSat, Inc.
                                                    and          InterWireless,     PacificNet        Pro Forma
                                                subsidiaries          Inc.       Technologies, Inc.  Adjustments       Pro Forma
CURRENT ASSETS:
      Cash and cash equivalents                  $1,053,742          $ 5,502         $      --       $ 2,985,000 (c)
                                                                                                         (66,667)(g)   $  3,977,577
      Accounts receivable, net                      540,064            9,623           235,125                              784,812
      Inventory                                     395,182            4,859                --                              400,041
      Other current assets                          396,082            2,374            72,019           (66,235)(f)        404,240
                                              ------------------------------------------------                         ------------

               Total current assets               2,385,070           22,358           307,144                            5,566,670
                                              ------------------------------------------------                         ------------

PROPERTY AND EQUIPMENT, NET                         879,035           69,685           483,872                            1,432,592
                                              ------------------------------------------------                         ------------

OTHER ASSETS:
      Goodwill                                           --               --                --         3,857,143 (b)      3,857,143
      Other assets                                  473,270            5,308            64,937                              543,515
                                              ------------------------------------------------                         ------------

                                                    473,270            5,308            64,937                            4,400,658
                                              ------------------------------------------------                         ------------

                                                 $3,737,375         $ 97,351         $ 855,953                         $ 11,399,920
                                              ================================================                         ============


CURRENT LIABILITIES:
      Accounts payable                           $1,050,977         $ 18,985         $ 367,534                         $  1,437,496
      Unearned revenue                               74,052               --           151,883                              225,935
      Current portion of long-term debt             135,357               --           229,186                              364,543
      Other current liabilities                     449,016              278           157,930                              607,224
      Deferred revenue                                   --           13,253           166,199                              179,452
      Note payable - stockholders                        --           34,700                --                               34,700
      Note payable - related party                       --           66,235                --           (66,235)(f)             --
                                              --------------------------------------------------                       ------------

               Total current liabilities          1,709,402          133,451         1,072,732                            2,849,350
                                              --------------------------------------------------                       ------------

LONG-TERM LIABILITIES                                62,976            2,062            62,792                              127,830
                                              --------------------------------------------------                       ------------

STOCKHOLDERS' EQUITY:
      Preferred stock                                10,500               --                --                75 (a)         10,575
      Common stock                                   18,472            7,500                --             2,750 (d)
                                                                                                              46 (g)         28,768
      Additional paid-in capital                 22,088,700               --                --         6,984,925 (a)
                                                                                                          79,380 (g)
                                                                                                          (2,750)(d)     29,150,255
      Retained deficit                          (20,298,024)         (45,662)         (279,571)         (142,857)(b)
                                                                                                        (146,093)(g)    (20,912,207)
                                              --------------------------------------------------                       ------------
                                                  1,819,648          (38,162)         (279,571)                           8,277,391
      Less:  Subscriptions receivable              (558,510)              --                --                             (558,510)
      Minority interest in equity
      of subsidiary                                 703,859               --                --                              703,859
                                              --------------------------------------------------                       ------------

               Total stockholders' equity         1,964,997          (38,162)         (279,571)                           8,422,740
                                              --------------------------------------------------                       ------------

                                                 $3,737,375         $ 97,351         $ 855,953                         $ 11,399,920
                                              ==================================================                       ============

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             For the Three Months Ended March 31, 2000 (Unaudited)



                                                                       HISTORICAL


                                            eSat, Inc. and                           PacificNet        Pro Forma
                                             subsidiaries    InterWireless, Inc.  Technologies, Inc.  Adjustments     Pro Forma
SALES                                         $  563,310         $ 77,551             $ 965,106                      $ 1,605,967

COST OF SALES                                    547,452           58,610               757,587                        1,363,649
                                            ---------------------------------------------------                      -----------

         Gross margin                             15,858           18,941               207,519                          242,318

GENERAL AND ADMINISTRATIVE EXPENSES            2,753,738           19,294               250,193        146,093(g)      3,169,318
                                            ---------------------------------------------------                      -----------

         Loss from operations                 (2,737,880)            (353)              (42,674)                      (2,927,000)
                                            ---------------------------------------------------                      -----------

OTHER INCOME
      Compensation adjustment recognized
       under APB 25                            3,315,787               --                    --                        3,315,787
      Amortization of intangibles                     --               --                    --       (142,857)(b)      (142,857)
      Other income                                35,323               --                18,245                           53,568
                                            ---------------------------------------------------                      -----------

                                               3,351,110               --                18,245                        3,226,498
                                            ---------------------------------------------------                      -----------

         Income (loss) before income taxes       613,230             (353)              (24,429)                         299,498

PROVISION FOR INCOME TAXES                            --            1,103                    --                            1,103
                                            ---------------------------------------------------                      -----------

         Net income (loss)                    $  613,230         $ (1,456)            $ (24,429)                     $   298,395
                                            ===================================================                      ===========


EARNINGS PER COMMON SHARE:

      Net income (loss)                       $     0.03                                                             $      0.01 (e)
                                            ============                                                             ===========

      Assuming dilution                       $     0.03                                                             $      0.01 (e)
                                            ============                                                             ===========

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                For the Year Ended December 31, 1999 (Unaudited)


                                                                      HISTORICAL
                                                                                      PacificNet
                                                  eSat, Inc.       InterWireless,    Technologies,    Pro Forma
                                               and subsidiaries         Inc.              Inc.        Adjustments     Pro Forma
SALES                                              $ 423,640         $ 327,528         $ 3,244,764                   $ 3,995,932

COST OF SALES                                      1,432,717           307,955           2,371,923                     4,112,595
                                               ---------------------------------------------------                   -----------

           Gross margin                           (1,009,077)           19,573             872,841                      (116,663)

GENERAL AND ADMINISTRATIVE EXPENSES                7,916,819            43,849             598,112     146,093 (g)     8,704,873
                                               ---------------------------------------------------                   -----------

           Loss from operations                   (8,925,896)          (24,276)            274,729                    (8,821,536)
                                               ---------------------------------------------------                   -----------

OTHER INCOME (EXPENSE)
      Compensation adjustment recognized
        under APB 25                              81,945,112                --                  --                    81,945,112
      Amortization of intangibles                         --                --                  --    (571,429)(b)      (571,429)
      Other income (expense)                         149,684                --              (2,000)                      147,684
      Management fee income                               --                --              18,000                        18,000
      Interest income                                 57,158                --                  12                        57,170
      Gain (loss) on sale of assets                      675                --            (123,043)                     (122,368)
      Interest expense                               (25,730)               --             (42,462)                      (68,192)
                                               ---------------------------------------------------                   -----------

                                                  82,126,899                --            (149,493)                   81,405,977
                                               ---------------------------------------------------                   -----------

           Income (loss) before income taxes      73,201,003           (24,276)            125,236                    72,584,441

PROVISION FOR INCOME TAXES                             1,600            (1,372)              3,800                         4,028
                                               ---------------------------------------------------                   -----------

           Net income (loss)                     $73,199,403         $ (22,904)          $ 121,436                   $72,580,413
                                               ===================================================                   ===========


EARNINGS PER COMMON SHARE:

      Net income                                 $     4.02                                                          $      3.46 (e)
                                                ===========                                                          ===========

      Assuming dilution                          $     3.08                                                          $      2.54 (e)
                                                ===========                                                          ===========

(1)  PRO FORMA ADJUSTMENTS

    (a) To record issuance of Series D Preferred Stock at $100 per share, 75,000 shares, less a fee of $515,000. The proceeds were used to purchase InterWireless.

    (b) To record goodwill of $4,000,000 from the purchase of InterWireless, which is calculated as the purchase price less the fair value of the net assets of InterWireless. The goodwill is recorded net of accumulated amortization of $142,857 for the three month period ended March 31, 2000. Goodwill is estimated to have a useful life of 7 years.

    (c) To record proceeds from sale of Series D Preferred Stock in excess of those used to purchase InterWireless.

    (d) To record issuance of 2,750,000 common shares at a par value of $.001 for the pooling with PacificNet.

    (e) Diluted earnings per share includes 2,011,047 shares from conversion of Series D Preferred Stock issued in connection with the purchase of InterWireless. The calculation is made pursuant to the Series D Preferred Stock Certificate of Designation, assuming conversion at January 1, 1999, in accordance with the "if converted" method. In addition, the weighted average shares used in the calculation of basic and diluted pro forma earnings per share includes 2,750,000 shares of the Company's common stock that were issued on April 13, 2000, in connection with the acquisition of PacificNet.
    (f) To eliminate intercompany accounts for consolidation purposes.

    (g) To record payment of finder's fee associated with the acquisitions of InterWireless and PacificNet. The total finder's fee, which consisted of $66,667 in cash and 45,833 shares of the Company's common stock, was allocated between expense and capital on a ratio pro rata to the purchase prices of the two acquisitions.